    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 2003

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                              COMCAST CORPORATION
                      (FORMERLY AT&T COMCAST CORPORATION)
             (Exact name of Registrant as specified in its charter)

                      SEE TABLE OF ADDITIONAL REGISTRANTS
                                  (next page)

                     PENNSYLVANIA                                            27-0000798
           (State of other jurisdiction of                                (I.R.S. Employer
            incorporation or organization)                              Identification No.)

                               1500 MARKET STREET
                     PHILADELPHIA, PENNSYLVANIA 19102-2148
                                 (215) 665-1700
   (Address, including zip code, and telephone number including area code, of
                   Registrant's principal executive offices)

                             ARTHUR R. BLOCK, ESQ.
                             SENIOR VICE PRESIDENT
                              COMCAST CORPORATION
                     PHILADELPHIA, PENNSYLVANIA 19102-2148
                                 (215) 665-1700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

                                BRUCE K. DALLAS
                             DAVIS POLK & WARDWELL
                              1600 EL CAMINO REAL
                          MENLO PARK, CALIFORNIA 94025
                                 (650) 752-2000
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ____________
                             ---------------------

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM
                   TITLE OF EACH CLASS OF                      AGGREGATE OFFERING           AMOUNT OF
                SECURITIES TO BE REGISTERED                         PRICE(2)           REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------
Guarantees of debt securities issued by Comcast MO of
  Delaware, Inc.(1).........................................     $1,872,128,250             $172,236
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

(1) This registration statement relates to Comcast Corporation ("Comcast"), and Comcast Cable Communications, Inc., Comcast Cable Communications Holdings, Inc., Comcast Cable Holdings, LLC and Comcast MO Group, Inc.'s (collectively, the "Cable Guarantors") offer to fully and unconditionally guarantee certain outstanding debt securities of Comcast's indirect subsidiary Comcast MO of Delaware, Inc. (formerly known as MediaOne of Delaware, Inc.) ("Continental") in return for the consent of the holders of the debt securities to an amendment of the indenture under which the debt securities were issued to conform the covenants to those in Comcast's publicly traded debt securities and allow, among other things, Continental to guarantee the outstanding debt securities of the Cable Guarantors.

(2) The registration fee in the amount of $172,236, of which $93,680 is paid herewith and the remaining $78,556 was paid in connection with our registration statement on Form S-4 (File No. 333-101264), is calculated based upon Rule 457(f) and is based on the average of the bid and ask prices in the over-the-counter market on January 24, 2003 for $1,700,000 in aggregate outstanding principal amount of the Continental debt securities which would be amended and receive the guarantees registered hereby, and has been estimated solely for the purposes of payment of the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             ADDITIONAL REGISTRANTS

                       COMCAST CABLE COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                              23-2175755
           (State of other jurisdiction of                                (I.R.S. Employer
            incorporation or organization)                              Identification No.)

                               1500 MARKET STREET
                     PHILADELPHIA, PENNSYLVANIA 19102-2148
                                 (215) 665-1700
   (Address, including zip code, and telephone number including area code, of
                   Registrant's principal executive offices)

                             ARTHUR R. BLOCK, ESQ.
                             SENIOR VICE PRESIDENT
                              COMCAST CORPORATION
                     PHILADELPHIA, PENNSYLVANIA 19102-2148
                                 (215) 665-1700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                  COMCAST CABLE COMMUNICATIONS HOLDINGS, INC.
                        (FORMERLY AT&T BROADBAND CORP.)
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                              04-3592397
           (State of other jurisdiction of                                (I.R.S. Employer
            incorporation or organization)                              Identification No.)

                               1500 MARKET STREET
                     PHILADELPHIA, PENNSYLVANIA 19102-2148
                                 (215) 665-1700
   (Address, including zip code, and telephone number including area code, of
                   Registrant's principal executive offices)

                             ARTHUR R. BLOCK, ESQ.
                             SENIOR VICE PRESIDENT
                              COMCAST CORPORATION
                     PHILADELPHIA, PENNSYLVANIA 19102-2148
                                 (215) 665-1700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                          COMCAST CABLE HOLDINGS, LLC
                         (FORMERLY AT&T BROADBAND, LLC)
             (Exact name of Registrant as specified in its charter)

                       DELAWARE                                              84-1260157
           (State of other jurisdiction of                                (I.R.S. Employer
            incorporation or organization)                              Identification No.)

                               1500 MARKET STREET
                     PHILADELPHIA, PENNSYLVANIA 19102-2148
                                 (215) 665-1700
   (Address, including zip code, and telephone number including area code, of registrant's principal executive offices)

                             ARTHUR R. BLOCK, ESQ.
                             SENIOR VICE PRESIDENT
                              COMCAST CORPORATION
                     PHILADELPHIA, PENNSYLVANIA 19102-2148
                                 (215) 665-1700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                             COMCAST MO GROUP, INC.
                        (FORMERLY MEDIAONE GROUP, INC.)
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                              84-0926774
           (State of other jurisdiction of                                (I.R.S. Employer
            incorporation or organization)                              Identification No.)

                               1500 MARKET STREET
                     PHILADELPHIA, PENNSYLVANIA 19102-2148
                                 (215) 665-1700
   (Address, including zip code, and telephone number including area code, of
                   Registrant's principal executive offices)

                             ARTHUR R. BLOCK, ESQ.
                             SENIOR VICE PRESIDENT
                              COMCAST CORPORATION
                     PHILADELPHIA, PENNSYLVANIA 19102-2148
                                 (215) 665-1700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

            PROSPECTUS SUBJECT TO COMPLETION ISSUED JANUARY 31, 2003

                              COMCAST CORPORATION
                               1500 MARKET STREET
                     PHILADELPHIA, PENNSYLVANIA 19102-2148
                                 (215) 665-1700

                             ---------------------

                  CONSENT SOLICITATION AND OFFER TO GUARANTEE

        8 7/8% SENIOR NOTES DUE SEPTEMBER 15, 2005 (CUSIP NO. 211177AJ9)
           8.30% SENIOR NOTES DUE MAY 15, 2006 (CUSIP NO. 211177AM2)
        9% SENIOR DEBENTURES DUE SEPTEMBER 1, 2008 (CUSIP NO. 211177AG5)
           9.5% SENIOR NOTES DUE AUGUST 1, 2013 (CUSIP NO. 211177AK6)

                                       OF

                          COMCAST MO OF DELAWARE, INC.
                 (FORMERLY KNOWN AS MEDIAONE OF DELAWARE, INC.)

     We and a number of our wholly-owned cable subsidiaries named in this prospectus are offering to fully and unconditionally guarantee the above notes of our indirect subsidiary Comcast MO of Delaware, Inc. (formerly known as MediaOne of Delaware, Inc.), referred to in this prospectus as "Continental," in return for your consent to an amendment to the terms of your notes described in this prospectus which would change the covenants and events of default as described in this prospectus in order to be consistent with those contained in our public debt securities and allow, among other things, Continental to cross-guarantee ours and the wholly-owned cable subsidiaries' outstanding debt securities. If we receive the requisite consents, then upon the issuance of the guarantees your notes will be pari passu with all of our and the wholly-owned cable subsidiaries' senior unsecured indebtedness, which totals approximately $25.5 billion at January 15, 2003.

     The guarantees will be provided only if consents to the amendment have been validly submitted and not withdrawn for more than 50% of the principal amount of each series of notes by the expiration date. The amendment will amend any series of notes so long as more than 50% by principal amount of that series consents, so the terms of your notes may be affected by the amendment even if you do not consent to the amendment.

     THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
          , 2003 UNLESS EXTENDED IN OUR DISCRETION. YOU MAY WITHDRAW ANY CONSENTS TENDERED UNTIL THE EXPIRATION OF THE CONSENT SOLICITATION. THE CONSENT SOLICITATION AND OFFER OF THE GUARANTEES IS DESCRIBED IN DETAIL IN THIS PROSPECTUS AND WE URGE YOU TO READ IT CAREFULLY, INCLUDING THE RISK FACTORS STARTING ON PAGE 7. OUR BOARD OF DIRECTORS IS NOT, NOR IS THE BOARD OF DIRECTORS OF CONTINENTAL OR ANY OTHER PERSON, MAKING ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER YOUR CONSENT TO THE AMENDMENT.

                             ---------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                                          , 2003

[Illustration:

The diagram is a simplified diagram of the corporate structure of Comcast Corporation and a list of the wholly owned cable subsidiaries that will guarantee the debt securities listed on the front of the prospectus, referred to in the prospectus as the "Continental Notes" of Comcast MO of Delaware, Inc., formerly known as MediaOne of Delaware, Inc., and referred to in this prospectus as "Continental," if the holders of a majority in principal amount of each series of the Continental Notes agree to the amendment to the debt securities described in the prospectus.

The diagram shows the wholly owned Comcast cable subsidiaries that would guarantee the debt in addition to Comcast, referred to in the prospectus as the "Cable Guarantors," if the debt securities consent to the amendment:

     - Comcast Cable Communications, Inc., the principal Comcast cable subsidiary prior to Comcast's acquisition of the AT&T Corp. broadband business, which would be a cable guarantor.

     - Comcast Cable Communications Holdings, Inc., the company holding the broadband business acquired from AT&T and which will be a cable guarantor, referred to as "Comcast Cable Communications Holdings."

      - Comcast Cable Holdings, LLC, formerly known as AT&T Broadband, LLC, which would be a cable guarantor.

      - Comcast MO Group, Inc., formerly known as MediaOne Group, Inc., which would be a cable guarantor and which is the indirect parent of Continental, referred to as "Comcast MO Group."

        - A subsidiary of Comcast MO Group named Comcast of Georgia, Inc., which is the parent of Continental and which would not be one of the cable guarantors.

         - Continental, the issuer of the Continental Notes which would be guaranteed by Comcast and the cable guarantors if Continental guarantees the Continental Notes.

      - Comcast ABB Overseas Holdings, Inc., which will not be one of the cable guarantors.

The diagram also shows that Comcast Holdings Corporation a subsidiary of Comcast and the parent of Comcast Cable Communications, Inc., will not be a cable guarantor, and that Comcast has other non-cable subsidiaries, and that the cable guarantors have various operating subsidiaries which will not guarantee the Continental Notes.

End of illustration.]

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Summary.....................................................    1
Risk Factors................................................    7
Special Note Regarding Forward-Looking Statements...........   15
Ratios of Earnings to Fixed Charges.........................   16
Unaudited Pro Forma Financial Statements of Comcast
  Corporation...............................................   18
Selected Financial Data of Comcast Holdings.................   29
Selected Financial Data of AT&T Broadband Group.............   31
Selected Financial Data of Comcast MO of Delaware, Inc......   32
Description of the Consent Solicitation and the Offer to
  Guarantee.................................................   33
Description of the Cable Guarantees and New Covenants.......   40
Description of the Continental Notes........................   46
Description of AT&T Broadband Acquisition...................   65
Legal Matters...............................................   73
Experts.....................................................   73
Available Information.......................................   74
Incorporation of Certain Documents by Reference.............   74

     You should rely only on information contained in this prospectus. No one is authorized to provide you with information that is different from that contained in this prospectus. We do not intend the contents of any websites referred to in this prospectus to be part of this prospectus.

     We are offering the guarantees and soliciting consents with respect to the notes described in this prospectus only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or any grant of the guarantees.

     In this prospectus, we refer to

     - Comcast Corporation (formerly known as AT&T Comcast Corporation) as "Comcast" or "we," "us," "our" or comparable terms;

     - Comcast MO of Delaware, Inc. (formerly known as MediaOne of Delaware, Inc.) as "Continental";

     - Comcast Holdings Corporation (formerly known as Comcast Corporation) as "Comcast Holdings";

     - Comcast Cable Communications, Inc. as "Comcast Cable";

     - Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.) as "Comcast Cable Communications Holdings";

     - Comcast Cable Holdings, LLC (formerly known as AT&T Broadband, LLC) as "Comcast Cable Holdings";

     - Comcast MO Group, Inc. (formerly known as MediaOne Group, Inc.) as "Comcast MO Group"; and

     - Comcast Cable, Comcast Cable Communications Holdings, Comcast Cable Holdings and Comcast MO Group collectively as the "Cable Guarantors."

                                    SUMMARY

THE CONSENT SOLICITATION AND OFFER TO GUARANTEE

     We and a number of our wholly-owned cable subsidiaries named in this prospectus, referred to in this prospectus as the "cable guarantors," are offering to fully and unconditionally guarantee the notes of our indirect subsidiary Comcast MO of Delaware, Inc. (formerly known as MediaOne of Delaware, Inc.), referred to in this prospectus as "Continental," in return for your consent to an amendment to the terms of your notes which would change the covenants and events of default as described in this prospectus to be consistent with those contained in our public debt securities and allow, among other things, Continental to cross-guarantee ours and the cable guarantors' outstanding debt securities. Upon the issuance of the guarantees your notes would be pari passu with all of our and the cable guarantors' senior and unsecured indebtedness, which totals approximately $25.5 billion at January 15, 2003.

     The guarantees will be provided only if consents to the amendment have been validly submitted and not withdrawn for more than 50% of the principal amount of each series of notes by the expiration date. The amendment will amend any series of notes so long as more than 50% by principal amount of that series consents and the guarantees are provided, so the terms of your notes may be affected by the amendment even if you do not consent to the amendment. See "Description of the Consent Solicitation and Offer to Guarantee" for a more complete description of the consent solicitation and the amendment for which consent is being sought.

     THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
MARCH   , 2003 UNLESS EXTENDED IN OUR DISCRETION. WE WILL ANNOUNCE ANY EXTENSION
OF THE CONSENT SOLICITATION BY MEANS OF A PRESS RELEASE NO LATER THAN 9:00 A.M., NEW YORK CITY TIME, THE NEXT BUSINESS DAY AFTER EXPIRATION OF THE CONSENT SOLICITATION.

     IN ORDER TO SUBMIT YOUR CONSENT, YOU MUST FILL OUT THE FORM OF CONSENT INCLUDED AT THE END OF THIS PROSPECTUS AND FAX OR MAIL A COPY TO THE CONSENT AGENT SO THAT IT IS RECEIVED AS SET FORTH BELOW PRIOR TO THE EXPIRATION OF THE CONSENT SOLICITATION:

                              THE BANK OF NEW YORK
                      CORPORATE TRUST REORGANIZATION UNIT
                             101 BARCLAY STREET, 7E
                            NEW YORK, NEW YORK 10286
                             ATTN: WILLIAM BUCKLEY
                           TOLL FREE: (800) 254-2826
                           TELEPHONE: (212) 815-5788
                           FACSIMILE: (212) 298-1915

     YOU MAY WITHDRAW ANY CONSENTS TENDERED UNTIL THE EXPIRATION OF THE CONSENT SOLICITATION.

     We reserve the right to determine whether to accept any of the consents we determine have not been validly tendered, and to amend, extend or otherwise interpret or modify the terms of this consent solicitation. We will comply with applicable laws that require us to extend the period during which consents may be tendered or withdrawn as a result of changes in the terms of or information relating to the consent solicitation. OUR BOARD OF DIRECTORS IS NOT, NOR IS THE BOARD OF DIRECTORS OF COMCAST, CONTINENTAL OR ANY OTHER PERSON, MAKING ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER YOUR CONSENT TO THE AMENDMENT.

COMCAST CORPORATION

     We were formed through the acquisition on November 18, 2002 by Comcast Holdings Corporation (formerly known as Comcast Corporation) of the broadband business of AT&T Corp. We believe that combining the strengths of these businesses will create the world's premier broadband company.

     We are principally involved in three lines of business through our wholly-owned subsidiaries:

     - Cable -- through the development, management and operation of broadband communications networks and regional sports programming networks,

     - Commerce -- through QVC, our electronic retailing subsidiary; and

     - Content -- through our consolidated subsidiaries, Comcast-Spectacor, E! Entertainment Television, The Golf Channel, Outdoor Life Network and G4 Media, and through our other programming investments.

     The transactions which created Comcast were consummated on November 18, 2002 in several steps. First, AT&T transferred to Comcast Cable Communications Holdings substantially all the assets, liabilities and businesses represented by AT&T Broadband Group, which was the integrated broadband business of AT&T. Second, AT&T spun off Comcast Cable Communications Holdings to its shareholders. Third, Comcast Holdings and Comcast Cable Communications Holdings each merged with a different, wholly-owned subsidiary of ours, and Comcast Holdings and AT&T shareholders received our shares.

     For a description of our business, financial condition, results of operations and other important information regarding us, see our and Comcast Holdings' filings with the SEC incorporated by reference in this prospectus. For a description of certain continuing obligations and risks related to the AT&T Broadband acquisition, see "Description of AT&T Broadband Acquisition," and "Risk Factors -- Risks Relating to the AT&T Broadband Acquisition," as well as our and Comcast Holdings' filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these and our other filings incorporated by reference in this prospectus, see "Available Information."

     We are a Pennsylvania corporation incorporated in 2001. Our principal executive office is located at 1500 Market Street, Philadelphia, Pennsylvania 19102-2148. Our telephone number is (215) 665-1700. The address of our web site is www.comcast.com.

CONTINENTAL AND THE CONTINENTAL NOTES

     Continental represents the former Continental Cablevision, Inc. cable business. Continental is an indirect wholly owned subsidiary of Comcast MO Group, Inc., one of the cable guarantors, which we refer to in this prospectus as "Comcast MO Group." Continental provides cable television, high-speed cable Internet services and communications services over its broadband networks nationwide. At or for the nine month period ended September 30, 2002, Continental and its subsidiaries:

     - owned and operated cable systems aggregating approximately 4.2 million analog video subscribers;

     - had approximately $2.3 billion in combined revenue;

     - had approximately $19.5 billion in net loss; and

     - had debt of approximately $1.9 billion.

Continental is a Delaware corporation incorporated in 1996. Its principal executive office, telephone number and web site address are the same as ours.

THE CONTINENTAL NOTES

     The consent solicitation relates to Continental's outstanding $1,700,000,000 in aggregate principal amount of debt securities comprised of its

     - $275 million in principal amount of 8 7/8% Senior Notes Due September 15, 2005 (CUSIP No. 211177AJ9), maturing on September 15, 2005, with interest payable semiannually on each March 15 and September 15 to holders of record on the preceding March 1 and September 1;

     - $600 million in principal amount of 8.30% Senior Notes Due May 15, 2006 (CUSIP No. 211177AM2) maturing on May 15, 2006, with interest payable semiannually on each May 15 and November 15 to holders of record on the preceding May 1 and November 1;

     - $300 million in principal amount of 9% Senior Debentures Due September 1, 2008 (CUSIP No. 211177AG5), maturing on September 1, 2008, with interest payable semiannually on each March 1 and September 1 to holders of record on the preceding February 15 and August 15; and

     - $525 million in principal amount of 9.5% Senior Notes Due August 1, 2013 (CUSIP No. 211177AK6), maturing on August 1, 2013, with interest payable semiannually on each February 1 and August 1 to holders of record on the preceding January 15 and July 15; and

        We refer in this prospectus to the above debt securities as the "Continental Notes." The Continental Notes

        - rank equally with all of Continental's other unsecured and unsubordinated debt;

        - are obligations only of Continental; and

        - are not subject to prepayment at the option of Continental prior to their maturity, other than the 8.30% Senior Notes Due May 5, 2013, which may be prepaid at the option of Continental after August 1, 2005.

     The Continental Notes contain covenants restricting the actions that Continental may take. See "Description of the Continental Notes" for a description of the terms of the Continental Notes, including the restrictive covenants and the events of default currently applicable to each series of the Continental Notes which would be changed by the amendment, and "The Amendment" below for a summary and "Description of the Consent Solicitation -- The Amendment" for a full description of the proposed changes to the Continental Notes.

THE CROSS GUARANTEES

     To simplify our capital structure and to insure that our traded debt securities and those of Comcast Cable, Comcast Cable Communications Holdings, Comcast Cable Holdings and Comcast MO Group will be treated equally, upon completion of the AT&T Broadband acquisition, we and Comcast Cable, Comcast Cable Communications Holdings, Comcast Cable Holdings and Comcast MO Group, which we refer to collectively in this prospectus as the "cable guarantors," each fully and unconditionally guaranteed each other's publicly traded debt securities. We refer to these existing guarantees in this prospectus as the "cross guarantees." Comcast Holdings did not become a guarantor, and its debt securities were not guaranteed by the cross guarantees, because we believe that future investors will be interested in "pure play" debt securities of our cable communications operations and not Comcast Holdings' commerce and content assets, such as QVC, E! Entertainment and Comcast Spectacor.

     Continental was one of AT&T's cable subsidiaries and was transferred to Comcast Cable Communications Holdings in the AT&T Broadband acquisition. Continental did not become a guarantor, and its debt securities were not guaranteed, because Continental's indentures contain covenants that effectively prohibit Continental from guaranteeing its affiliates' debt obligations.

THE CABLE GUARANTEES

     The guarantees offered by this prospectus would be full and unconditional guarantees of the obligations, including the payment of principal, premium, if any, and interest, on the Continental Notes by each of us, Comcast Cable, Comcast Cable Communications Holdings, Comcast Cable Holdings and Comcast MO Group. We refer to the guarantees offered by this prospectus as the "cable guarantees."

     The cable guarantees do not contain any restrictions on the ability of any cable guarantor to

     - pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that cable guarantor's capital stock; or

     - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of that cable guarantor.

     See "Description of the Cable Guarantees and New Covenants."

THE CONTINENTAL CROSS GUARANTEES

     If the amendment is approved, the Continental Notes would benefit from the cable guarantees and Continental will also fully and unconditionally guarantee the obligations, including the payment of principal, if any, and interest, on the publicly traded debt securities of ourselves and the cable guarantors, which we refer to in this prospectus as the "Continental cross-guarantees." The Continental cross guarantees would be on the same terms as the cable guarantees. We and the other cable guarantors will grant the cable guarantees with respect to the Continental Notes promptly after the effective date of the amendment.

     To accomplish the cross-guarantees, we may elect to defease Continental's $100 million in aggregate principal amount of 8.625% Senior Notes Due August 15, 2003 (CUSIP No. 211177AF7). See "Description of the Continental
Notes -- Defeasance."

THE AMENDMENT

     The amendment would amend the indentures governing the Continental Notes to conform the covenants and events of default in the indentures for the Continental Notes in order to conform them with those contained in our public debt securities. The changes to the covenants and events of default applicable to the Continental Notes will only take effect when the Continental Notes receive the cable guarantees. We refer in this prospectus to the covenants and events of default as amended which would apply to the Continental Notes if the amendment is approved when the cable guarantees are granted as the "new covenants."

     The new covenants would restrict or condition ours, the cable guarantors and Continental's ability to

     - grant liens to secure other indebtedness;

     - enter into sale-leaseback transactions; and

     - consolidate or merge Continental, or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of its property and assets.

     The amendment would also add as events of default under each indenture

     - default by any of us or any other cable guarantor in the observance or performance of any covenant under that indenture or notes outstanding under that indenture for more than 60 days after written notice thereof shall have been given to us or such other cable guarantor by the trustee, or to us or such other cable guarantor and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding under that indenture;

     - any cable guarantee is not (or is claimed by any cable guarantor not to be) in full force and effect; and

     - certain events involving bankruptcy, insolvency or reorganization of us or any other cable guarantor.

     A default under any of our or the cable guarantors' other indebtedness will not be a default under the indentures.

     In addition, the amendment would remove a default under, or the acceleration of the maturity of, other indebtedness of Continental as an event of default under the indentures.

     The amendment would remove covenants in the indentures which restrict or condition Continental's ability to

     - make specified restricted payments;

     - incur additional indebtedness;

     - invest in entities other than specified subsidiaries;

     - enter into transactions with Continental stockholders and affiliates;

     - grant liens to secure other indebtedness; and

     - consolidate or merge Continental, or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of its property and assets.

     The amendment would also require us to provide the trustee with copies of our annual reports and the information, documents and other reports we file pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 instead of providing financial statements for Continental, and provide that all the Continental Notes not held as physical certificates as of the date of the amendment generally can only be held in book-entry form through a depositary except in limited circumstances.

     See "Description of the Continental Notes" for more complete descriptions of the covenants and events of default that currently apply to the Continental Notes and "Description of the Cable Guarantees and New Covenants" for a more complete description of the effect of the amendment.

     The amendment would allow for the granting of the Continental cross-guarantees in return for the cable guarantees, notwithstanding any covenants in the Continental Notes which would otherwise prohibit or condition the granting of the Continental cross-guarantees.

U.S. FEDERAL INCOME TAX MATTERS

     The amendments to the indentures governing the Continental Notes, together with the provision of the cable guarantees and the grant by Continental of the Continental cross-guarantees, will not be a taxable event for holders of the Continental Notes. See "Material U.S. Federal Income Tax Consequences."

THE CABLE GUARANTORS

  COMCAST CABLE COMMUNICATIONS, INC.

     Comcast Cable is a Delaware corporation incorporated in 1981 and our indirect wholly-owned subsidiary. Comcast Cable has deployed digital cable applications and high-speed Internet access service to the vast majority of its cable communications systems to expand the products available on its broadband communications networks.

  COMCAST CABLE COMMUNICATIONS HOLDINGS, INC.

     Comcast Cable Communications Holdings is a Delaware corporation (formerly known as AT&T Broadband Corp.) incorporated in 2001 and our wholly-owned subsidiary. As part of the AT&T Broadband acquisition, AT&T transferred to Comcast Cable Communications Holdings substantially all of the assets, liabilities and businesses represented by AT&T Broadband Group, the integrated broadband business of AT&T.

  COMCAST CABLE HOLDINGS, LLC

     Comcast Cable Holdings is a Delaware limited liability company (formerly known as AT&T Broadband, LLC) formed in 1994. Comcast Cable Holdings is a wholly-owned subsidiary of Comcast Cable Communications Holdings.

  COMCAST MO GROUP, INC.

     Comcast MO Group is a Delaware corporation (formerly known as MediaOne Group, Inc.) incorporated in 1999. Comcast MO Group is a wholly-owned subsidiary of Comcast Cable Communications Holdings.

     Each cable guarantor's principal place of business is 1500 Market Street, Philadelphia, Pennsylvania 19102-2148.

                             THE INFORMATION AGENT

     We have engaged D.F. King & Co., Inc. as the information agent for the consent solicitation and offer to guarantee. Requests for additional copies of this prospectus or the letter of consent and for assistance in granting consent with respect to Continental Notes should be directed to the information agent below.

                             D.F. King & Co., Inc.
                           48 Wall Street, 22nd Floor
                            New York, New York 10005
                        Banks and Brokers Call Collect:
                                 (212) 269-5550
                           All Others Call Toll Free:
                                 (866) 868-2409

                               THE CONSENT AGENT

     We have engaged The Bank of New York as the Consent Agent for purposes of processing tenders and withdrawals of consents in the consent solicitation. The address and telephone number of the Consent Agent are as follows:

                              The Bank of New York
                      Corporate Trust Reorganization Unit
                             101 Barclay Street, 7E
                            New York, New York 10286
                             Attn: William Buckley
                           Toll Free: (800) 254-2826
                            Telephone: 212-815-5788
                           Facsimile: (212) 298-1915

                                  RISK FACTORS

RISKS RELATING TO THE CONSENT SOLICITATION AND OFFER TO GUARANTEE

     THE NEW COVENANTS WHICH WILL APPLY TO THE CONTINENTAL NOTES ONCE THE AMENDMENT OF THE COVENANTS IS EFFECTIVE IMPOSE FEWER RESTRICTIONS ON ITS CONDUCT THAN THE COVENANTS CURRENTLY IN THE CONTINENTAL NOTES.

     The new covenants would generally impose fewer restrictions on Continental's conduct than the covenants currently in the Continental Notes. The amendment of the covenants may allow Continental to take actions which would otherwise have been restricted or conditioned, including the incurrence of indebtedness or transactions with affiliates, and with which you may not agree. See "Description of the Cable Guarantees and New Covenants" and "Description of the Continental Notes" for more information about the differences between what actions are currently restricted by the covenants currently applicable to the Continental Notes and what actions would be restricted by the covenants as amended.

RISKS RELATING TO THE AT&T BROADBAND ACQUISITION

     WE MAY FAIL TO REALIZE THE ANTICIPATED BENEFITS OF THE AT&T BROADBAND ACQUISITION.

     The AT&T Broadband acquisition combined two companies that have previously operated separately. We expect to realize cost savings and other financial and operating benefits as a result of the AT&T Broadband acquisition. However, we cannot predict with certainty when these cost savings and benefits will occur, or the extent to which they actually will be achieved. There are a large number of systems that must be integrated, including management information, purchasing, accounting and finance, sales, billing, payroll and benefits, and regulatory compliance. The integration of Comcast Cable and Comcast Cable Communications Holdings will also require substantial attention from management. The diversion of management attention and any difficulties associated with integrating Comcast Cable and Comcast Cable Communications Holdings could have a material adverse effect on our operating results.

     WE WILL HAVE TO ABIDE BY RESTRICTIONS TO PRESERVE THE TAX TREATMENT OF THE AT&T BROADBAND ACQUISITION.

     Because of the limitations imposed by Section 355(e) of the Internal Revenue Code of 1986, as amended, referred to as the "Code" in this prospectus, and by contractual agreements with AT&T, our ability and the ability of Comcast Cable Communications Holdings to engage in specified acquisitions, redeem stock or issue equity securities will be limited until December 18, 2004. See "Description of AT&T Broadband Acquisition -- Separation and Distribution Agreement -- Post-Spin-Off Transactions." These restrictions may limit our ability to issue equity securities to satisfy our financing needs or to acquire businesses or assets.

     ATYPICAL GOVERNANCE ARRANGEMENTS MAY MAKE IT MORE DIFFICULT FOR OUR SHAREHOLDERS TO ACT.

     In connection with the AT&T Broadband acquisition, we implemented a number of governance arrangements that are atypical for a large, publicly held corporation. A number of these arrangements relate to the election of our Board. The term of our Board will not expire until our 2004 annual meeting of shareholders. Since our shareholders will not have the right to call special meetings of shareholders or act by written consent and our directors may be removed only for cause, our shareholders will not be able to replace our initial Board members prior to that meeting. After our 2004 annual meeting of shareholders, our directors will be elected annually. Even then, however, it will be difficult for one of our shareholders, other than BRCC Holdings LLC, to elect a slate of directors of its own choosing to our Board. Brian L. Roberts, our President and Chief Executive Officer, through his control of BRCC Holdings LLC, holds a 33 1/3% nondilutable voting interest in our stock. In addition, we adopted a shareholder rights plan upon completion of the AT&T Broadband acquisition that prevents any holder of our stock, other than any holder of our Class B common stock or any of such holder's affiliates, from acquiring our stock representing more than 10% of the voting power with respect to us without the approval of our Board.

     In addition to the governance arrangements relating to our Board, a number of governance arrangements will make it difficult to replace our senior management. Upon completion of the AT&T Broadband acquisition, C. Michael Armstrong, Chairman of the Board and CEO of AT&T, became our Chairman of the

Board and Brian L. Roberts, President of Comcast Holdings, became our CEO and President. After the 2005 annual meeting of our shareholders, Brian L. Roberts will also be our Chairman of the Board. Prior to the sixth anniversary of our 2004 annual meeting of shareholders, unless Brian L. Roberts ceases to be our Chairman of the Board or CEO prior to such time, our Chairman of the Board and CEO will be able to be removed only with the approval of at least 75% of our entire Board. This supermajority removal requirement makes it unlikely that C. Michael Armstrong or Brian L. Roberts will be removed from their management positions.

     OUR PRINCIPAL SHAREHOLDER HAS CONSIDERABLE INFLUENCE OVER OUR OPERATIONS.

     Brian L. Roberts has significant control over our operations through his control of BRCC Holdings LLC, which as a result of its ownership of outstanding shares of our Class B common stock holds a nondilutable 33 1/3% of the combined voting power of our stock and also has separate approval rights over certain material transactions involving us. In addition, Brian L. Roberts is our CEO and President and will, together with our Chairman of the Board, comprise the Office of the Chairman, our principal executive deliberative body.

     THE PERFORMANCE OF AT&T BROADBAND GROUP PRIOR TO THE AT&T BROADBAND SPIN-OFF MAY NOT BE REPRESENTATIVE OF THE RESULTS OF COMCAST CABLE COMMUNICATIONS HOLDINGS WITHOUT THE OTHER AT&T BUSINESSES AND THEREFORE IS NOT A RELIABLE INDICATOR OF ITS FUTURE RESULTS.

     AT&T Broadband Group was a fully integrated business unit of AT&T, and as a result the financial information of AT&T Broadband Group incorporated by reference in this prospectus was derived from the consolidated financial statements and accounting records of AT&T and reflects certain assumptions and allocations. The financial position, results of operations and cash flows of Comcast Cable Communications Holdings without the other AT&T businesses could differ from those that would have resulted had its business operated with the other AT&T businesses.

RISKS RELATING TO OUR BUSINESS

     OUR ACTUAL FINANCIAL POSITION AND RESULTS OF OPERATIONS MAY DIFFER SIGNIFICANTLY AND ADVERSELY FROM THE PRO FORMA AMOUNTS INCLUDED IN THIS PROSPECTUS.

     Our actual financial position and results of operations may differ, perhaps significantly and adversely, from the pro forma information included in this prospectus due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the date of the pro forma financial data and the date on which the AT&T Broadband acquisition was completed.

     In addition, in many cases each of Comcast Holdings and AT&T Broadband Group had long-term agreements, in some cases with the same counterparties, for the same services and products, such as programming, billing services and interactive programming guides. It is not clear, in the case of certain services and products, whether after completion of the AT&T Broadband acquisition each of the existing agreements continues to apply only to the operations to which they have historically applied or whether instead one of the two contracts will apply to the operations of both companies and the other contract will be terminated. Since these contracts often differ significantly in their terms, resolution of these contractual issues could cause our actual financial position and results of operations to differ significantly and adversely from those reflected in the pro forma financial information included in this prospectus.

     PROGRAMMING COSTS ARE INCREASING AND WE MAY NOT HAVE THE ABILITY TO PASS THESE INCREASES ON TO OUR CUSTOMERS, WHICH WOULD MATERIALLY ADVERSELY AFFECT OUR CASH FLOW AND OPERATING MARGINS.

     Programming costs are expected to be our largest single expense item in the foreseeable future. In recent years, the cable and satellite video industries have experienced a rapid increase in the cost of programming, particularly sports programming. This increase is expected to continue, and we may not be able to pass programming cost increases on to our customers. The inability to pass these programming cost increases on to our customers would have a material adverse impact on our cash flow and operating margins. In addition, as we upgrade the channel capacity of our systems and add programming to our basic, expanded basic and digital programming tiers, we may face increased programming costs, which, in conjunction with the additional market constraints on our ability to pass programming costs on to our customers, may reduce operating margins.

     We also expect to be subject to increasing financial and other demands by broadcasters to obtain the required consent for the transmission of broadcast programming to our subscribers. We cannot predict the financial impact of these negotiations or the effect on our subscribers should we be required to stop offering this programming.

     WE FACE A WIDE RANGE OF COMPETITION IN AREAS SERVED BY OUR CABLE SYSTEMS, WHICH COULD ADVERSELY AFFECT OUR FUTURE RESULTS OF OPERATIONS.

     Our cable communications systems compete with a number of different sources which provide news, information and entertainment programming to consumers. We compete directly with program distributors and other companies that use satellites, build competing cable systems in the same communities we serve or otherwise provide programming and other communications services to our subscribers and potential subscribers. In addition, federal law now allows local telephone companies to provide directly to subscribers a wide variety of services that are competitive with cable communications services. Some local telephone companies provide, or have announced plans to provide, video services within and outside their telephone service areas through a variety of methods, including broadband cable networks. Additionally, we will be subject to competition from telecommunications providers and Internet service providers, known as ISPs, in connection with offerings of new and advanced services, including telecommunications and Internet services. This competition may materially adversely affect our business and operations in the future. In addition, any increase in vacancy rates in multi-dwelling units has historically adversely impacted subscriber levels and is expected to do so in the future. Subscriber levels also have historically demonstrated seasonal fluctuations, particularly in markets that include major universities.

     WE HAVE SUBSTANTIAL CAPITAL REQUIREMENTS WHICH MAY REQUIRE US TO OBTAIN ADDITIONAL FINANCING THAT MAY BE DIFFICULT TO OBTAIN.

     We expect that for some period of time our capital expenditures will exceed, perhaps significantly, our net cash provided by operating activities. This may require us to obtain additional financing. We may not be able to obtain or to obtain on favorable terms the capital necessary to fund the substantial capital expenditures described below that are required by our strategy and business plan. A failure to obtain necessary capital or to obtain necessary capital on favorable terms could have a material adverse effect on us and result in the delay, change or abandonment of our development or expansion plans.

     Historically, AT&T Broadband Group's capital expenditures significantly exceeded its net cash provided by operations. For the year ended December 31, 2001 and the nine months ended September 30, 2002, AT&T Broadband Group's capital expenditures exceeded its net cash provided by operations by $3.5 billion and $1.5 billion, respectively. In addition, for the year ended December 31, 2001, Comcast Holdings' capital expenditures exceeded its net cash provided by operating activities by $952 million.

     We anticipate that we will upgrade a significant portion of our broadband systems over the coming years and make other capital investments, including with respect to our advanced services. In 2003, we anticipate that the combined Comcast Cable Communications Holdings and Comcast Cable cable systems will incur capital expenditures of approximately $4.2 billion to $4.5 billion. We are expected to incur substantial capital expenditures in the years subsequent to 2003. However, the actual amount of the funds required for capital expenditures cannot be determined with precision at this time. Capital is expected to be used to upgrade and rebuild network systems to expand bandwidth capacity and add two-way capability so that it may offer advanced services. In addition, capital expenditures are expected to be used to acquire equipment, such as set-top boxes, cable modems and telephone equipment, and to pay for installation costs for additional video and advanced services customers. There can be no assurance that these amounts will be sufficient to accomplish the planned system upgrades, equipment acquisitions and expansion.

     SOME OF OUR SUBSIDIARIES MAY BE SUBJECT TO LONG-TERM EXCLUSIVE AGREEMENTS THAT MAY LIMIT THEIR FUTURE OPERATING FLEXIBILITY AND MATERIALLY ADVERSELY AFFECT OUR FINANCIAL RESULTS.

     Some of the entities formerly attributed to AT&T Broadband Group which are now our subsidiaries may be subject to long-term agreements relating to significant aspects of their operations, including long-term agreements for video programming, audio programming, electronic program guides, billing and other services. For example, Comcast Cable Holdings (formerly known as AT&T Broadband, LLC), and AT&T Broadband Group's subsidiary, Satellite Services, Inc., had entered into to an affiliation term sheet with Starz Encore Group LLC, an affiliate of Liberty Media, which extended to 2022 and provided for fixed price payments, subject to adjustment for various factors including inflation, and purported to require Comcast Cable Communications Holdings to pay two-thirds of Starz Encore Group's programming costs above levels designated in the term sheet. Satellite Services, Inc. also had entered into a ten-year agreement with TV Guide in January 1999 for interactive program guide services, which designated TV Guide Interactive as the interactive programming guide for Comcast Cable Communications Holdings' systems. Furthermore, a subsidiary of Comcast Cable Communications Holdings had entered into an agreement that extended until December 31, 2013 under which it purchased certain billing services from CSG Systems, Inc. The price, terms and conditions of the Starz Encore term sheet, the TV Guide agreement and the CSG agreement may not reflect current market terms and if one or more of these arrangements were to continue to apply to Comcast Cable Communications Holdings after completion of the AT&T Broadband acquisition, they may materially adversely impact our financial performance.

     By letter dated May 29, 2001, AT&T Broadband Group disputed the enforceability of the excess programming pass-through provisions of the Starz Encore term sheet and questioned the validity of the term sheet as a whole. In July 2001, Starz Encore Group filed a lawsuit in Colorado state court seeking payment of alleged 2001 excess programming costs and a declaration that the term sheet is a binding and enforceable contract. Since the lawsuit was filed, there has been no significant activity in the case, except that AT&T Broadband Group and Starz Encore Group agreed in 2001 to settle Starz Encore Group's claim for the alleged 2001 excess programming costs. In December 2002, Starz Encore Group filed a motion for leave to amend its complaint (discussed below), and in January 2003, the parties participated in a court-ordered mediation session that failed to resolve the action. Activity in the lawsuit is expected to resume beginning January 31, 2003.

     On November 18, 2002, Comcast and Comcast Holdings filed suit against Starz Encore Group in the United States District Court for the Eastern District of Pennsylvania. Comcast and Comcast Holdings seek a declaratory judgment that, pursuant to their rights under a March 17, 1999 contract with a predecessor of Starz Encore Group, upon the completion of the AT&T Broadband acquisition that contract now provides the terms under which Starz Encore Group programming is acquired and transmitted by the Comcast Cable Communications Holdings' systems.

     In January 2003, Starz Encore Group filed a motion seeking dismissal of the Pennsylvania lawsuit in favor of the lawsuit already filed by Starz Encore Group against AT&T Broadband Group in Colorado. Comcast and Comcast Holdings intend to oppose the motion.

     In December 2002, Starz Encore Group filed a motion for leave to amend its complaint in its lawsuit against AT&T Broadband Group. The amended complaint seeks to assert new claims against AT&T Broadband Group and, in addition, would add Comcast and Comcast Holdings as defendants. The new claims in the amended complaint relate to the lawsuit filed by Comcast and Comcast Holdings against Starz Encore Group in Pennsylvania and the positions taken by AT&T Broadband Group, Comcast and Comcast Holdings with respect to the terms under which Starz Encore Group programming is acquired and transmitted by the Comcast Cable Communications Holdings' systems.

     On March 13, 2002, AT&T Broadband Group informed CSG Systems, Inc. that AT&T Broadband Group was considering the initiation of an arbitration against CSG relating to a Master Subscriber Management System Agreement that the two companies entered into in 1997. Pursuant to the Master Agreement, CSG provides billing support to AT&T Broadband Group. On May 10, 2002, AT&T Broadband Group filed a demand for arbitration against CSG before the American Arbitration Association. On May 31,

2002, CSG answered AT&T Broadband Group's arbitration demand and asserted various counterclaims. On June 21, 2002, CSG filed a lawsuit against Comcast Holdings in federal court located in Denver, Colorado asserting claims related to the Master Agreement and the pending arbitration. On November 4, 2002, CSG withdrew its complaint against Comcast Holdings without prejudice. On November 15, 2002, Comcast, Comcast Holdings, and Comcast Cable initiated a lawsuit against CSG in federal court located in Philadelphia, Pennsylvania. Comcast, Comcast Holdings and Comcast Cable assert that systems owned by Comcast Holdings are not required to use CSG as a billing service or customer care provider pursuant to the Master Agreement, and that systems owned by Comcast Cable Communications Holdings may be added to a billing service agreement between Comcast Cable and CSG. CSG has moved to dismiss or stay the complaint. In the event that either the arbitration or this litigation or the settlement thereof results in the termination of the Master Agreement, Comcast Cable Communications Holdings may incur significant costs in connection with its replacement of these customer care and billing services and may experience temporary disruptions to its operations.

     WE ARE SUBJECT TO REGULATION BY FEDERAL, STATE AND LOCAL GOVERNMENTS WHICH MAY IMPOSE COSTS AND RESTRICTIONS.

     The federal, state and local governments extensively regulate the cable communications industry. We expect that court actions and regulatory proceedings will refine the rights and obligations of various parties, including the government, under the Communications Act of 1934, as amended. The results of these judicial and administrative proceedings may materially affect our business operations. Local authorities grant us franchises that permit us to operate our cable systems. We will have to renew or renegotiate these franchises from time to time. Local franchising authorities often demand concessions or other commitments as a condition to renewal or transfer, which concessions or other commitments could be costly to obtain.

     WE WILL BE SUBJECT TO ADDITIONAL REGULATORY BURDENS IN CONNECTION WITH THE PROVISION OF TELECOMMUNICATIONS SERVICES, WHICH COULD CAUSE US TO INCUR ADDITIONAL COSTS.

     We will be subject to risks associated with the regulation of our telecommunications services by the Federal Communications Commission, or FCC, and state public utilities commissions, or PUCs. Telecommunications companies, including companies that have the ability to offer telephone services over the Internet, generally are subject to significant regulation. This regulation could materially adversely affect our business operations.

     WE MAY FACE INCREASED COMPETITION BECAUSE OF TECHNOLOGICAL ADVANCES AND NEW REGULATORY REQUIREMENTS, WHICH COULD ADVERSELY AFFECT OUR FUTURE RESULTS OF OPERATIONS.

     Numerous companies, including telephone companies, have introduced Digital Subscriber Line technology, known as DSL, which provides Internet access to subscribers at data transmission speeds greater than that of modems over conventional telephone lines. We expect other advances in communications technology, as well as changes in the marketplace, to occur in the future. Other new technologies and services may develop and may compete with services that cable communications systems offer. The success of these ongoing and future developments could have a negative impact on our business operations.

     In addition, over the past several years, a number of companies, including telephone companies and ISPs, have asked local, state, and federal governmental authorities to mandate that cable companies provide capacity on their broadband infrastructure so that these and others may deliver high speed cable Internet directly to customers over these cable facilities. Some cable operators have initiated litigation challenging municipal efforts to unilaterally impose so-called "open access" requirements. The few court decisions dealing with this issue have been inconsistent. In connection with their review of the AOL-Time Warner merger, the FCC and the Federal Trade Commission imposed "open access," technical performance, and other requirements related to the merged company's Internet and Instant Messaging platforms. No similar requirements resulted from the Justice Department and FCC's review of the AT&T Broadband acquisition. Although the FCC has issued a declaratory ruling that cable modem service, as it is currently offered, is properly classified as an interstate information service that is not subject to common carrier regulation, the FCC is still considering whether to impose "open access" requirements on these services, whether certain other regulatory requirements do or should apply to cable modem service, and whether and to what extent this service may be subject to local franchise authorities' regulatory requirements or fees. Some local franchise authorities have initiated litigation to collect fees they claim are owed on the basis of cable modem service revenues, and at least one franchise authority has sought to regulate the characteristics and quality of this service. The FCC has also initiated a proceeding to consider requests that it impose nondiscrimination obligations on cable operators to facilitate third-parties' provision of interactive television services.

     A number of cable operators have reached agreements to provide unaffiliated ISPs access to their cable systems in the absence of regulatory requirements. Comcast Holdings reached an "access" agreement with United Online and Comcast Cable Communications Holdings reached an "access" agreement with each of Earthlink, Internet Central, Connected Data Systems, Galaxy Internet Services and Connect Plus International. In connection with Comcast Holdings' and AT&T's agreement with AOL Time Warner providing for the restructuring of Time Warner Entertainment Company L.P., or TWE, Comcast Holdings and Comcast Cable Communications will enter into a three-year non-exclusive access agreement with AOL Time Warner. Under the terms of the exchange agreement that Comcast Holdings and AT&T have executed with Microsoft, now that the AT&T Broadband acquisition has been consummated, we will be required, with respect to each such agreement with another ISP, to offer Microsoft an access agreement on terms no less favorable than those provided to the other ISP with respect to the specific cable systems covered under the agreement with the other ISP. Notwithstanding the foregoing, there can be no assurance that regulatory authorities will not impose "open access" or similar requirements on us as part of an industry-wide requirement. Such requirements could have a negative impact on our business operations.

     WE, THROUGH COMCAST CABLE COMMUNICATIONS HOLDINGS, HAVE SUBSTANTIAL ECONOMIC INTERESTS IN JOINT VENTURES IN WHICH WE HAVE LIMITED MANAGEMENT RIGHTS.

     Comcast Cable Communications Holdings is a partner in several large joint ventures, such as TWE, Texas Cable Partners and Kansas City Cable Partners, in which it has a substantial economic interest but does not have substantial control with regard to management policies or the selection of management. These joint ventures may be managed in a manner contrary to our best interests, and the value of our investment in these joint ventures, through Comcast Cable Communications Holdings, may be affected by management policies that are determined without our input or over our objections. Comcast Cable Communications Holdings has cable partnerships with each of AOL Time Warner, Insight Communications, Adelphia Communications, Midcontinent and US Cable. Materially adverse financial or other developments with respect to a partner could adversely impact the applicable partnership.

     On June 25, 2002, three cable partnerships between subsidiaries of AT&T and subsidiaries of Adelphia Communications Corporation commenced bankruptcy proceedings by the filing of Chapter 11 petitions in the Bankruptcy Court for the Southern District of New York at about the same time that other Adelphia entities filed for bankruptcy. These partnerships are: Century-TCI California Communications, L.P. (in which Comcast Cable Communications Holdings holds a 25% interest through a wholly-owned subsidiary and which as of December 31, 2001 had an aggregate of approximately 775,000 subscribers in the greater Los Angeles, California area), Parnassos Communications, L.P. (in which Comcast Cable Communications Holdings holds a 33.33% interest through a wholly-owned subsidiary) and Western NY Cablevision, L.P. (in which Comcast Cable Communications Holdings holds a 33.33% interest through a wholly-owned subsidiary and which as of December 31, 2001 had, together with Parnassos Communications, L.P., an aggregate of approximately 470,000 subscribers in Buffalo, New York and the surrounding areas). We cannot predict what the outcome of these proceedings will be on any of the partnerships and the proceedings may have a material adverse impact on the partnerships. AT&T Broadband Group recorded an impairment charge through net losses related to equity investments of $143 million, net of taxes of $90 million, in connection with the bankruptcy proceedings of the Adelphia partnerships.

     WE, THROUGH COMCAST HOLDINGS AND COMCAST CABLE COMMUNICATIONS HOLDINGS, FACE RISKS ARISING FROM THEIR AND AT&T'S RELATIONSHIP WITH AT HOME CORPORATION.

     Through a subsidiary, AT&T owns approximately 23% of the outstanding common stock and 74% of the voting power of the outstanding common stock of At Home Corporation, which filed for bankruptcy protection on September 28, 2001. Until October 1, 2001, AT&T appointed a majority of At Home's directors and it now appoints none. Since September 28, 2001, some creditors of At Home have threatened to commence litigation against AT&T relating to the conduct of AT&T or its designees on the At Home Board in connection with At Home's declaration of bankruptcy and At Home's subsequent aborted efforts to dispose of some of its businesses or assets in a bankruptcy court-supervised auction, as well as in connection with other aspects of AT&T's relationship with At Home. On May 1, 2002, At Home filed a proposed plan of liquidation pursuant to Chapter 11 of the U.S. Bankruptcy Code, which, as modified on June 18, 2002, among other things, provides that all claims and causes of action of the bankrupt estate of At Home against AT&T and other shareholders will be transferred to a liquidating trust owned ratably by the bondholders of At Home and funded with at least $12 million, and as much as $17 million, to finance the litigation of those claims. The plan was approved by the bankruptcy court on August 15, 2002 and became effective on or about October 1, 2002. On November 7, 2002, a complaint was filed by the bondholders' liquidating trust against AT&T and certain of its senior officers in California state court alleging various breaches of fiduciary duties, misappropriation of trade secrets and other causes of action in connection with the transactions in March 2000 described below, and prior and subsequent alleged conduct on the part of the defendants. On January 10, 2003, the defendants moved to stay or dismiss the complaint on the ground that California is an inconvenient venue and that the action should have been brought in the Southern District of New York, where the prior filed shareholder suit described below is pending. Any liabilities resulting from this lawsuit would be shared equally between AT&T and Comcast Cable Communications Holdings.

     On November 15, 2002, the bondholders' liquidating trust filed a separate action against AT&T in the District Court for the Northern District of California, alleging that AT&T infringes an At Home patent by using its broadband distribution and high-speed Internet backbone networks and equipment. On January 8, 2003, AT&T moved to transfer this action to the Southern District of New York as being a more convenient venue. Due to the vague allegations in the complaint, it is not clear whether any liability resulting from this lawsuit would be shared between AT&T and Comcast Cable Communications Holdings and, if so, in what proportions.

     In addition, purported class action lawsuits have been filed in California state court on behalf of At Home shareholders against AT&T, At Home, Comcast Holdings and former directors of At Home. The lawsuits claim that the defendants breached fiduciary obligations of care, candor and loyalty in connection with a transaction announced in March 2000 in which, among other things, AT&T, Cox Communications Inc. and Comcast Holdings agreed to extend existing distribution agreements, the At Home Board was reorganized, and AT&T agreed to give Cox and Comcast Holdings rights to sell their At Home shares to AT&T. These actions have been consolidated by the court. At the request of At Home's bondholders, on September 10, 2002, the bankruptcy court ruled that the claims asserted in these actions belong to At Home's bankruptcy estate, not its shareholders, that the actions must be dismissed, and that the claims in the actions are to be prosecuted by the At Home bondholders' liquidating trust under the confirmed Chapter 11 plan. The plaintiffs have appealed this order, and the appeal is pending. The liability for these lawsuits would be shared equally between AT&T and Comcast Cable Communications Holdings.

     On September 23, 2002, the Official Committee of Unsecured Bondholders of At Home filed suit in the United States District Court for the District of Delaware against Comcast Holdings, Cox, Brian L. Roberts in his capacity as a director of At Home, and other corporate and individual defendants. The complaint seeks alleged "short-swing" profits under Section 16(b) of the Securities Exchange Act of 1934 in connection with At Home put options Comcast Holdings and Cox entered into with AT&T. The complaint alleges a total of at least $600 million in damages in the aggregate from Comcast Holdings and Cox in connection with this claim. The complaint also seeks damages in an unspecified amount for alleged breaches of fiduciary duty by the defendants in connection with transactions entered into among AT&T, At Home, Comcast Holdings and Cox. On November 12, 2002, the defendants moved to dismiss the complaint or, alternatively, to transfer the action to the Southern District of New York, on the grounds that Delaware is an improper and inconvenient venue. We believe this suit is without merit and intend to vigorously defend ourselves in the action.

     In March 2002, three purported class actions were filed in the United States District Court for the Southern District of New York against, among others, AT&T and certain of its senior officers alleging violations of the federal securities laws in connection with disclosures made by At Home in the period from March 28, 2000 through August 28, 2001. These actions have been consolidated. On November 8, 2002, a consolidated class action complaint was filed in this action. The consolidated class action complaint also names as defendants Comcast Cable Communications, Inc. and Brian L. Roberts, in his capacity as a director of At Home. In addition to any direct liability from the claims against Comcast Cable Communications, Inc., any liabilities resulting from the claims against AT&T in this lawsuit would be shared equally between AT&T and Comcast Cable Communications Holdings.

     OUR INDENTURES DO NOT RESTRICT OUR ABILITY TO INCUR ADDITIONAL INDEBTEDNESS, WHICH COULD MAKE OUR DEBT SECURITIES MORE RISKY IN THE FUTURE.

     As of September 30, 2002, our consolidated indebtedness on a pro forma basis to reflect the closing of the AT&T Broadband acquisition, and our and Comcast Cable Communications Holdings' borrowings under the New Credit Facility on the closing date, and the issuance and sale in January 2003 of approximately $600 million of aggregate principal amount of our 5.85% Notes Due 2010 and $900 million aggregate principal amount of our 6.50% Notes Due 2015 to repay short-term indebtedness incurred in connection with the closing of the AT&T Broadband acquisition, was approximately $32.5 billion, of which $30.3 billion was issued by our subsidiaries. As of September 30, 2002, our pro forma consolidated stockholders' equity was approximately $38.5 billion. The indentures that govern the terms of our debt do not restrict our ability or our subsidiaries' ability to incur additional indebtedness. The degree to which we incur additional debt could have important consequences to holders of the securities, including:

     - limiting our ability to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes;

     - requiring us to dedicate a substantial portion of our cash flows from operations to the payment of indebtedness and not for other purposes, such as working capital and capital expenditures;

     - limiting our flexibility to plan for, or react to, changes in our businesses;

     - making us more indebted than some of our competitors, which may place us at a competitive disadvantage; and

     - making us more vulnerable to a downturn in our businesses.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Our businesses may be affected by, among other things:

     - changes in laws and regulations;

     - changes in the competitive environment;

     - changes in technology;

     - industry consolidation and mergers;

     - franchise-related matters;

     - market conditions that may adversely affect the availability of debt and equity financing for working capital, capital expenditures or other purposes;

     - demand for the programming content we distribute or the willingness of other video program providers to carry our content; and

     - general economic conditions.

     In this prospectus and in the documents we incorporate by reference, we state our expectations of future events and our future financial performance. In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. You should be aware that those statements are only our predictions. Actual events or results may differ materially. In evaluating those statements, you should specifically consider various factors, including the risks outlined under "Risk Factors" above. Those factors may cause our actual results to differ materially from any of our forward-looking statements.

                      RATIOS OF EARNINGS TO FIXED CHARGES

                                            FOR THE NINE        FOR THE YEARS ENDED DECEMBER 31,
                                            MONTHS ENDED      -------------------------------------
                                         SEPTEMBER 30, 2002   2001    2000    1999    1998    1997
                                         ------------------   -----   -----   -----   -----   -----
Comcast(a).............................        1.03x          2.20x   5.93x   3.30x   5.37x   1.21x
Comcast Cable(b).......................        2.35x            (c)   1.76x     (c)     (c)     (c)
Comcast Cable Communications
  Holdings(d)..........................           (e)           (e)     (e)     (e)      --      --
Comcast Cable Holdings(f)..............           (g)           (g)     (g)     (g)      --      --
Comcast MO Group(f)....................        2.53x          4.96x     (h)      --      --      --
Continental(i).........................           (j)           (j)     (j)      --      --      --

---------------

(a) We became the parent of Comcast Holdings and Comcast Cable Communications Holdings on November 18, 2002 in connection with the consummation of the merger of Comcast Holdings and Comcast Cable Communications Holdings with our subsidiaries. Because Comcast Holdings is our predecessor, our historical ratios are the same as Comcast Holdings' historical ratios. For purposes of our ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes, cumulative effect of accounting changes, minority interest, equity in net (income) losses of affiliates and fixed charges. Fixed charges consist of interest expense and capitalized interest.

(b) For purposes of Comcast Cable's ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes, cumulative effect of accounting changes, minority interest, equity in net (income) losses of affiliates and fixed charges. Fixed charges consist of interest expense and interest expense on notes payable to affiliates. As described in Note 2 to Comcast Cable's unaudited condensed consolidated financial statements for the quarter ended September 30, 2002, which are incorporated herein by reference, Comcast Cable adopted the provisions of SFAS No. 145 on April 1, 2002. In connection with the adoption of SFAS No. 145, amounts previously reported net of taxes as extraordinary items have been reclassified to interest expense and income taxes. The table above gives effect to reclassifications of interest expense of $10.9 million, $9.5 million, $0.2 million and $25.7 million for the years ended December 31, 2000, 1999, 1998 and 1997, respectively.

    In addition, as described in Note 2 to Comcast Cable's unaudited condensed consolidated financial statements for the quarter ended September 30, 2002, which are incorporated herein by reference, Comcast Cable adopted EITF 01-14 effective January 1, 2002. Upon adoption, Comcast Cable reclassified franchise fees collected from cable subscribers from a reduction of selling, general and administrative expenses to a component of service revenues in its consolidated statement of operations. The impact of adopting EITF 01-14 was to increase service revenues and selling, general and administrative expenses by $189.4 million, $149.9 million, $103.4 million, $94.7 million and $72.8 million for the years ended December 31, 2001, 2000, 1999, 1998 and 1997, respectively. This reclassification had no impact on Comcast Cable's reported operating income (loss) or financial condition, or on its ratios of earnings to fixed charges.

(c) For the years ended December 31, 2001, 1999, 1998 and 1997, Comcast Cable's earnings, as defined above, were inadequate to cover fixed charges by $390.0 million, $408.7 million, $149.8 million and $202.4 million, respectively.

(d) From its date of inception on December 14, 2001 through September 30, 2002, Comcast Cable Communications Holdings had no operations. On November 18, 2002, AT&T contributed its broadband communications business, referred to as the AT&T Broadband Group in this prospectus, to Comcast Cable Communications Holdings. Because AT&T Broadband Group is the predecessor of Comcast Cable Communications Holdings, Comcast Cable Communications Holdings' historical ratios are the same as AT&T Broadband Group's historical ratios. For the purpose of calculating the ratio of earnings to fixed charges, earnings is calculated by adding fixed charges excluding capitalized interest to income from continuing operations before income taxes, and by adding distributions of less-than-fifty-percent-owned affiliates. By fixed charges we mean total interest, including capitalized interest, dividend requirements on preferred stock and interest on trust preferred securities and a portion of rentals, which we believe is representative of the interest factor of our rental expense, as applicable.

(e) Comcast Cable Communications Holdings' loss for the nine months ended September 30, 2002, the years ended December 31, 2001 and 2000, and the ten month period ended December 31, 1999 was inadequate to cover fixed charges, dividend requirements on subsidiary preferred stock and interest on trust preferred securities in the amount of $19.2 billion, $9.2 billion, $10.4 billion and $2.0 billion, respectively.

(f) For the purpose of Comcast Cable Holdings' and Comcast MO Group's ratio of earnings to fixed charges, earnings is calculated by adding fixed charges excluding capitalized interest to income from continuing operations before income taxes, and by adding distributions of less-than-fifty-percent-owned affiliates. Fixed charges consist of total interest, including capitalized interest, dividend requirements on preferred stock and interest on trust preferred securities and a portion of rentals, which Comcast Cable Holdings and Comcast MO Group believe is representative of the interest factor of their rental expense, as applicable.

(g) Comcast Cable Holdings' loss for the nine months ended September 30, 2002, the years ended December 31, 2001 and 2000, and the ten month period ended December 31, 1999 was inadequate to cover fixed charges in the amount of $1.1 billion, $1.5 billion, $1.9 billion and $1.3 billion, respectively.

(h) Comcast MO Group's loss for the period ended December 31, 2000 was inadequate to cover fixed charges in the amount of $0.4 billion.

(i) For purposes of calculating Continental's ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income tax and cumulative effect of accounting change and fixed charges. Fixed charges consist of interest expense and capitalized interest.

(j) For the nine months ended September 30, 2002, the year ended December 31, 2001 and the period ended December 31, 2000, Continental's earnings, as defined above, were inadequate to cover fixed charges by $4.1 billion, $1.0 billion and $0.4 billion, respectively.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                  FINANCIAL STATEMENTS OF COMCAST CORPORATION

     The following Unaudited Pro Forma Combined Condensed Balance Sheet of Comcast as of September 30, 2002 and the Unaudited Pro Forma Combined Condensed Statements of Operations of Comcast for the nine months ended September 30, 2002 and the year ended December 31, 2001 give effect to the AT&T Broadband acquisition. The pro forma financial statements account for the AT&T Broadband acquisition under the purchase method of accounting.

     The Unaudited Pro Forma Combined Condensed Balance Sheet assumes the AT&T Broadband acquisition occurred on September 30, 2002. The Unaudited Pro Forma Combined Condensed Statements of Operations assume the AT&T Broadband acquisition occurred on January 1, 2001. The unaudited pro forma financial data is based on the historical consolidated financial statements of Comcast Holdings and the historical combined financial statements of AT&T Broadband Group under the assumptions and adjustments set forth in the accompanying explanatory notes.

     The AT&T Broadband acquisition was consummated on November 18, 2002 in several steps. First, AT&T transferred to AT&T Broadband Corp. ("Broadband") substantially all the assets, liabilities and businesses represented by AT&T Broadband Group, which was the integrated broadband business of AT&T. Second, AT&T spun off Broadband to its shareholders. Third, Comcast Holdings and Broadband each merged with a different, wholly-owned subsidiary of Comcast, and Comcast Holdings and AT&T shareholders received Comcast shares.

     The AT&T Broadband acquisition has been accounted for as an acquisition by Comcast Holdings of AT&T Broadband Group. See Note 5 to the consolidated financial statements of Comcast Holdings for the year ended December 31, 2001 incorporated by reference in this prospectus. As Comcast Holdings is considered the accounting acquiror, the historical basis of Comcast Holdings' assets and liabilities were not affected by the AT&T Broadband acquisition. For purposes of developing the Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2002, AT&T Broadband Group's assets, including identifiable intangible assets, and liabilities have been recorded at their estimated fair values and the excess purchase price has been assigned to goodwill. No adjustment has been made to AT&T Broadband Group's franchise rights. The fair values assigned in these pro forma financial statements are preliminary and represent management's best estimate of current fair value which are subject to revision. Management currently knows of no events or circumstances other than those disclosed in these pro forma notes that would require a material change to the preliminary purchase price allocation. However, a final determination of required purchase accounting adjustments will be made upon the completion of a study to be undertaken by Comcast in conjunction with independent appraisers to determine the fair value of certain of AT&T Broadband Group's assets, including identifiable intangible assets, and liabilities. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial data and the date of the AT&T Broadband acquisition. See Note (b) to Unaudited Pro Forma Combined Condensed Balance Sheet.

     Upon closing of the AT&T Broadband acquisition, Comcast Holdings' shareholders received shares of Comcast Class A common stock, Comcast Class B common stock and Comcast Class A Special common stock in exchange for shares of Comcast Holdings Class A common stock, Comcast Holdings Class B common stock and Comcast Holdings Class A Special common stock, respectively, based on an exchange ratio of 1 to 1. Comcast issued stock options to purchase shares of Comcast Class A Special common stock in exchange for all outstanding stock options of Comcast Holdings, based on an exchange ratio of 1 to 1.

     The consideration to complete the AT&T Broadband acquisition consisted of shares of Comcast common stock, assumed debt of AT&T Broadband Group, the intercompany indebtedness Broadband paid AT&T upon closing and Comcast Holdings' transaction costs. If the closing date of the AT&T Broadband acquisition were as of September 30, 2002, and giving effect to the exchange offer described below, the estimated aggregate consideration to complete the AT&T Broadband acquisition would have been $48,067 million, consisting of $25,551 million of Comcast common stock based upon a per share price of $18.80, $22,091 million of assumed debt at estimated fair value, and $425 million of Comcast Holdings' transaction costs directly related to the AT&T Broadband acquisition.

     The consideration in the form of Comcast common stock included the fair value of the issuance of approximately 1,233 million shares of Comcast Class A common stock to AT&T shareholders in exchange for all of AT&T's interests in the AT&T Broadband Group, the fair value of the issuance of 115 million shares of Comcast common stock to Microsoft Corporation ("Microsoft") in exchange for Broadband shares that Microsoft received immediately prior to the completion of the AT&T Broadband acquisition for settlement of its $5 billion aggregate principal amount in quarterly income preferred securities (QUIPS), and the fair value of Comcast stock options and stock appreciation rights issued in exchange for Broadband stock options and stock appreciation rights.

     Subsequent to the original merger agreement, economic and business factors led AT&T and Comcast Holdings to agree to change the form of consideration to be paid in the AT&T Broadband acquisition. On August 12, 2002, AT&T, among others, filed a registration statement with the Securities and Exchange Commission ("SEC") for a proposed exchange offer relating to approximately $11.8 billion aggregate principal amount of AT&T's existing debt securities. Modification of the original merger agreement to provide for the assumption of a portion of AT&T's debt securities by Broadband and the related reduction in the intercompany indebtedness represented a substantive change in the non-equity, or "other" consideration being paid in the AT&T Broadband acquisition resulting in a new measurement date for determining the value of the Comcast Holdings common stock used to value the Comcast securities issued in the AT&T Broadband acquisition. The new measurement date was established as of the date of the substantive modification of the original merger agreement.

     The consideration in the form of assumed debt included the short-term debt due to AT&T, which was paid at closing, of $7,823 million, as well as $14,268 million of long-term debt, including current portion, of AT&T Broadband Group. As a result of the successful completion of the exchange offer on November 14, 2002, upon completion of the AT&T Broadband acquisition $3,505 million of AT&T's debt securities ceased being AT&T obligations and became Broadband obligations (New Broadband Notes) guaranteed by Comcast and a number of its cable subsidiaries. The AT&T debt securities that became Broadband obligations reduced the intercompany indebtedness Broadband was required to pay AT&T by the aggregate principal amount of New Broadband Notes issued.

     The unaudited pro forma financial statements reflect that a substantive modification of the original merger agreement occurred resulting in a new measurement date for accounting purposes. The unaudited pro forma financial statements reflect a measurement date of August 12, 2002, the date the filing of the registration statement with the SEC related to the exchange offer was announced. Accordingly, the fair value of the shares issued for the AT&T Broadband Group was based on a price per share of $18.80 which reflects the weighted average market price of Comcast Holdings common stock during the period beginning two days before and ending two days after the new measurement date.

     Subsequent to the adoption of SFAS 142 on January 1, 2002, goodwill and franchise rights are no longer amortized. An increase or decrease in goodwill and/or franchise rights as a result of a change in the allocation of fair value through the appraisal process would not affect Comcast's future results of operations other than in periods in which Comcast may recognize an impairment charge. A change in the recorded value of these intangible assets could increase or decrease the likelihood that Comcast will recognize an impairment charge related to these intangible assets at some time in the future.

     Comcast intends to review the synergies of the combined business, which may result in a plan to realign or reorganize certain of AT&T Broadband Group's existing operations. The costs of implementing such a plan, if it were to occur, have not been reflected in the accompanying pro forma financial statements. The impact of a potential realignment, assuming such a plan were in place at the consummation date of the AT&T Broadband acquisition, could increase or decrease the amount of goodwill and intangible assets recognized by Comcast in accordance with Emerging Issues Task Force No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." The Unaudited Pro Forma Combined Condensed Statements of Operations exclude any benefits that may result from synergies that may be derived, or the elimination of duplicative efforts.

     Among the provisions of Statement of Financial Accounting Standards No. 141, "Business Combinations," new criteria have been established for determining whether intangible assets should be recognized separately from goodwill. Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," provides, among other guidelines, that goodwill and intangible assets with indefinite lives will not be amortized, but rather will be tested for impairment on at least an annual basis. Management believes that cable franchise rights have indefinite lives based upon an analysis utilizing the criteria in paragraph 11 of SFAS No. 142. The pro forma adjustments to the Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2001 reflect the elimination of AT&T Broadband Group's amortization expense related to goodwill and cable franchise rights since this acquisition was accounted for under the provisions of SFAS No. 142.

     Comcast Holdings incurred goodwill and cable and sports franchise rights amortization expense of approximately $2,002 million for the year ended December 31, 2001. The historical consolidated financial statements of Comcast Holdings included in the Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2001 include the amortization expense related to Comcast Holdings' goodwill and cable and sports franchise rights, which has not been eliminated in the pro forma adjustments. Effective January 1, 2002, Comcast Holdings, in accordance with the provisions of SFAS No. 142, no longer amortizes goodwill and cable and sports franchise rights.

     Management believes that the assumptions used provide a reasonable basis on which to present the unaudited pro forma financial data. Both Comcast Holdings and AT&T Broadband Group have completed other acquisitions and dispositions that are not significant, individually or in the aggregate, and, accordingly, have not been included in the accompanying unaudited pro forma financial data. The unaudited pro forma financial data may not be indicative of the financial position or results that would have occurred if the AT&T Broadband acquisition had been in effect on the dates indicated or which may be obtained in the future.

     The unaudited pro forma financial data should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto for Comcast Holdings, and the historical combined financial statements and accompanying notes thereto for AT&T Broadband Group incorporated by reference in this prospectus.

                              COMCAST CORPORATION

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2002

                                           HISTORICAL     HISTORICAL
                                             COMCAST         AT&T        PRO FORMA       PRO FORMA
                                           HOLDINGS(A)   BROADBAND(A)   ADJUSTMENTS       COMCAST
                                           -----------   ------------   -----------      ----------
                                                            (AMOUNTS IN MILLIONS)
ASSETS
Current Assets
  Cash and cash equivalents..............   $   569.8     $             $                $    569.8
  Investments............................       905.9         459.0                         1,364.9
  Accounts receivable, net...............       932.8         624.0                         1,556.8
  Inventories, net.......................       482.7                                         482.7
  Deferred income taxes..................       132.9                                         132.9
  Other current assets...................       171.5         999.0                         1,170.5
                                            ---------     ---------                      ----------
     Total current assets................     3,195.6       2,082.0                         5,277.6
                                            ---------     ---------     ----------       ----------
INVESTMENTS..............................       585.6      17,321.0         (986.5)(d)     16,920.1
                                            ---------     ---------     ----------       ----------
PROPERTY AND EQUIPMENT, NET..............     7,035.6      15,263.0                        22,298.6
                                            ---------     ---------     ----------       ----------
GOODWILL.................................     6,446.3      15,162.0       (7,699.7)(b1)    13,908.6
FRANCHISE RIGHTS.........................    16,601.5      29,084.0                        45,685.5
OTHER INTANGIBLE ASSETS, NET.............     1,414.6       1,416.0                         2,830.6
                                                                              70.0(b2)
OTHER NON-CURRENT ASSETS, NET............       498.1       2,093.0          (94.5)(e)      2,566.6
                                            ---------     ---------     ----------       ----------
                                            $35,777.3     $82,421.0     $ (8,710.7)      $109,487.6
                                            =========     =========     ==========       ==========

       See Notes to Unaudited Pro Forma Combined Condensed Balance Sheet

                              COMCAST CORPORATION

                            AS OF SEPTEMBER 30, 2002

                                           HISTORICAL     HISTORICAL
                                             COMCAST         AT&T        PRO FORMA       PRO FORMA
                                           HOLDINGS(A)   BROADBAND(A)   ADJUSTMENTS       COMCAST
                                           -----------   ------------   -----------      ----------
                                                            (AMOUNTS IN MILLIONS)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable.......................   $   806.1     $   775.0     $                $  1,581.1
  Accrued expenses and other current
     liabilities.........................     1,805.8       1,920.0        1,434.0(b3)      5,159.8
  Deferred income taxes..................        69.7         487.0                           556.7
  Short-term debt........................                   7,823.0       (3,823.0)(c)      4,000.0
  Current portion of long-term debt......       113.9       2,329.0                         2,442.9
                                            ---------     ---------     ----------       ----------
     Total current liabilities...........     2,795.5      13,334.0       (2,389.0)        13,740.5
                                            ---------     ---------     ----------       ----------
                                                                             425.0(b4)
                                                                            (761.8)(b5)
                                                                         3,823.0(c)
LONG-TERM DEBT, LESS CURRENT PORTION.....     9,927.9      12,701.0          (94.5)(e)     26,020.6
                                            ---------     ---------     ----------       ----------
DEFERRED INCOME TAXES....................     6,665.0      20,219.0           43.2(b6)     26,927.2
                                            ---------     ---------     ----------       ----------
                                                                            (179.0)(b7)
OTHER NON-CURRENT LIABILITIES............     1,419.9         811.0           (0.1)(b8)     2,051.8
MINORITY INTEREST........................     1,027.4       1,214.0                         2,241.4
Company-Obligated Convertible Quarterly
  Income Preferred Securities of
  Subsidiary Trust Holding Solely
  Subordinated Debt Securities of AT&T...                   4,728.0       (4,728.0)(b9)
                                            ---------     ---------     ----------       ----------
STOCKHOLDERS' EQUITY
                                                                           1,348.0(b10)
  Common stock...........................       946.9                        (47.3)(d)      2,247.6
                                                                            (939.2)(d)
  Additional capital.....................    11,800.8                     24,203.0(b10)    35,064.6
  Retained earnings......................     1,391.6                                       1,391.6
  Accumulated other comprehensive loss...      (197.7)                                       (197.7)
  Combined attributed net assets.........                  29,414.0      (29,414.0)(b11)
                                            ---------     ---------     ----------       ----------
     Total stockholders' equity..........    13,941.6      29,414.0       (4,849.5)        38,506.1
                                            ---------     ---------     ----------       ----------
                                            $35,777.3     $82,421.0     $ (8,710.7)      $109,487.6
                                            =========     =========     ==========       ==========

       See Notes to Unaudited Pro Forma Combined Condensed Balance Sheet

                              COMCAST CORPORATION

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                  (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)

(a) These columns reflect the historical balance sheets of the respective companies. Certain reclassifications have been made to the combined historical financial statements of AT&T Broadband Group to conform to the presentation expected to be used by Comcast.

(b) This entry reflects the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to goodwill.

                                                               COMMON    ADDITIONAL
                                                               STOCK      CAPITAL       TOTAL
                                                              --------   ----------   ----------
CALCULATION OF CONSIDERATION
        Issuance of common stock to AT&T shareholders
        (1,233.0 million shares X $18.80)...................  $1.233.0   $21,947.4    $ 23,180.4
        Issuance of common stock to Microsoft Corporation
        (115.0 million shares X $18.80).....................     115.0     2,047.0       2,162.0
        Fair value of Comcast stock options resulting from
        the conversion of AT&T Broadband Group stock options
        in the merger based on Black-Scholes option pricing
        model...............................................                 208.6         208.6
                                                              --------   ---------    ----------
(b10)  Comcast common stock equity consideration............   1,348.0    24,203.0      25,551.0
(b4)   Transaction costs (assumed to be funded with
       long-term debt)......................................                               425.0
                                                                                      ----------
             Total..........................................                          $ 25,976.0
                                                                                      ==========
PRELIMINARY ESTIMATE OF FAIR VALUE OF IDENTIFIABLE NET
  ASSETS ACQUIRED
(b11)  Book value of AT&T Broadband Group...................                          $ 29,414.0
        Elimination of AT&T Broadband Group goodwill........                           (15,162.0)
(b2)   Long-term portion of deferred financing fees.........                                70.0
(b3)   Preliminary estimate of current tax liability arising
       from the transaction.................................                            (1,434.0)
(b5)   Preliminary estimate of adjustment to fair value of
       AT&T Broadband Group assumed long-term debt..........                               761.8
(b6)   Preliminary estimate of adjustment to deferred tax
       liability on adjustments at combined federal and
       state statutory rate.................................                               (43.2)
(b7)   Certain liabilities retained by AT&T related to
       Excite@Home..........................................                               179.0
(b8)   Preliminary estimate of adjustment to fair value of
       other non-current liabilities........................                                 0.1
(b9)   Redemption of Microsoft Corporation QUIPS............                             4,728.0
                                                                                      ----------
Preliminary estimate of adjustments to fair value of
  identifiable net assets acquired..........................                            18,513.7
                                                                                      ----------
Acquisition goodwill........................................                          $  7,462.3
                                                                                      ==========

                              COMCAST CORPORATION

  NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET -- (CONCLUDED)

                                                               COMMON    ADDITIONAL
                                                               STOCK      CAPITAL       TOTAL
                                                              --------   ----------   ----------
CALCULATION OF GOODWILL ACQUISITION ADJUSTMENT
        Acquisition goodwill................................                          $  7,462.3
        Gross value of AT&T Broadband Group goodwill........                           (15,162.0)
                                                                                      ----------
(b1)   Goodwill acquisition adjustment......................                          $ (7,699.7)
                                                                                      ==========
        (i)  Shares of common stock issued in the AT&T
             Broadband acquisition..........................   1,235.0
              Share equivalent of intrinsic value of AT&T
              Broadband Group stock options and stock
              appreciation rights...........................      (2.0)
                                                              --------
              Common stock issued to AT&T shareholders......   1,233.0
                                                              ========

Certain programming and other contracts of AT&T Broadband Group and Comcast Holdings may, by their terms, be assumed, altered or terminated as a result of the completion of the AT&T Broadband acquisition. However, prior to the completion of a review of all of AT&T Broadband Group's programming and other contracts, management does not expect to be able to estimate the impact of duplicate, favorable or unfavorable contracts that may result from the ultimate allocation of purchase price. See note (l) to the Unaudited Pro Forma Combined Condensed Statements of Operations for a sensitivity analysis of purchase price allocation.

(c) Represents the refinancing of existing short-term debt due to AT&T ($7,823.0) with new debt of Comcast. The refinancing is assumed to be funded with $4,000.0 of short-term debt and with $3,823.0 of long-term debt. These amounts give effect to the exchange offer described above.

(d) Represents the reclassification of AT&T Broadband Group's investment in Comcast Holdings as follows:

Elimination of Comcast Holdings stock held by AT&T Broadband
  Group.....................................................   $(986.5)
Reclassification of Comcast Holdings stock held by AT&T
  Broadband Group to equity (par value common stock $47.3
  and additional capital $939.2)............................     986.5
                                                               -------
                                                               $
                                                               =======

(e) Represents the elimination of AT&T Broadband Group bonds owned by Comcast Holdings at September 30, 2002.

                              COMCAST CORPORATION

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                               HISTORICAL     HISTORICAL
                                                 COMCAST         AT&T       INTERCOMPANY      PRO FORMA        PRO FORMA
                                               HOLDINGS(A)   BROADBAND(A)   ADJUSTMENTS     ADJUSTMENTS(D)     COMCAST(L)
                                               -----------   ------------   ------------    --------------     ----------
                                                            (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
REVENUES
  Service revenues...........................   $5,919.1      $10,132.0       $(108.9)(b)     $                $15,942.2
  Net sales from electronic retailing........    3,917.3                                                         3,917.3
                                                --------      ---------       -------         ---------        ---------
                                                 9,836.4       10,132.0        (108.9)                          19,859.5
                                                --------      ---------       -------         ---------        ---------
COSTS AND EXPENSES
  Operating (excluding depreciation).........    2,906.5        5,459.0         (62.8)(b)                        8,302.7
  Cost of goods sold from electronic
    retailing (excluding depreciation).......    2,514.0                                                         2,514.0
  Selling, general and administrative(m).....    1,745.7        2,582.0         (22.6)(b)                        4,305.1
  Depreciation...............................    1,141.8        2,626.0                                          3,767.8
  Amortization...............................    2,274.6        2,154.0                        (1,882.9)(e)      2,545.7
  Asset impairment, restructuring and other
    charges..................................                   1,494.0                                          1,494.0
                                                --------      ---------       -------         ---------        ---------
                                                10,582.6       14,315.0         (85.4)         (1,882.9)        22,929.3
                                                --------      ---------       -------         ---------        ---------
OPERATING LOSS...............................     (746.2)      (4,183.0)        (23.5)          1,882.9         (3,069.8)
OTHER INCOME (EXPENSE)
                                                                                                   87.5(f)
  Interest expense...........................     (734.1)      (1,735.0)                           (1.8)(g)     (2,383.4)
  Investment income (expense)................    1,061.7       (1,947.0)        (18.7)(b)                         (904.0)
                                                                                                 (106.0)(h)
  Equity in net income (losses) of
    affiliates...............................      (28.5)                                         148.0(e)          13.5
  Other income (expense).....................    1,301.0         (927.0)                                           374.0
                                                --------      ---------       -------         ---------        ---------
                                                 1,600.1       (4,609.0)        (18.7)            127.7         (2,899.9)
                                                --------      ---------       -------         ---------        ---------
INCOME (LOSS) BEFORE INCOME TAXES, MINORITY
  INTEREST AND CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE..........................      853.9       (8,792.0)        (42.2)          2,010.6         (5,969.7)
                                                                                                 (561.3)(i)
INCOME TAX (EXPENSE) BENEFIT.................     (469.4)       3,857.0        (750.3)(c)          37.0(h)       2,113.0
                                                --------      ---------       -------         ---------        ---------
INCOME (LOSS) BEFORE MINORITY INTEREST AND
  CUMULATIVE EFFECT OF ACCOUNTING CHANGE.....      384.5       (4,935.0)       (792.5)          1,486.3         (3,856.7)
Net loss from equity investments.............                     (69.0)                           69.0(h)
MINORITY INTEREST INCOME (EXPENSE)...........     (160.4)         833.0         (24.0)(b)         160.0(j)         808.6
                                                --------      ---------       -------         ---------        ---------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE..........................   $  224.1      $(4,171.0)      $(816.5)        $ 1,715.3        $(3,048.1)
                                                ========      =========       =======         =========        =========
Earnings (loss) per share from continuing
  operations -- basic........................   $   0.24                                                       $   (1.35)
Earnings (loss) per share from continuing
  operations -- assuming dilution............   $   0.23                                                       $   (1.35)
Weighted average number of common shares
  outstanding -- basic.......................      949.7                                        1,300.7(k)       2,250.4
Weighted average number of common shares
  outstanding -- assuming dilution...........      964.5                                        1,285.9(k)       2,250.4

  See Notes to Unaudited Pro Forma Combined Condensed Statement of Operations

                              COMCAST CORPORATION

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                                               HISTORICAL     HISTORICAL
                                                 COMCAST         AT&T       INTERCOMPANY      PRO FORMA        PRO FORMA
                                               HOLDINGS(A)   BROADBAND(A)   ADJUSTMENTS     ADJUSTMENTS(D)     COMCAST(L)
                                               -----------   ------------   ------------    --------------     ----------
                                                            (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues
  Service revenues...........................   $5,086.3      $  7,512.0       $(42.0)(b)     $                $ 12,556.3
  Net sales from electronic retailing........    2,999.8                                                          2,999.8
                                                --------      ----------       ------         ---------        ----------
                                                 8,086.1         7,512.0        (42.0)                           15,556.1
                                                --------      ----------       ------         ---------        ----------
Costs and expenses Operating (excluding
  depreciation)..............................    2,191.4         3,889.0        (27.0)(b)                         6,053.4
  Cost of goods sold from electronic
    retailing (excluding depreciation).......    1,903.1                                                          1,903.1
  Selling, general and administrative........    1,491.0         2,037.0        (15.0)(b)                         3,513.0
  Depreciation...............................    1,015.5         2,043.0                                          3,058.5
  Amortization...............................      155.1           161.0                                            316.1
  Goodwill and franchise impairment
    charges..................................                   16,525.0                                         16,525.0
  Asset impairment, restructuring and other
    charges..................................                       56.0                                             56.0
                                                --------      ----------       ------         ---------        ----------
                                                 6,756.1        24,711.0        (42.0)                           31,425.1
                                                --------      ----------       ------         ---------        ----------
Operating income (loss)......................    1,330.0       (17,199.0)                                       (15,869.0)
Other income (expense)
                                                                                                 (101.8)(f)
Interest expense.............................     (543.5)       (1,111.0)                         (24.2)(g)      (1,780.5)
Investment expense...........................     (760.4)       (1,172.0)                                        (1,932.4)
Equity in net losses of affiliates...........      (59.9)                                      (1,001.0)(h)      (1,060.9)
Other income (expense).......................      (10.8)          523.0                                            512.2
                                                --------      ----------       ------         ---------        ----------
                                                (1,374.6)       (1,760.0)                      (1,127.0)         (4,261.6)
                                                --------      ----------       ------         ---------        ----------
Loss before income taxes, minority interest,
  extraordinary items and cumulative effect
  of accounting change.......................      (44.6)      (18,959.0)                      (1,127.0)        (20,130.6)
                                                                                                   48.9(i)
Income tax benefit (expense).................      (52.3)        5,536.0                          386.0(h)        5,918.6
                                                --------      ----------       ------         ---------        ----------
Loss before minority interest, extraordinary
  items and cumulative effect of accounting
  change.....................................      (96.9)      (13,423.0)                        (692.1)        (14,212.0)
Net loss related to equity investments.......                     (615.0)                         615.0(h)
Minority interest expense....................     (126.0)         (206.0)                         120.0(j)         (212.0)
                                                --------      ----------       ------         ---------        ----------
Loss before extraordinary items and
  cumulative effect of accounting change.....   $ (222.9)     $(14,244.0)      $              $    42.9        $(14,424.0)
                                                ========      ==========       ======         =========        ==========
Loss per share from continuing
  operations -- basic........................   $  (0.23)                                                      $    (6.40)
Loss per share from continuing operations --
  assuming dilution..........................   $  (0.23)                                                      $    (6.40)
Weighted average number of common shares
  outstanding -- basic.......................      952.2                                        1,300.7(k)        2,252.9
Weighted average number of common shares
  outstanding -- assuming dilution...........      952.2                                        1,300.7(k)        2,252.9

  See Notes to Unaudited Pro Forma Combined Condensed Statement of Operations

                              COMCAST CORPORATION

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENT OF OPERATIONS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(a) These columns reflect the historical statements of operations of the respective companies.

(b) Adjustment reflects the elimination of historical intercompany transactions between Comcast Holdings and AT&T Broadband Group as follows: amounts charged by Comcast Holdings to AT&T Broadband Group for programming, the gains and losses resulting from the sales of certain cable systems by AT&T Broadband Group to Comcast Holdings and Excite@Home transactions.

(c) Represents the elimination of the aggregate historical income tax effects recorded by Comcast Holdings and AT&T Broadband Group on Note (b) adjustments above.

(d) AT&T Broadband Group has certain intercompany agreements with AT&T Corp. which were terminated as of the date of the AT&T Broadband acquisition. The costs of replacing these services is uncertain. However, the impact of the termination of these arrangements is not expected to be material.

(e) Represents the elimination of AT&T Broadband Group's historical goodwill and cable franchise rights amortization expense for consolidated subsidiaries and equity method investments. Under the accounting rules set forth in SFAS No. 142 issued by the Financial Accounting Standards Board in June 2001, goodwill and intangibles with indefinite lives are not amortized against earnings other than in connection with an impairment.

(f) Represents the net effect on interest expense resulting from the financings described in Note (c) to the Unaudited Pro Forma Combined Condensed Balance Sheet. Pro forma interest expense was calculated based on the historical interest rates for the historical debt outstanding and assumed interest rates for the new credit facilities. The pro forma financial information assumes the financings occurred on January 1, 2001. Amortization of deferred financing costs was calculated based on the amounts and terms of the new facilities. Short-term rates are assumed to be 3% and long term rates are assumed to be 7%. Assuming interest rates changed by 0.125%, the related interest expense and pre-tax impact on earnings would be $9.8 million for the year ended December 31, 2001 and $7.4 million for the nine months ended September 30, 2002.

(g) Represents the net effect in interest expense as a result of the adjustment of AT&T Broadband Group's long-term debt to its fair value as described in Note (b5) to the Unaudited Pro Forma Combined Condensed Balance Sheet. The difference between the fair value and the face amount of each borrowing is amortized to interest expense over the remaining term of the borrowing.

(h) Represents the reclassification of losses in equity investments for the year ended December 31, 2001 and losses related to equity method investments for the nine months ended September 30, 2002 to conform with the presentation currently used by Comcast Holdings.

(i) Represents the aggregate pro forma income tax effect of Notes (e) through
    (g) above at the combined federal and state statutory rate.

(j) Represents the elimination of historical impact of the QUIPS exchanged for AT&T Broadband Group common stock.

(k) For basic earnings (loss) per share, this adjustment represents the issuance of Comcast shares to AT&T shareholders and Microsoft offset by shares of Comcast Holdings owned by AT&T Broadband Group which are classified as treasury shares (see Note (d) to the Unaudited Pro Forma Combined Condensed Balance Sheet). In addition, earnings per share assuming dilution has been adjusted to include the dilutive effects of Comcast stock options issued in exchange for the AT&T Broadband Group stock options as well as adjustment for the year-ended December 31, 2001 to Comcast's historical average dilutive shares outstanding since such shares would be anti-dilutive on a pro forma basis.

                              COMCAST CORPORATION

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                     STATEMENT OF OPERATIONS -- (CONTINUED)
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(l) The pro forma combined condensed financial statements reflect a preliminary allocation to tangible assets, liabilities, goodwill and other intangible assets. The final purchase price allocation may result in different allocations for tangible and intangible assets than that presented in these pro forma combined condensed financial statements. The following table shows the absolute dollar effect on pro forma net income (loss) applicable to common shares and net income (loss) per share assuming dilution for every $500 of purchase price allocated to amortizable assets or certain liabilities over assumed weighted-average useful lives. An increase in the purchase amount allocated to amortizable assets or a decrease in the amount allocated to certain liabilities will result in a decrease to net income. A decrease in the amount allocated to amortizable assets or an increase in the amount allocated to certain liabilities will result in an increase to net income.

                                                                              NINE MONTH
                                                               YEAR ENDED        ENDED
                                                              DECEMBER 31,   SEPTEMBER 30,
WEIGHTED AVERAGE LIFE                                             2001           2002
---------------------                                         ------------   -------------
Five years
  Net Income................................................     $61.5           $46.1
  Per Share.................................................     $0.03           $0.02
Ten years
  Net Income................................................     $30.8           $23.1
  Per Share.................................................     $0.01           $0.01
Twenty years
  Net Income................................................     $15.4           $11.5
  Per Share.................................................     $0.01           $0.01

                  SELECTED FINANCIAL DATA OF COMCAST HOLDINGS

     The consolidated selected financial data of Comcast Holdings below for the nine months ended September 30, 2002 and 2001 were derived from the unaudited condensed consolidated financial statements of Comcast Holdings, and the consolidated selected financial data of Comcast Holdings for the years ended December 31, 2001, 2000, 1999, 1998 and 1997 were derived from the audited consolidated financial statements of Comcast Holdings.

                              NINE MONTHS ENDED
                                SEPTEMBER 30,                       YEARS ENDED DECEMBER 31,
                            ---------------------   ---------------------------------------------------------
                              2002        2001        2001        2000        1999        1998        1997
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                             (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS
  DATA:
Revenues..................  $ 8,086.1   $ 6,971.5   $ 9,836.4   $ 8,357.0   $ 6,632.0   $ 5,512.9   $ 4,773.0
Operating income (loss)...    1,330.0      (412.0)     (746.2)     (161.0)      664.0       557.1       466.6
Income loss) from
  continuing operations
  before cumulative effect
  of accounting change....     (222.9)      545.1       224.1     2,021.5       729.9     1,003.5      (213.1)
Discontinued
  operations(1)...........                                                      335.8       (31.4)      (25.6)
Cumulative effect of
  accounting change.......                  384.5       384.5
Net income (loss).........     (222.9)      929.6       608.6     2,021.5     1,065.7       972.1      (238.7)
BASIC EARNINGS (LOSS) FOR
  COMMON STOCKHOLDERS PER
  COMMON SHARE(2)
  Income (loss) from
    continuing operations
    before cumulative
    effect of accounting
    change................  $   (0.23)  $    0.58   $    0.24   $    2.24   $    0.93   $    1.33   $    (.33)
  Discontinued
    operations(1).........                                                       0.45        (.04)       (.04)
  Cumulative effect of
    accounting change.....                   0.40        0.40
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Net income (loss).......  $   (0.23)  $    0.98   $    0.64   $    2.24   $    1.38   $    1.29   $    (.37)
                            =========   =========   =========   =========   =========   =========   =========
DILUTED EARNINGS (LOSS)
  FOR COMMON STOCKHOLDERS
  PER COMMON SHARE(2)
  Income (loss) from
    continuing operations
    before cumulative
    effect of accounting
    change................  $   (0.23)  $    0.56   $    0.23   $    2.13   $    0.89   $    1.24   $    (.33)
  Discontinued
    operations(1).........                                                       0.41        (.03)       (.04)
  Cumulative effect of
    accounting change.....                   0.40        0.40
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Net income (loss).......  $   (0.23)  $    0.96   $    0.63   $    2.13   $    1.30   $    1.21   $    (.37)
                            =========   =========   =========   =========   =========   =========   =========
Cash dividends declared
  per common share(2).....                                                              $   .0467   $   .0467
BALANCE SHEET DATA (AT
  PERIOD END):
Total assets..............  $35,777.3   $38,921.8   $38,260.5   $35,874.0   $28,823.4   $14,710.5   $11,234.3
Working capital...........      400.1      (184.1)    1,454.6     1,694.5     4,786.1     2,505.0        13.6
Long-term debt............    9,927.9    11,494.8    11,741.6    10,517.4     8,707.2     5,464.2     5,334.1
Stockholders' equity......   13,941.6    14,838.8    14,473.0    14,086.4    10,341.3     3,815.3     1,646.5

                              NINE MONTHS ENDED
                                SEPTEMBER 30,                       YEARS ENDED DECEMBER 31,
                            ---------------------   ---------------------------------------------------------
                              2002        2001        2001        2000        1999        1998        1997
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                             (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
SUPPLEMENTARY FINANCIAL
  DATA:
Operating income before
  depreciation and
  amortization(3).........  $ 2,500.6   $ 2,027.7   $ 2,670.2   $ 2,458.3   $ 1,879.6   $ 1,496.3   $ 1,293.1
Net cash provided by (used
  in)(4)
  Operating activities....    2,000.2     1,582.6     1,596.6     1,219.3     1,249.4     1,067.7       844.6
  Financing activities....   (1,052.4)    1,219.8     1,476.3      (271.4)    1,341.4       809.2       283.9
  Investing activities....     (728.0)   (2,795.5)   (3,374.4)   (1,218.6)   (2,539.3)   (1,415.3)   (1,045.8)

---------------

(1) In July 1999, Comcast Holdings sold Comcast Cellular Corporation to SBC Communications, Inc. Comcast Cellular is presented as a discontinued operation for all periods presented.

(2) Adjusted for Comcast Holdings' two-for-one stock split in the form of a 100% stock dividend in May 1999.

(3) Operating income before depreciation and amortization is commonly referred to in Comcast Holdings' business as "operating cash flow." Operating cash flow is a measure of a company's ability to generate cash to service its obligations, including debt service obligations, and to finance capital and other expenditures. In part due to the capital intensive nature of Comcast Holdings' businesses and the resulting significant level of non-cash depreciation and amortization expense, operating cash flow is frequently used as one of the bases for comparing businesses in Comcast Holdings' industries, although Comcast Holdings' measure of operating cash flow may not be comparable to similarly titled measures of other companies. Operating cash flow is the primary basis used by Comcast Holdings' management to measure the operating performance of Comcast Holdings' businesses. Operating cash flow does not purport to represent net income or net cash provided by operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of Comcast Holdings' performance.

(4) Represents net cash provided by (used in) operating activities, financing activities and investing activities as presented in Comcast Holdings' consolidated statement of cash flows.

                SELECTED FINANCIAL DATA OF AT&T BROADBAND GROUP

     Presented in the table below is selected financial data of AT&T Broadband Group. AT&T Broadband Group was an integrated business of AT&T and not a stand-alone entity. AT&T assigned and transferred the assets, liabilities and businesses of AT&T Broadband Group to Comcast Cable Communications Holdings, Inc. in connection with the AT&T Broadband acquisition. AT&T Broadband Group consisted primarily of the assets, liabilities and business of AT&T Broadband, LLC (formerly known as Tele-Communications, Inc. and now known as Comcast Cable Holdings, LLC), acquired by AT&T on March 9, 1999, and MediaOne Group, Inc. (now known as Comcast MO Group, Inc.), acquired by AT&T on June 15, 2000.

     The combined income statement data of AT&T Broadband Group for the years ended December 31, 2001 and 2000 and the ten months ended December 31, 1999 and the combined balance sheet data of AT&T Broadband Group at December 31, 2001 and 2000 were derived from the audited combined financial statements of AT&T Broadband Group. The remaining data was derived from unaudited combined financial statements of AT&T Broadband Group.

     The financial data presented below is not necessarily comparable from period to period as a result of several transactions, including the acquisition and dispositions of cable systems, primarily the Tele-Communications Inc. and MediaOne Group acquisitions. For this and other reasons, you should read the selected historical financial data provided below in conjunction with the combined financial statements and accompanying notes of AT&T Broadband Group incorporated by reference in this prospectus.

                                                                            AT OR FOR THE
                                   AT OR FOR THE         AT OR FOR THE       TEN MONTHS
                                 NINE MONTHS ENDED        YEARS ENDED           ENDED
                                   SEPTEMBER 30,         DECEMBER 31,       DECEMBER 31,
                                -------------------   -------------------   -------------
                                  2002       2001       2001     2000(1)       1999(2)
                                --------   --------   --------   --------   -------------
                                                  (DOLLARS IN MILLIONS)
INCOME STATEMENT DATA:
Revenue.......................  $  7,512   $  7,756   $ 10,132   $  8,445      $ 5,080
Operating loss................   (17,199)    (3,567)    (4,183)    (8,656)      (1,177)
Loss before extraordinary gain
  and cumulative effect of
  accounting changes..........   (14,244)    (2,988)    (4,171)    (5,370)      (2,200)
BALANCE SHEET DATA:
Total assets..................  $ 82,421   $104,261   $103,187   $117,534      $58,228
Total debt....................    22,853     23,274     23,285     28,420       14,900
Minority interest.............     1,214      3,319      3,302      4,421        2,327
Company-Obligated Convertible
  Quarterly Preferred
  Securities..................     4,728      4,718      4,720      4,710        4,700

---------------

(1) Effective June 15, 2000, AT&T acquired MediaOne Group which was attributed to AT&T Broadband Group. The acquisition was accounted for under the purchase method of accounting.

(2) Effective March 1, 1999, AT&T acquired Tele-Communications Inc. which was attributed to AT&T Broadband Group. The acquisition was accounted for under the purchase method of accounting.

            SELECTED FINANCIAL DATA OF COMCAST MO OF DELAWARE, INC.

     The consolidated selected financial data of Comcast MO of Delaware, Inc. (formerly MediaOne of Delaware, Inc.) referred to in this prospectus as "Continental," below for the nine months ended September 30, 2002 and 2001 and the period from January 1, 2000 to June 14, 2000 were derived from the unaudited condensed consolidated financial statements of Continental. The consolidated selected financial data of Continental for the year ended December 31, 2001 and the period from June 15, 2000 to December 31, 2000 were derived from the audited consolidated financial statements of Continental. The financial data presented below for the periods from January 1, 2000 to June 14, 2000 and from June 15, 2000 to December 31, 2000 is not necessarily comparable from period to period as a result of the indirect acquisition of Continental by AT&T Corp. on June 15, 2000. Until the AT&T Broadband acquisition, Continental was a part of AT&T Broadband Group, and financial statements of Continental for the year ended December 31, 1999 were unavailable from AT&T Corp. or Arthur Andersen LLP, Continental's auditor for that period.

                                                                                                 PERIOD
                                        NINE MONTHS                           PERIOD              FROM
                                           ENDED              YEAR         FROM JUNE 15,       JANUARY 1,
                                       SEPTEMBER 30,         ENDED            2000 TO           2000 TO
                                     ------------------   DECEMBER 31,     DECEMBER 31,         JUNE 14,
                                       2002      2001         2001             2000               2000
                                     --------   -------   ------------   -----------------   --------------
                                        (UNAUDITED)                                           (UNAUDITED)
                                                             (DOLLARS IN MILLIONS)
INCOME STATEMENT DATA:
Revenues...........................  $  2,277   $ 2,131     $ 2,854           $ 1,515            $1,227
Operating loss.....................   (10,570)     (620)       (821)             (227)             (168)
Income (loss) before cumulative
  effect of accounting change......    (9,135)     (613)       (792)             (222)              (94)
Cumulative effect of accounting
  change...........................   (10,367)       34          34                --                --
BALANCE SHEET DATA (AT PERIOD END):
Total assets.......................  $ 15,539   $37,474     $36,616           $19,951
Long-term debt.....................     1,885     1,916       1,911             2,105
Stockholders' equity...............    10,903    30,792      30,367            13,660
SUPPLEMENTARY FINANCIAL DATA:
Operating income (loss) before
  depreciation and
  amortization(1)..................  $ (9,825)  $   599     $   845           $   432            $  438
Net cash provided by (used in)(2)
  Operating activities.............       571       214         921                77               376
  Financing activities.............        58       537          28               559               105
  Investing activities.............      (629)     (751)       (949)             (649)              485

---------------

(1) Operating income before depreciation and amortization is commonly referred to in MediaOne of Delaware, Inc.'s business as "operating cash flow." Operating cash flow is a measure of a company's ability to generate cash to service its obligations, including debt service obligations, and to finance capital and other expenditures. In part due to the capital intensive nature of MediaOne of Delaware, Inc.'s businesses and the resulting significant level of non-cash depreciation and amortization expense, operating cash flow is frequently used as one of the bases for comparing businesses in MediaOne of Delaware, Inc.'s industries, although MediaOne of Delaware, Inc.'s measure of operating cash flow may not be comparable to similarly titled measures of other companies. Operating cash flow is the primary basis used by MediaOne of Delaware, Inc.'s management to measure the operating performance of MediaOne of Delaware, Inc.'s business. Operating cash flow does not purport to represent net income or net cash provided by operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of MediaOne of Delaware, Inc.'s performance.

(2) Represents net cash provided by (used in) operating activities, financing activities and investing activities as presented in MediaOne of Delaware, Inc.'s consolidated statement of cash flows.

       DESCRIPTION OF THE CONSENT SOLICITATION AND THE OFFER TO GUARANTEE

PURPOSE OF THE CONSENT SOLICITATION AND THE OFFER TO GUARANTEE

     To simplify our capital structure and to insure that our traded debt securities and those of Comcast Cable, Comcast Cable Communications Holdings, Comcast Cable Holdings and Comcast MO Group will be treated equally, upon completion of the AT&T Comcast acquisition, we, Comcast Cable, Comcast Cable Communications Holdings, Comcast Cable Holdings and Comcast MO Group each fully and unconditionally guaranteed each other's traded debt securities. Comcast Holdings did not become a guarantor, and its debt securities were not guaranteed, because we believe that future investors will be interested in "pure play" debt securities of our cable communications operations and not Comcast Holdings' commerce and content assets, such as QVC, E! Entertainment and Comcast Spectacor.

     Continental was one of AT&T's cable subsidiaries and was transferred to Comcast Cable Communications Holdings in the AT&T Broadband acquisition. Continental did not become a guarantor, and its debt securities were not guaranteed, because Continental's indentures contain covenants that effectively prohibit Continental from guaranteeing its affiliates' debt obligations.

     The purpose of the consent solicitation is to amend the covenants and events of default under the Continental Notes to conform them to those in our publicly traded debt securities. If these indentures are amended as described in this prospectus, the Continental Notes will be guaranteed, and Continental will cross-guarantee our publicly traded debt securities and those of Comcast Cable, Comcast Cable Communications Holdings, and Comcast MO Group. No consent fee or other consideration will be paid for the amendment and the Continental cross-guarantee other than the guarantees of the Continental Notes described under "Description of the Continental Notes."

     We intend to solicit the consent of the holders of each series of the Continental Notes to the proposed amendment to the indentures governing the Continental Notes described below under "-- The Amendment" and as otherwise described in this prospectus upon the terms and subject to the conditions of this consent solicitation, the accompanying letter of consent, applicable law and, to the extent applicable, the indentures governing the Continental Notes.

REQUISITE CONSENTS; RECORD DATE; OUTSTANDING NOTES

     We intend to seek the valid and unrevoked consents of registered holders of a majority in aggregate principal amount of each series of Continental Notes
outstanding at the close of business on           , 2003, the record date for
determining the holders of the Continental Notes entitled to deliver consents in connection with this consent solicitation. The following table sets forth the principal amount outstanding of each series of Continental Notes as of that date.

                                                              PRINCIPAL AMOUNT
CONTINENTAL NOTES                                               OUTSTANDING
-----------------                                             ----------------
8 7/8% Senior Notes Due September 15, 2005 (CUSIP No.
  211177AJ9)................................................   $  275,000,000
8.30% Senior Notes Due May 15, 2006 (CUSIP No. 211177AM2)...      600,000,000
9% Senior Debentures Due September 1, 2008 (CUSIP No.
  211177AG5)................................................      300,000,000
9.5% Senior Notes Due August 1, 2013 (CUSIP No.
  211177AK6)................................................      525,000,000
                                                               --------------
     TOTAL..................................................   $1,700,000,000
                                                               ==============

     The failure of a holder to deliver, or cause to be delivered a consent with respect to any Continental Notes, including any failures resulting from broker non-votes with respect to Continental Notes, will have the same effect as if that holder had marked "Does Not Consent" to the proposed amendment on the letter of consent.

     To our knowledge, no director or executive officer of ours, the cable guarantors, Continental or any of their affiliates held any Continental Notes as of the close of business on the record date.

EXPIRATION DATE; EXTENSION OF THE CONSENT SOLICITATION PERIOD; AMENDMENT; TERMINATION

     The consent solicitation period will expire at 5:00 p.m., New York City
time, on           , 2003, unless we extend this period as to any series of
Continental Notes. If, at that time, we have obtained the requisite consents, we will so certify to the indenture trustees, and the consents will be effective and irrevocable. We refer in this prospectus to the time that we deliver this certification as the consent certification time. In the event that we do not receive the requisite consents before the expiration of the solicitation period, we reserve the right to extend the solicitation period as to any series of Continental Notes on one or more occasions. If we extend the solicitation period, we will give oral or written notice of this extension to the indenture trustees and make a public announcement of this extension by no later than 9:00 a.m., New York City time, on the next business day after the scheduled expiration date of the solicitation period.

     We reserve the right, exercisable in our sole discretion, to terminate the consent solicitation and not adopt the proposed amendment, whether or not we have received the requisite consents, by giving oral or written notice of termination to the indenture trustees and making a public announcement of termination. We also reserve the right, subject to applicable law, to amend this consent solicitation in any respect by giving oral or written notice of the amendment to the indenture trustees and making a public announcement of the amendment.

     If we make any public announcement in connection with the consent solicitation, we will disseminate it to holders of Continental Notes in a manner reasonably designed to inform them of the announced change on a timely basis. Without limiting the manner in which we may choose to make a public announcement, except as may be required by applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to the Dow Jones News Service.

CONSEQUENCES TO NON-CONSENTING HOLDERS; NO DISSENTERS' RIGHTS

     If we obtain the requisite consents and execute the proposed amendment, it will be binding on each holder of Continental Notes, regardless of whether or not that holder delivered its consent. You are not entitled to any dissenters' rights in connection with the consent solicitation or amendment.

CONSENT PROCEDURES

     In order to consent to the amendment a holder of Continental Notes must execute and deliver to the Consent Agent at the address set forth on the back cover of this prospectus a copy of the accompanying letter of consent, or cause a letter of consent to be delivered to the Consent Agent on the holder's behalf, before the expiration of the solicitation period in accordance with the procedures described in the following paragraphs.

     In accordance with the indenture governing the Continental Notes, only registered holders of the notes as of the close of business on the record date may execute and deliver to the Consent Agent a letter of consent. We expect that DTC will authorize its participants, which include banks, brokers and other financial institutions, to execute letters of consent with respect to the Continental Notes they hold through DTC as if the participants were the registered holders of those notes. Accordingly, for purposes of the consent solicitation, when we use the term "registered holders," we include bank, brokers and other financial institutions that are participants of DTC.

     If you are a beneficial owner of Continental Notes held through a bank, broker or other financial institution, in order to consent to the amendment you must arrange for the bank, broker or other financial institution that is the registered holder to either (1) execute a letter of consent and deliver it either to the Consent Agent on your behalf or to you for forwarding to the Consent Agent before the expiration of the solicitation period or (2) forward a duly executed proxy from the registered holder authorizing you to execute and deliver a letter of consent with respect to the notes on behalf of the registered holder. You must deliver an executed letter of consent, together with this proxy, to the Consent Agent before the expiration of the solicitation period. A form of proxy that may be used for that purpose is included in the accompanying letter of consent. Beneficial owners of Continental Notes are urged to contact the bank, broker or other financial institution through which they hold their notes to obtain a valid proxy or to direct that a letter of consent be executed and delivered in respect of their notes.

     Giving a consent by submitting a letter of consent will not affect a holder's right to sell or transfer the Continental Notes. All consents received from the holder of record on the record date and not revoked by that holder of record before the consent certification time will be effective notwithstanding any transfer of those notes after the record date.

     REGISTERED HOLDERS OF CONTINENTAL NOTES AS OF THE RECORD DATE WHO WISH TO CONSENT SHOULD MAIL, HAND DELIVER OR SEND BY OVERNIGHT COURIER OR FACSIMILE THEIR PROPERLY COMPLETED AND EXECUTED LETTERS OF CONSENT, A COPY OF WHICH ACCOMPANIES THIS PROSPECTUS, TO THE CONSENT AGENT AT THE ADDRESS SET FORTH ON THE BACK COVER PAGE OF THIS PROSPECTUS, IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS PROSPECTUS AND ON THE ACCOMPANYING LETTER OF CONSENT. LETTERS OF CONSENT SHOULD BE DELIVERED TO THE CONSENT AGENT, NOT TO US, CONTINENTAL OR ONE OF THE INDENTURE TRUSTEES. HOWEVER, WE RESERVE THE RIGHT TO ACCEPT ANY LETTER OF CONSENT RECEIVED BY US, CONTINENTAL OR ONE OF THE INDENTURE TRUSTEES.

     All letters of consent that are properly completed, executed and delivered to the Consent Agent, and not revoked before the consent certification time, will be given effect in accordance with the terms of those letters of consent. Registered holders who desire to consent to the amendment should mark the "CONSENTS" box on, and complete, sign and date, the letter of consent accompanying this prospectus and mail, deliver or send by overnight courier or facsimile (confirmed by the consent certification time by physical delivery) the signed letter of consent to the Consent Agent at the address set forth on the back cover page of this prospectus or on the accompanying letter of consent, all in accordance with the instructions contained in this document and in the letter of consent. If none of the boxes in the letter of consent is marked, but the letter of consent is otherwise properly completed and signed, the registered holder will be deemed to have consented to the amendment.

     Letters of consent delivered by the registered holder(s) of Continental Notes as of the record date must be executed in exactly the same manner as those registered holder(s) name(s) appear(s) on the certificates representing the notes or on the position listings of DTC, as applicable. If notes to which a letter of consent relate are registered in the names of two or more joint holders, all of those holders must sign the letter of consent. If a letter of consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must so indicate when signing. In addition, if a letter of consent relates to less than the total principal amount of Continental Notes registered in the name of a holder, the registered holder must list the serial numbers and principal amount of notes registered in the name of that holder to which the letter of consent relates. If notes are registered in different names, separate letters of consent must be signed and delivered with respect to each registered note. If a letter of consent is executed by a person other than the registered holder, then it must be accompanied by a proxy executed by the registered holder.

     All questions as to the validity, form and eligibility regarding the consent procedures will be determined by us, which determination will be conclusive and binding, subject only to final review as may be prescribed by the applicable indenture trustee concerning proof of execution and ownership. We also reserve the right, subject to any final review that the applicable indenture trustee prescribes for proof of execution and ownership, to waive any defects or irregularities in connection with deliveries of particular letters of consent. Our interpretations of the terms and conditions of the consent solicitation shall be conclusive and binding.

REVOCATION OF CONSENTS

     If you hold Continental Notes and consent using a letter of consent:

     - Each properly completed and executed letter of consent will be counted, notwithstanding any transfer of the notes to which the letter of consent relates, unless the procedure for revoking consents described below has been followed.

     - Before the consent certification time, any registered holder of Continental Notes as of the close of business on the record date may revoke any consent given as to its notes or any portion of its notes (in integral multiples of $1,000). A registered holder of Continental Notes may revoke a consent by delivering to the Consent Agent at the address set forth on the back cover page of this prospectus or the indenture trustee a written notice of revocation of the consent (which may be in the form of a subsequently dated letter of consent marked with a specification, i.e., "CONSENTS" or "DOES NOT CONSENT") containing the name of the registered holder, the serial numbers of the notes to which the revocation relates, the principal amount of notes to which the revocation relates and the signature of the registered holder. Only a registered holder of notes as of the record date is entitled to revoke a consent previously given.

     - A beneficial owner of Continental Notes who is not the registered holder as of the record date of the notes in respect of which the beneficial owner desires to revoke a previously delivered consent must arrange with the registered holder to either (1) execute and deliver to the Consent Agent on the beneficial owner's behalf, or to the beneficial owner for forwarding to the Consent Agent by the beneficial owner, in either case before the consent solicitation time, a notice of revocation of any consent already given with respect to those notes or (2) forward a duly executed proxy from the registered holder authorizing the beneficial holder to deliver a notice of revocation on behalf of the registered holder as to that consent. To revoke the consent, the beneficial owner must deliver an executed notice of revocation, together with this proxy, to the Consent Agent before the consent certification time.

     - Any notice of revocation must be executed by a registered holder in the same manner as the holder's name appears on the letter of consent to which the revocation relates. If a notice of revocation is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must so indicate when signing and must submit with the notice of revocation appropriate evidence of authority to execute the revocation. A revocation of a consent will be effective only as to the notes listed on the applicable notice of revocation and only if that notice of revocation complies with the procedures for revocation of consents described in this prospectus.

     - We reserve the right to contest the validity of any revocation, and all questions as to validity, including time of receipt of any revocation will be determined by us. Our determination will be conclusive and binding subject only to any final review as may be prescribed by the applicable indenture trustee concerning proof of execution and ownership. None of ourselves, any of our affiliates, the Consent Agent, any of the indenture trustees or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor will any of them be liable for failure to give any notification.

THE INFORMATION AGENT

     We have engaged D.F. King & Co., Inc. as the information agent for the consent solicitation and offer to guarantee. Requests for additional copies of this prospectus or the letter of consent and for assistance in tendering consents with respect to Continental Notes should be directed to the information agent below.

                             D.F. KING & CO., INC.
                           48 WALL STREET, 22ND FLOOR
                            NEW YORK, NEW YORK 10005
                        BANKS AND BROKERS CALL COLLECT:
                                 (212) 269-5550

                           ALL OTHERS CALL TOLL FREE:
                                 (866) 868-2409

THE CONSENT AGENT

     We have engaged The Bank of New York as the Consent Agent for the consent solicitation and offer to guarantee. All executed letters of consent and notices of revocation should be directed to the Consent Agent at the address set forth below:
                      THE BANK OF NEW YORK, CONSENT AGENT
                      CORPORATE TRUST REORGANIZATION UNIT
                             101 BARCLAY STREET, 7E
                            NEW YORK, NEW YORK 10286
                             ATTN: WILLIAM BUCKLEY

                            FACSIMILE TRANSMISSIONS:
                                 (212) 298-1915
                            TO CONFIRM BY TELEPHONE
                              OR FOR INFORMATION:
                            TOLL FREE (800) 254-2826
                                  212-815-5788

     Delivery of the letter of consent or a notice of revocation to an address other than as listed above or transmission of instructions via facsimile other than as listed above does not constitute a valid delivery.

FEES AND EXPENSES

     The Information Agent and the Consent Agent will receive reasonable and customary compensation for their services, will be reimbursed by us for various reasonable out-of-pocket expenses and will be indemnified against various liabilities in connection with the consent solicitation and offer to guarantee, including liabilities under the federal securities laws.

     No fees or commissions (other than fees to the Information Agent and Consent Agent as described above) will be payable by us to brokers, dealers or other persons for soliciting consents of noteholders pursuant to the consent solicitation. We will, however, upon request, reimburse brokers, dealers and commercial banks for customary mailing and handling expenses incurred by them in forwarding this prospectus and related materials to the beneficial owners of notes held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank or trust company has been authorized to act as our agent or an agent of the Consent Agent for purposes of the consent solicitation.

     We estimate that the approximate amount of out-of-pocket fees and other
expenses of the consent solicitation will be $          .

THE CONTINENTAL CROSS GUARANTEES

     If the amendment is approved, the Continental Notes would benefit from the cable guarantees and Continental will also fully and unconditionally guarantee the obligations, including the payment of principal, if any, and interest, on the publicly traded debt securities of ourselves and the cable guarantors, which we refer to in this prospectus as the "Continental cross-guarantees." The Continental cross guarantees would be on the same terms as the cable guarantees. We and the other cable guarantors will grant the cable guarantees with respect to the Continental Notes promptly after the effective date of the amendment.

THE AMENDMENT

     The amendment would amend the indentures governing the Continental Notes in order to conform the covenants and events of default in the indentures for the Continental Notes with those contained in our public debt securities. The changes to the covenants and events of default applicable to the Continental Notes will only take effect when the Continental Notes receive the cable guarantees. We refer in this prospectus to the covenants and events of default as amended which would apply to the Continental Notes if the amendment is approved when the cable guarantees are granted as the "new covenants."

     The new covenants would restrict or condition our, the cable guarantors and Continental's ability to

     - grant liens to secure other indebtedness;

     - enter into sale-leaseback transactions; and

     - consolidate or merge Continental, or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of Continental's property and assets.

     The amendment would also add as events of default under each indenture

     - default by any of us or any other cable guarantor in the observance or performance of any covenant under that indenture or notes outstanding under that indenture for more than 60 days after written notice thereof shall have been given to us or such other cable guarantor by the trustee, or to us or such other cable guarantor and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding under that indenture;

     - any cable guarantee is not (or is claimed by any cable guarantor not to be) in full force and effect;

     - certain events involving bankruptcy, insolvency or reorganization of us or any other cable guarantor.

     A default under any of our or the cable guarantors' other indebtedness will not be a default under the indentures.

     In addition, the amendment would remove a default under, or the acceleration of the maturity of, other indebtedness of Continental as an event of default under the indentures.

     The amendment would remove covenants in the indentures which restrict or condition Continental's ability to

     - make specified restricted payments;

     - incur additional indebtedness;

     - invest in entities other than specified subsidiaries;

     - enter into transactions with Continental stockholders and affiliates;

     - grant liens to secure other indebtedness; and

     - consolidate, merge, or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of its property and assets.

     The amendment would also require us to provide the trustee with copies of our annual reports and the information, documents and other reports we file pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 instead of providing financial statements for Continental, and provide that all the Continental Notes not held as physical certificates as of the date of the amendment may generally only be held in book-entry form through a depositary.

     See "Description of the Continental Notes" for more complete descriptions of the covenants and events of default that currently apply to the Continental Notes and "Description of the Cable Guarantees and New Covenants" for a more complete description of the effect of the amendment.

     The amendment would allow for the granting of the Continental cross-guarantees in return for the cable guarantees, notwithstanding any covenants in the Continental Notes which would otherwise prohibit or condition the granting of the Continental cross-guarantees.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The amendments to the indentures governing the Continental Notes, together with the provision of the cable guarantees and the grant by Continental of the Continental cross-guarantees, will not be a taxable event for holders of the Continental Notes. Consequently, a holder of Continental Notes will not recognize any gain or loss, and the holder's holding period for and tax basis in the Continental Notes will not be affected.

     This discussion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date of this prospectus, all of which may change, possibly with retroactive effect. It does not describe all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances, and does not address any non-income tax or any foreign, state or local tax consequences of the amendments to the indentures or the provision of the guarantees. Each holder is urged to consult his or her own tax advisor to determine the particular U.S. federal, state or local or foreign income or other tax consequences to him or her.

             DESCRIPTION OF THE CABLE GUARANTEES AND NEW COVENANTS

THE CABLE GUARANTEES

     To simplify our capital structure and to insure that our traded debt securities and those of Comcast Cable, Comcast Cable Communications Holdings, Comcast Cable Holdings and Comcast MO Group will be treated equally, upon completion of the AT&T Broadband acquisition, we, Comcast Cable, Comcast Cable Communications Holdings, Comcast Cable Holdings and Comcast MO Group each fully and unconditionally guaranteed each other's traded debt securities. Comcast Holdings did not become a guarantor, and its debt securities were not guaranteed, because we believe that future investors will be interested in "pure play" debt securities of our cable communications operations and not Comcast Holdings' commerce and content assets, such as QVC, E! Entertainment and Comcast Spectacor.

     Continental was one of AT&T's cable subsidiaries and was transferred to Comcast Cable Communications Holdings in the AT&T Broadband acquisition. Continental did not become a guarantor, and its debt securities were not guaranteed, because Continental's indentures contain covenants that effectively prohibit Continental from guaranteeing its affiliates' debt obligations.

     In the event that the consent solicitation described in this prospectus is successful and the amendment to the covenants and events of default under the Continental Notes becomes effective, the Continental Notes would be fully and unconditionally guarantees of the obligations, including the payment of principal, premium, if any, and interest, on the Continental Notes by each of us, and Comcast Cable, Comcast Cable Communications Holdings, Comcast Cable Holdings and Comcast MO Group. We refer to these guarantees offered by this prospectus as the "cable guarantees."

     The cable guarantees will not contain any restrictions on the ability of any cable guarantor to:

     - pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that cable guarantor's capital stock; or

     - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of that cable guarantor.

     The following table presents as of September 30, 2002 for each of Continental and ourselves, Comcast Cable, Comcast Cable Holdings, and Comcast MO Group, their pro forma payment obligations for principal, excluding obligations of their subsidiaries and excluding interest but including principal accreted under discount obligations, under (a) debt securities that are subject, or in the case of Continental, would be subject, to the cross guarantees, (b) other contractual liabilities, including capital leases, none of which will be subject to the cross-guarantees and (c) operating leases, none of which will be subject to the cross guarantees. For purposes of the table, amounts set forth opposite "guaranteed debt securities" only include amounts with respect to the person who is the primary obligor and not with respect to amounts for which that person may be secondarily liable as guarantor. The table presents for Comcast Cable Communications Holdings the pro forma effect of its issuance in connection with the AT&T Broadband acquisition of approximately $3.50 billion in debt securities to retire existing AT&T debt. The table also presents for us the pro forma effect of our and Comcast Cable Communications Holdings' borrowings under the New Credit Facility in connection with the closing of the AT&T Broadband acquisition, as well as the issuance and sale in January 2003 of approximately $600 million aggregate principal amount of our 5.85% Notes Due 2010 and $900 million aggregate principal amount of our 6.50% Notes Due 2015 and the application of the proceeds from the issuance to repay short-term indebtedness incurred in connection with the AT&T Broadband acquisition.

                                                                 PAYMENTS DUE BY PERIOD
                                                      ---------------------------------------------
                                           PAYMENT    REMAINDER                            AFTER 5
CONTRACTUAL OBLIGATION                      TOTAL      OF 2002    1-2 YEARS   3-5 YEARS     YEARS
----------------------                    ---------   ---------   ---------   ---------   ---------
                                                          (IN MILLIONS, UNAUDITED)
Continental:
  Potentially guaranteed debt
     securities.........................  $ 1,700.0     $  --     $           $  875.0    $   825.0
  Other liabilities, including capital
     leases.............................      103.8       0.7        103.1          --           --
  Operating leases......................        1.1       0.2          0.9          --           --
                                          ---------     -----     --------    --------    ---------
     Total Continental..................  $ 1,804.9     $ 0.9     $  104.0    $  875.0    $   825.0
                                          ---------     -----     --------    --------    ---------
Comcast:
  New Credit Facility...................  $   680.0     $  --     $  680.0    $     --    $      --
  Guaranteed debt securities............    1,500.0                                         1,500.0
                                          ---------     -----     --------    --------    ---------
     Total Comcast......................    2,180.0        --     $  680.0          --      1,500.0
                                          ---------     -----     --------    --------    ---------
Comcast Cable:
  Guaranteed debt securities............    7,821.7        --        315.8     2,887.6      4,618.3
  Other liabilities, including capital
     leases.............................        6.8       1.1          2.8         0.5          2.4
                                          ---------     -----     --------    --------    ---------
     Total Comcast Cable................    7,828.5       1.1        318.6     2,888.1      4,620.7
                                          ---------     -----     --------    --------    ---------
Comcast Cable Communications Holdings:
New Credit Facility.....................    5,000.0                5,000.0
  Guaranteed debt securities............    3,505.1        --           --          --      3,505.1
                                          ---------     -----     --------    --------    ---------
     Total Comcast Cable Communications
       Holdings.........................    8,505.1        --      5,000.0          --      3,505.1
                                          ---------     -----     --------    --------    ---------
Comcast Cable Holdings:
  Guaranteed debt securities............    5,883.9      30.0      1,748.7     1,165.5      2,939.7
  Operating leases......................       52.2       3.6         25.8        15.9          6.9
                                          ---------     -----     --------    --------    ---------
     Total Comcast Cable Holdings.......    5,936.1      33.6      1,774.5     1,181.4      2,946.6
                                          ---------     -----     --------    --------    ---------
Comcast MO Group:
  Guaranteed debt securities............      302.8      10.4          7.2        82.3        202.9
  Operating leases......................        4.3       0.5          3.8          --           --
                                          ---------     -----     --------    --------    ---------
     Total Comcast MO Group.............      307.1      10.9         11.0        82.3        202.9
                                          ---------     -----     --------    --------    ---------
Total of Continental, Comcast and cable
  guarantors............................  $26.561.7     $46.5     $7,888.1    $5,026.8    $13,600.3
                                          =========     =====     ========    ========    =========

THE NEW COVENANTS

     If the consent solicitation is successful and the amendment becomes effective, we, Continental and the cable guarantors will agree to some restrictions on our activities for the benefit of the holders of the Continental Notes. The restrictive covenants and amended events of default summarized below will apply, unless the covenants are waived or amended, so long as any of the Continental Notes are outstanding, and will replace the existing Continental covenants and amend the events of default described under "Description of the Continental Notes." The following discussion of the new covenants and amended events of default which will apply assumes that Continental will have granted the Continental cross guarantees and will have become one of the "cable guarantors." All references to the "indentures" are to the indentures governing the Continental Notes as amended.

     The Continental Notes will not contain any financial covenants other than those summarized below and will not restrict us or our subsidiaries, including Continental or its subsidiaries, from paying dividends or incurring additional debt. In addition, the Continental Notes will not protect holders of the notes in the event of a highly leveraged transaction or a change in control.

     Limitation on Liens Securing Indebtedness. Neither we nor any cable guarantor shall create, incur or assume any Lien (other than any Permitted Lien) on such person's assets, including the Capital Stock of such person's wholly-owned subsidiaries' to secure the payment of our Indebtedness or that of any cable guarantor, unless we secure the outstanding Continental Notes or cable guarantee, as the case may be, equally and ratably with (or prior to) all Indebtedness secured by such Lien, so long as such Indebtedness shall be so secured.

     Limitation on Sale and Leaseback Transactions. Neither we nor any cable guarantor shall enter into any Sale and Leaseback Transaction involving any of such person's assets, including the Capital Stock of such person's wholly-owned subsidiaries.

     The restriction in the foregoing paragraph shall not apply to any Sale and Leaseback Transaction if:

     - the lease is for a period not in excess of three years, including renewal of rights;

     - the lease secures or relates to industrial revenue or similar financing;

     - the transaction is solely between us and a cable guarantor or between or among cable guarantors; or

     - we or the applicable cable guarantor, within 270 days after the sale is completed, applies an amount equal to or greater than (a) the net proceeds of the sale of the assets or part thereof leased or (b) the fair market value of the assets or part thereof leased (as determined in good faith by our Board of Directors) either to:

      - the retirement (or open market purchase) of Continental Notes, our other long-term Indebtedness ranking on a parity with or senior to the Continental Notes or long-term Indebtedness of a cable guarantor; or

      - the purchase by us or any cable guarantor of other property, plant or equipment related to our business or the business of any cable guarantor having a value at least equal to the value of the assets or part thereof leased.

     This provision and the provision described under "-- Limitation on Liens Securing Indebtedness" do not apply to any of our subsidiaries other than the cable guarantors.

     "Capitalized Lease" means, as applied to any person, any lease of any property (whether real, personal, or mixed) of which the discounted present value of the rental obligations of such person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such person; and "Capitalized Lease Obligation" is defined to mean the rental obligations, as aforesaid, under such lease.

     "Capital Stock" means, with respect to any person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) of such person's capital stock or other ownership interests, whether now outstanding or issued after the date of hereof, including, without limitation, all common stock and preferred stock.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement, or other similar agreement or arrangement designed to protect against the fluctuation in currency values.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of determination, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in the Continental indentures as amended shall be computed in conformity with GAAP applied on a consistent basis.

     "Guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness or other obligation of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person:

     - to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities, or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

     - entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Indebtedness" means, with respect to any person at any date of determination (without duplication):

     - all indebtedness of such person for borrowed money;

     - all obligations of such person evidenced by bonds, debentures, notes, or other similar instruments;

     - all obligations of such person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

     - all obligations of such person to pay the deferred and unpaid purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

     - all obligations of such person as lessee under Capitalized Leases;

     - all Indebtedness of other persons secured by a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person; provided that the amount of such Indebtedness shall be the lesser of:

      - the fair market value of such asset at such date of determination; and

      - the amount of such Indebtedness;

     - all Indebtedness of other persons Guaranteed by such person to the extent such Indebtedness is Guaranteed by such person;

     - to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

     The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided:

     - that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and

     - that Indebtedness shall not include any liability for federal, state, local, or other taxes.

     "Interest Rate Agreements" means any obligations of any person pursuant to any interest rate swaps, caps, collars, and similar arrangements providing protection against fluctuations in interest rates. For purposes of the Continental indentures as amended, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such person.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of the Continental indentures as amended, we or any cable guarantor shall be deemed to own subject to a Lien any asset acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Permitted Liens" means:

     - any Lien on any asset incurred prior to the effective date of the amendment;

     - any Lien on any assets acquired after the effective date of the amendment (including by way of merger or consolidation) by us or any cable guarantor, which Lien is created, incurred or assumed contemporaneously with such acquisition, or within 270 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or any Lien upon any assets acquired after the effective date of the amendment existing at the time of such acquisition (whether or not assumed by us or any cable guarantor), provided that any such Lien shall attach only to the assets so acquired;

     - any Lien on any assets in favor of us or any cable guarantor;

     - any Lien on assets incurred in connection with the issuance of tax-exempt governmental obligations (including, without limitation, industrial revenue bonds and similar financing);

     - any Lien granted by any cable guarantor on assets to the extent limitations on the incurrence of such Liens are prohibited by any agreement to which such cable guarantor is subject as of the effective date of the amendment; and

     - any renewal of or substitution for any Lien permitted by any of the preceding bullet points, including any Lien securing reborrowing of amounts previously secured within 270 days of the repayment thereof, provided that no such renewal or substitution shall extend to any assets other than the assets covered by the Lien being renewed or substituted.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any person or to which any such person is a party, providing for the leasing to us or a cable guarantor of any property, whether owned by us or such cable guarantor at the date of the original issuance of the debt securities or later acquired, which has been or is to be sold or transferred by us or such cable guarantor to such person or to any other person by whom funds have been or are to be advanced on the security of such property.

     Financial Information. We will file, whether or not required to do so under applicable law, with the trustee, within 15 days after being required to file the same under the Securities Exchange Act of 1934, copies of the annual reports and the information, documents and other reports to be filed pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934. We intend to file all such reports, information and documents with the SEC, whether or not required by Section 13 or 15(d), and will send copies to the trustee within such 15-day period.

     Consolidation, Merger and Sale of Assets. Each indenture as amended will restrict Continental's ability to consolidate with, merge with or into, or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of its property and assets as an entirety or substantially an entirety in one transaction or a series of related transactions to any person (other than a consolidation with or merger with or into or a sale, conveyance, transfer, lease or other disposition to an affiliate with a positive net worth; provided that, in connection with any merger of Continental and an affiliate, no consideration other than common stock in the surviving person shall be issued or distributed to Continental's stockholders) or permit any person to merge with or into Continental unless:

     - Continental is the continuing person or the person formed by such consolidation or into which such party is merged or that acquired or leased such property and assets shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of Continental's obligations on all of the Continental notes under that indenture;

     - immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and

     - Continental delivers to the trustee an officers' certificate and opinion of counsel, in each case stating that such consolidation, merger, or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in that indenture and notes relating to such transaction have been complied with;

provided, however, that the foregoing limitations will not apply if, in the good faith determination of Continental's board of directors set forth in a board resolution, the principal purpose of such transaction is to change the state of incorporation of such party; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

     Upon any express assumption of Continental's obligations under an indenture as described above, Continental will be released and discharged from all obligations and covenants under that indenture and all the Continental Notes issued under that indenture.

     The indentures as amended and the cable guarantees will not limit the ability of any cable guarantor to consolidate with or merge into or sell all or substantially all its assets. Upon the sale or disposition of any cable guarantor (whether by merger, consolidation, the sale of its capital stock or the sale of all or substantially all of its assets) to any person, that cable guarantor will be deemed released from all its obligations under the indentures and its cable guarantee.

EVENTS OF DEFAULT

     In the event the amendment becomes effective, upon the granting of the cable guarantees the following changes will be made to the event of defaults under the indentures for the Condor Notes. For purposes of this section, the term "Obligor" shall mean each of us, Comcast Cable, Comcast Cable Communications Holdings, Comcast Cable Holdings and Comcast MO Group, in each case excluding such entity's subsidiaries.

     The amendment would add as events of default under each indenture

     - default by any Obligor in the observance or performance of any covenant under that indenture or notes outstanding under that indenture for more than 60 days after written notice thereof shall have been given to that Obligor by the trustee, or to that Obligor and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding under that indenture;

     - any cable guarantee is not (or is claimed by any cable guarantor not to be) in full force and effect;

     - certain events involving bankruptcy, insolvency or reorganization of us or any cable guarantor.

     A default under any of our or the cable guarantors' other indebtedness will not be a default under the indentures.

     In addition, upon the granting of the cable guarantees the amendment would remove a default under, or the acceleration of the maturity of, other indebtedness of Continental as an event of default under the indentures.

                      DESCRIPTION OF THE CONTINENTAL NOTES

GENERAL

     This prospectus relates to Continental's $1,700,000,000 in principal amount of

     - 8 7/8% Debentures Due September 15, 2005, referred to in this prospectus as the "2005 Notes";

     - 8.30% Senior Notes Due May 15, 2006, referred to in this prospectus as the "2006 Notes";

     - 9% Senior Debenture Due September 1, 2008 of Continental, referred to in this prospectus as the "2008 Notes"; and

     - 9.5% Senior Notes Due August 1, 2013, referred to in this prospectus as the "2013 Notes."

     We refer to these notes in this prospectus as the "Continental Notes." The Continental Notes were issued under separate but substantially similar indentures. We refer to these indentures in this prospectus as the "Continental Indentures."

     The following is a summary of the material terms common to all of the Continental Indentures and is qualified by reference to the description of the terms of the issues of Continental Notes below, which sets forth any terms of a Continental Indenture or the Continental Notes issued under that indenture which differ materially from the summary of common terms, and by reference to the Continental Indentures and the Continental Notes, which are exhibits to the registration statement of which this prospectus forms a part. Terms used in the following description are defined below under "-- Certain Definitions."

     The Continental Notes:

     - represent unsecured senior indebtedness of Continental;

     - are not guaranteed by any of Continental's subsidiaries;

     - rank pari passu in right of payment with the other Continental Notes and with all other Senior Indebtedness of Continental; and

     - are senior in right of payment to all subordinated indebtedness of Continental.

     Continental has existing long-term indebtedness, all of which is senior indebtedness, in the aggregate amount of approximately $1,885,000,000. Subject to certain limitation set forth in the Continental Indentures described under "-- Negative Covenants -- Limitations on Indebtedness" and "-- Limitation on Liens" below, the Continental Indentures permit Continental and the Restricted Subsidiaries to incur and secure additional Indebtedness, which Indebtedness may be guaranteed by the Restricted Subsidiaries. The Continental Indentures do not restrict the incurrence of Indebtedness, whether secured or unsecured, by Continental's Unrestricted Subsidiaries. As of the date of this prospectus, all of Continental's Subsidiaries are Restricted Subsidiaries.

     As of September 30, 2002, Continental's subsidiaries had no long-term indebtedness. Since substantially all of Continental's assets consist of the stock of its subsidiaries, its ability to satisfy its obligations, including its obligations in respect of the Continental Notes, is dependent upon its receipt of funds from its subsidiaries. Upon any distribution of the assets of Continental and its subsidiaries pursuant to any dissolution, winding up, liquidation or reorganization, the assets of Continental's subsidiaries will be applied first to discharge the claims of such subsidiaries' creditors and to discharge any other indebtedness that has been guaranteed or secured by the subsidiaries. As a result, holders of the Continental Notes may recover less, ratably, than creditors of Continental's subsidiaries in the event that the remaining assets of it and its subsidiaries are insufficient to discharge all of the Senior Indebtedness of Continental.

PAYMENT AT MATURITY AND OPTIONAL PREPAYMENTS

     Payment at Maturity. The principal of the Continental Notes will be payable at maturity. No sinking fund is provided for the Continental Notes. Continental may not elect to prepay the Continental Notes prior to their maturity, with the exception of the 2013 Notes which Continental may elect to prepay as described below under "Description of 2013 Notes -- Payment at Maturity and Optional Prepayments -- Prepayment at the Option of Continental'

     Prepayment at the Option of the Holders. The holders of Continental Notes are entitled to demand prepayment of the Continental Notes upon the occurrence of the following events:

     - Prepayment in the Event of Certain Exempt Repurchases.

     If Continental proposes:

      - to make an Exempt Repurchase, and immediately after giving effect to any such Indebtedness incurred for the purpose of making such Exempt Repurchase, Continental would be unable to incur an additional One Dollar ($1.00) of Indebtedness under the terms of Continental's covenant on limitation on Indebtedness described below under "-- Negative Covenants -- Limitation on Indebtedness" (without giving effect to that portion of the covenant which excludes Exempt Repurchase Indebtedness), as defined below under "-- Negative Covenants -- Limitation on Indebtedness"; or

      - to incur additional Indebtedness and immediately after giving effect to the incurrence of such Indebtedness Continental would be able to incur an additional One Dollar ($1.00) of Indebtedness under the foregoing covenant on limitation on Indebtedness only because Exempt Repurchase Indebtedness is not included in the computation of Indebtedness for purposes of such covenant, then Continental will give to each holder of Continental Notes notice (the "Repurchase Notice") of such proposed Exempt Repurchase or proposed incurrence of such additional Indebtedness (either, a "Put Option Transaction") not less than 15 nor more than 45 days before the proposed date of consummation (the "Proposed Consummation Date") specified in the Repurchase Notice.

If the Put Option Transaction is consummated on the Proposed Consummation Date or within 30 days after such date, Continental will send notice to each holder of Continental Notes on the date of consummation (the "Put Option Transaction Date") that each holder has the right, for the 30 day period following the Put Option Transaction Date, to tender all, but not less than all, of such holder's Continental Notes and thereby to require Continental to redeem the holder's Continental Notes at a price equal to the principal amount of such Continental Notes and accrued interest thereon to the date of prepayment.

     The prepayment price for any Continental Notes properly tendered will be paid 35 days after the Put Option Transaction Date. Continental will be prohibited from consummating a Put Option Transaction unless it has delivered to the Trustee an Officers' Certificate to the effect that Continental has committed financing sufficient to redeem all outstanding Continental Notes. In the event that the proposed Put Option Transaction is not consummated within 30 days of the Proposed Consummation Date, Continental will give notice to each holder of Continental Notes that the proposed Put Option Transaction was not consummated. If a Put Option Transaction is consummated, Continental will comply with all applicable tender offer rules, including, without limitation, Section 14(e) of the Securities Exchange Act of 1934, as amended, and Rule 14e-l promulgated thereunder.

     Following the consummation of a Put Option Transaction and the repurchase by Continental of those Continental Notes, if any, properly tendered for repurchase:

     - holders of each series of the Continental Notes will have no further right to cause Continental to prepay their Continental Notes as a result of any subsequent Put Option Transaction; and

     - Continental will no longer be bound by the covenants described below under "-- Negative Covenants -- Limitation on Indebtedness,"
       "-- Investments in Unrestricted Subsidiaries" and "-- Limitations on Liens."

     The Repurchase Notice will inform holders of the Continental Notes of the events described above.

     - Prepayment in the Event of Certain Cash Repurchases of Convertible Preferred Stock.

     The Continental Indentures provide for prepayment to the holders of Continental Notes in the event of certain cash repurchases of convertible preferred stock. This convertible preferred stock is no longer outstanding and therefore this covenant is no longer relevant.

NEGATIVE COVENANTS

     Restricted Payments. The Continental Note Indentures provide that, so long as any of the Continental Notes remain outstanding, neither Continental nor any of its Subsidiaries will pay any dividend on, or make any distribution in respect of, any shares of any class of Continental's stock (except dividends or distributions payable in shares of its stock), or purchase, redeem or otherwise acquire for value any shares of any class of Continental's stock (or any rights, warrants or options to purchase any class of Continental's stock, except if such rights, warrants or options are held by an employee of Continental and such purchase, redemption or acquisition occurs in connection with the termination of such employee's employment with Continental), otherwise than pursuant to Exempt Repurchases if either of the following is true:

     - if a default shall have occurred and be continuing at the time of such proposed Restricted Payment or shall occur as a consequence thereof; or

     - if the aggregate of all Restricted Payments made from March 31, 1992 through and including the date on which such Restricted Payment is made, would exceed the sum of

      - the amount by which Operating Cash Flow of the Restricted Group on a consolidated basis for the period, treated as a single accounting period, from March 31, 1992 through the fiscal quarter immediately preceding such proposed restricted payment for which financial statements are available exceeds 1.20 times the Total Interest Expense for the period, treated as a single accounting period from March 31, 1992 through said fiscal quarter immediately preceding such proposed Restricted Payment, plus

      - $150,000,000, plus

      - the aggregate net proceeds, including the fair market value of property other than cash, received by Continental from the issue or sale (other than to a Subsidiary) subsequent to June 23, 1992 of capital stock of Continental or from the exercise subsequent to June 23, 1992 of any options, warrants or other rights to acquire capital stock of Continental.

     Any payment made in contravention of the terms above is referred to in this description of the Continental Notes as a "Restricted Payment." Approximately $4.4 billion would have been available as of September 30, 2002 for payments subject to this test.

     For all purposes of this covenant, any recapitalization of Continental (whether or not effected through a merger or consolidation with, or sale of substantially all of the assets of Continental to, any person) that has the effect of transferring money, property, or securities other than capital stock of Continental to any holder of any shares of the capital stock of Continental (otherwise than in connection with an Exempt Repurchase) shall be deemed a Restricted Payment. Exempt Repurchases shall not constitute Restricted Payments or be taken into account in computing the amount of Restricted Payments that Continental may make but may entitle the holders of Continental Notes to require the prepayment of their Continental Notes. See "Description of the Continental Notes -- Prepayment at the Option of the Holders" above.

     Limitation on Indebtedness. The Continental Indentures provide that no member of the Restricted Group will incur any additional Indebtedness -- other than Indebtedness in connection with Exempt Repurchases ("Exempt Repurchase Indebtedness") -- if, immediately thereafter and giving effect thereto on a pro forma basis, the aggregate Indebtedness (exclusive of any and all Exempt Repurchase Indebtedness) of the Restricted Group would be more than the product of (a) the Annualized Operating Cash Flow of the Restricted Group multiplied by
(b) nine. Continental's obligation to comply with this covenant may terminate under certain circumstances. See "-- Prepayment at the Option of the Holders" above.

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

     At September 30, 2002, the aggregate Indebtedness of the Restricted Group (exclusive of any Exempt Repurchase Indebtedness) was $1,855.0 million. The Operating Cash Flow of the Restricted Group would have been $213.3 million for the three month period ending September 30, 2002. Accordingly, the ratio of aggregate Indebtedness of the Restricted Group to four times such Operating Cash Flow was 2.2 to 1 at September 30, 2002.

     Investments in Unrestricted Subsidiaries. The Continental Indentures provide that no member of the Restricted Group will make any loan or transfer of property to or investment in a Unrestricted Subsidiary unless, immediately after and giving effect to such loan or investment on a pro forma basis, the Restricted Group would be able to incur additional One Dollar ($1.00) of Indebtedness without violating the covenant in the Continental Indentures on limitation of Indebtedness described above under "-- Limitation on Indebtedness," as determined for the fiscal quarter most recently completed for which financial statements are available at the date of such loan, transfer or investment. The following loans, transfers of property to or investments in a Restricted Subsidiary which would otherwise be prohibited are permitted:

     - the provision of goods and services to an Unrestricted Subsidiary if such goods and services are billed to an Unrestricted Subsidiary on the basis of the provider's cost therefor; and

     - advances to a Unrestricted Subsidiary in the ordinary course of business by the Restricted Group if the interest payable on such advances is generally consistent with Continental's cost of borrowings under its credit facilities.

     Continental's obligation to comply with this covenant may terminate under certain circumstances. See "-- Prepayment at the Option of the Holders" above.

     Transactions with Affiliates. The Continental Indentures provide that Continental will not, and will not permit any Restricted Subsidiary to, enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of capital stock of Continental or with any affiliate of Continental or of any such holder, on terms that are less favorable to Continental or such Restricted Subsidiary, as the case may be, than those which might be obtained at the time of such transaction from a person who is not such a holder or affiliate. This covenant will not limit, or be applicable to:

     - Exempt Repurchases;

     - transactions between Continental and a Subsidiary or between Subsidiaries;

     - transactions pursuant or relating to a stock purchase agreement between an employee selected by the Board of Directors and Continental pursuant to which that employee may purchase shares of Common Stock; and

     - the payment of reasonable and customary regular fees to directors of Continental who are not employees of Continental.

     Merger or Sales of Assets. The Continental Indentures provide that Continental may not merge into or consolidate with another corporation or sell or lease all or substantially all of its assets to another corporation unless either Continental is the surviving corporation, or the resulting, surviving or transferee corporation is organized under the laws of a state of the United States or the District of Columbia and agrees to pay promptly when due the principal of and premium, if any, and interest on the Continental Notes, and to assume, perform and observe all the covenants and conditions of the Continental Indentures, and immediately after and giving effect to such transaction, no Event of Default has occurred.

     Limitation on Liens. The Continental Indentures provide that Continental will not, and will not permit any Restricted Subsidiary to, create, incur or assume any Lien on any Principal Property or any shares of capital stock or Indebtedness of any Restricted Subsidiary without making effective provision for all of the Continental Notes and all other amounts due under the Continental Indentures to be directly secured equally and ratably with (or prior to) the obligation or liability secured by such Lien unless, at the time of such creation, incurrence or assumption and, after giving effect thereto, the aggregate amount of all Indebtedness so secured does not exceed five times Annualized Cash Flow. However, if all Liens (other than Liens created pursuant to this provision or a comparable provision of the indenture under which the other Continental Notes were issued) on principal property or shares of capital stock or Indebtedness of a Restricted Subsidiary which secure indebtedness of Continental or any Restricted Subsidiary are released, then:

     - existing Liens so created (together with all then existing Liens created pursuant to a comparable provision of the indentures under which the other Continental Notes were issued) shall be automatically released; and

     - the trustee shall be authorized to execute and deliver to Continental any documents requested by Continental which are required to evidence the release of such Liens.

     Continental's obligation to comply with this covenant may terminate under certain circumstances. See "-- Prepayment at the Option of the Holders" above.

     Under the terms of the Continental Indentures, the foregoing limitation does not apply to:

     - Liens securing obligations of Continental to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments; or

     - Liens securing Indebtedness on the assets of any entity existing at the time such assets are acquired by Continental or any of its Restricted Subsidiaries, whether by merger, consolidation, purchase of assets or otherwise, provided such Liens;

      - are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by Continental or any of its Restricted Subsidiaries; and

      - do not extend to any other Principal Property or assets of Continental or any of its Restricted Subsidiaries.

     At September 30, 2002, the Restricted Group had no Indebtedness secured by Liens.

CERTAIN DEFINITIONS

     Terms used in these description generally are defined as set forth below. However, terms that are defined under the description of any particular series of Continental Notes or elsewhere in this prospectus are defined as set forth under that section.

     "Annualized Cash Flow" means Operating Cash Flow for the latest fiscal quarter for which financial statements are available multiplied by four.

     "Exempt Repurchases" mean repurchases by Continental at any time or from time to time of up to 751,305 shares of its Common Stock which are subject to the 1998-1999 Share Repurchase Program, provided that Continental has received prior to any such Exempt Repurchase an opinion of an investment banker knowledgeable in the communications industry (who may be Continental's investment banker) that the price per share of Common Stock paid pursuant to any such Exempt Repurchase does not exceed the greater of:

     - the dollar amount that a holder of Common Stock would then receive per share of Common Stock upon a sale of Continental as a whole pursuant to a merger or sale of stock or, if greater, the dollar amount a holder of Common Stock would then receive per share of Common Stock derived from the sale of Continental's assets and subsequent distribution of the proceeds therefrom (net of taxes including corporate, sales and capital gain taxes in connection with such sale of assets), in each instance less a discount of 22.5%; or

     - the net proceeds which would be expected to be received by a shareholder of Continental from the sale of a share of Continental's Common Stock in an underwritten public offering held at the time any such Exempt Repurchase is to occur after being reduced by pro forma expenses and underwriting discounts unless the Common Stock is publicly traded and such expenses and underwriting discounts would not be incurred in connection with an underwritten public sale of a shareholder's non-registered shares in the opinion of the investment banker;

provided, further, that no such opinion of an investment banker will be required for repurchases of shares of Common Stock which are subject to the 1998-1999 Share Repurchase Program to the extent that the aggregate purchase price paid therefor in any calendar year does not exceed $10,000,000.

     "Indebtedness" means, with respect to any issue of Continental Notes, without duplication, with respect to any person, any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute subscriber advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such person prepared in accordance with generally accepted accounting principles, and shall also include, to the extent not otherwise included, the maximum fixed repurchase price of any equity securities or other similar interests of such person which by their terms or otherwise are required to be redeemed prior to the maturity of that issue of Continental Notes or at the option of the holder thereof, obligations secured by a Lien to which the property or assets owned or held by such person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, all obligations to reimburse any person in respect of amounts paid under letters of credit, acceptances or other similar instruments, and guarantees of any of the above items (whether or not such items would appear upon such balance sheet). Indebtedness does not include:

     - any Interest Rate Agreement, however denominated, of Continental or any of its Subsidiaries;

     - as to the Restricted Group, any indebtedness of any Subsidiary which is non-recourse to the Restricted Group or any pledge of the stock of any such Subsidiary to secure such indebtedness;

     - as to the Restricted Group, Indebtedness of a Restricted Subsidiary to Continental or another Restricted Subsidiary, and Indebtedness of Continental to a Restricted Subsidiary;

     - any obligation of Continental to redeem, or to pay dividends on, its outstanding convertible preferred stock;

     - any obligation of Continental to repurchase shares of its outstanding Common Stock pursuant to the 1998-1999 Share Repurchase Program; or

     - any equity securities or other similar interests which, at the option of Continental or otherwise, are redeemable into shares of capital stock.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     "Lien" means, as to the Restricted Group and as used in the definition of "Indebtedness," any mortgage, pledge, lien or security interest except for:

     - pledges of the stock of unrestricted subsidiaries to secure indebtedness;

     - Liens for taxes, assessments or governmental charges or claims the payment of which is being contested in good faith by appropriate proceedings and with respect to which Continental or a Restricted Subsidiary shall have created adequate reserves on its books;

     - Liens of mechanics, carriers, warehousemen or materialmen arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith;

     - Liens resulting from deposits or pledges made in the ordinary course of business to secure payment of workers' compensation, unemployment insurance, old age pension or other social security, or in connection with or to secure the performance of bids, tenders or contracts made in the ordinary course of business, or to secure statutory obligations or surety, performance or appeal bonds;

     - Liens in respect of judgments or awards the payment of which is being contested in good faith by appropriate proceedings and with respect to which the Restricted Group shall have created adequate reserves on its books;

     - purchase money security interests (including mortgages, any conditional sale or other title retention agreement and any capitalized lease); provided, however, that the principal amount of Indebtedness secured by each such security interest in each such item (or group of items) of property shall not exceed the cost of the item (or group of items) subject thereto and each such security interest shall attach only the particular item (or group of items) so acquired and any additions or accessions thereto;

     - landlord's or lessor's Liens under leases to which any member of the Restricted Group is a party; and

     - Liens of utilities and other persons pursuant to pole attachment agreements, and restrictions on the transfer of rights under franchises or pole attachment agreements, and any encumbrances created in favor of franchising authorities and subscribers by provisions of franchises on cable television plant and equipment located in the areas covered thereby.

     "Operating Cash Flow" means, for any period, an amount equal to:

     - aggregate operating revenues plus interest and ordinary dividend income; minus

     - aggregate operating expenses, excluding therefrom nonoperating expenses such as interest expense, depreciation and amortization, non-cash amounts and taxes on income, of the Restricted Group for such period, determined on a consolidated basis, after eliminating all intercompany items, in accordance with generally accepted accounting principles consistently applied.

     For purposes of calculating Operating Cash Flow, there will be included in the Operating Cash Flow of the Restricted Group for any fiscal quarter for which Operating Cash Flow is being calculated the Operating Cash Flow for such fiscal period of any Subsidiary which has been designated a Restricted Subsidiary or of operating assets acquired by Continental or a Restricted Subsidiary (including assets constituting a cable television system acquired by Continental or a Restricted Subsidiary) after the commencement of such fiscal period. If the actual financial Statements of any such new Restricted Subsidiary or new operating assets for any fiscal period or portion thereof prior to the inclusion of such subsidiary as a Restricted Subsidiary or the acquisition of such operating assets by Continental or a Restricted Subsidiary are unavailable or inaccurate in the reasonable opinion of Continental, then the Operating Cash Flow of such new Restricted Subsidiary or new operating assets may be determined from pro forma financial statements of such new Restricted Subsidiary or new operating assets for such period as prepared in good faith by Continental, provided, however, that not more than $10,000,000 of Operating Cash Flow determined on an annualized basis from such pro forma financial statements shall be included in the Operating Cash Flow of the Restricted Group. For purposes of calculating Operating Cash Flow, there will not be included in the Operating Cash Flow of the Restricted Group for any fiscal quarter for which Operating Cash Flow is being calculated the Operating Cash Flow for such fiscal period of any Restricted Subsidiary which has been designated an Unrestricted Subsidiary after the commencement of such fiscal period or of operating assets (including assets constituting a cable television system) owned by Continental or a Restricted Subsidiary which has been transferred to an Unrestricted Subsidiary after the commencement of such fiscal period.

     "Principal Property" means, as of any date of determination, any property or assets owned by any Restricted Subsidiary other than:

     - any such property which, in the good faith opinion of the Board of Directors, is not of material importance to the business conducted by Continental and its Restricted Subsidiaries taken as a whole; and

     - any shares of any class of stock or any other security of any Unrestricted Subsidiary.

     "Restricted Group" means Continental and its Restricted Subsidiaries.

     "Restricted Subsidiary" means:

     - any subsidiary of Continental, whether existing on or after the date of the Continental Indentures, which has been designated a Restricted Subsidiary for purposes of

      - the Credit Agreement dated as of May 1, 1989, as amended and restated as of July 30, 1990 among Continental and certain financial institutions, as amended from time to time; or

      - the Credit Agreement, dated as of May 15, 1992, among Continental, certain Restricted Subsidiaries and certain financial institutions, as amended from time to time, unless any such Subsidiary is subsequently classified as an Unrestricted Subsidiary by Continental for purposes of the Continental Indentures; and

     - an Unrestricted Subsidiary which is classified as a Restricted Subsidiary for purposes of the Continental Indentures by Continental. Continental may not classify as an Unrestricted Subsidiary for purposes of the Continental Indentures any subsidiary that is classified as a Restricted Subsidiary for purposes of the credit agreements set forth above in the two bullet points above or any similar, successor agreements.

     "Subsidiary" means:

     - any corporation of which the outstanding stock having at least a majority in voting power in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by Continental or by Continental and one or more Subsidiaries or by one or more Subsidiaries; or

     - any other person of which at least a majority in voting interest, under ordinary circumstances, is at the time, directly or indirectly, owned or controlled by Continental or by Continental and one or more Subsidiaries or by one or more Subsidiaries. A partnership of which Continental or any Subsidiary is the managing general partner shall be deemed to be a Subsidiary.

     "Total Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of any Interest Rate Agreement, however denominated, with respect to such Indebtedness) and all but the principal component of rentals in respect of capital lease obligations, paid, accrued, or scheduled to be paid or accrued by the Restricted Group, during such period, determined on a consolidated basis, after eliminating all intercompany items, in accordance with generally accepted accounting principles, provided that such amounts paid, accrued and scheduled to be paid or accrued by any person which is not a Subsidiary but the accounts of which are consolidated with those of Continental will be deducted therefrom. For purposes of this definition, interest on a capital lease obligation will be deemed to accrue at an interest rate reasonably determined by Continental to be the rate of interest implicit in such capital lease obligation in accordance with generally accepted accounting principles.

     "Unrestricted Subsidiary" means any Subsidiary of Continental, whether existing on or after the date of the Continental Indentures, which is not a Restricted Subsidiary.

EVENTS OF DEFAULT

     An Event of Default is defined with respect to each series of Continental Notes as being:

     - default in payment of any principal of or premium, if any, on that series of Continental Notes;

     - default for 30 days in payment of any installment of interest on that series of Continental Notes;

     - default by Continental in the observance or performance of any other covenant in each of the Continental Notes or each of the Continental Indentures for more than 60 days after notice thereof shall have been given to Continental by the trustee, or to Continental and the trustee by the holders of at least 25% in aggregate principal amount of that series of Continental Notes then outstanding;

     - default by Continental in payment when due at maturity of indebtedness for borrowed money in excess of $10,000,000 ($25,000,000 with respect to the 2006 Notes) and the continuation of such default for the greater of the applicable grace period thereto or ten days from the date of default;

     - the acceleration of the maturity of any indebtedness for borrowed money issued under an indenture or other instrument of Continental in excess of $10,000,000 ($25,000,000 with respect to the 2006 Notes) if the trustee or the holders of at least 25% in aggregate principal amount of that series of Continental Notes then outstanding give to Continental and trustee notice thereof requiring Continental to remedy the same and within ten days after receiving such notice Continental fails to cause such acceleration to be rescinded or annulled or such indebtedness to be discharged; or

     - certain events involving bankruptcy, insolvency or reorganization of Continental.

     The applicable trustee may withhold notice to the holders of Continental Notes of any default (except in payment of principal of, or premium, if any, or interest on, the Continental Notes) if the trustee considers it in the interest of the holders of that series of Continental Notes to do so.

     Each Continental Indenture provides that if an Event of Default shall have occurred and be continuing, the trustee or the holders of not less than 25% in the principal amount of the series of Continental Notes issued under that Continental Indenture then outstanding may declare the principal of that series of the Continental Notes and the interest accrued thereon to be due and payable immediately by notice in writing to Continental (an "Acceleration Notice"), provided that, except in the case:

     - of an Event of Default in connection with certain events involving bankruptcy, insolvency or reorganization of Continental; or

     - that no more than 10 days and no less than 5 days prior to the giving of an Acceleration Notice the trustee shall have given to Continental (or, in the case of an acceleration by the holders of any series of the Continental Notes, the holders shall have given to the trustee and Continental) a notice (a "Pre-Acceleration Notice") in writing that in no more than 10 days the Trustee (or the holders) intends to give an Acceleration Notice, an Acceleration Notice shall not become effective until 5 days after receipt of such notice by Continental (and the Trustee if given by holders).

     With respect to any series of Continental Notes, if Continental shall cure all defaults (except the nonpayment of interest on and principal of any Continental Notes which shall have become due by acceleration) and certain other conditions are met, an acceleration notice may be annulled and past defaults may be waived by the holders of a majority in principal amount of that series of the Continental Notes then outstanding.

     The applicable trustee shall give the holders of a series of Continental Notes notice of any default under the applicable Continental Indenture as and to the extent provided by the Trust Indenture Act of 1939, as in effect on the date of applicable Continental Indenture. For this purpose, the term "default" shall mean any event which is, or after notice or lapse of time or both would become, an Event of Default under the Continental Indentures.

     The holders of a majority of the aggregate principal amount of any series of the Continental Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to that series of Continental Notes, subject to certain limitations specified in the applicable Continental Indentures. Prior to any declaration accelerating the maturity of the Continental Notes, the holders of a majority in aggregate principal amount of a series of the Continental Notes then outstanding may on behalf of the holders of all the Continental Notes of that series waive any past default or event of default and its consequences except a default in the payment of interest, or premium, if any, on, or the principal of, that series of Continental Notes.

     Continental will furnish to the trustee not more than 90 days after the end of Continental's fiscal year in each year (beginning with fiscal 1993) an Officers' Certificate stating that in the course of the performance by the signers of their duties as officers of Continental they would normally have knowledge of any default by Continental in the performance of the covenants contained in the Continental Indentures, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof.

DEFEASANCE

     The Continental Indentures and the Continental Notes provide that Continental will be discharged from any and all obligations in respect to any series of the Continental Notes (except for certain obligations to register the transfer, substitution or exchange of Continental Notes, to replace stolen, lost or mutilated Continental Notes, and to maintain paying agencies, and except for the right of the holders of the Continental Notes to receive payments of principal, premium, if any, and interest, and the rights, obligations and immunities of the trustee), upon the deposit with the trustee, in trust, of money and/or U.S. government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and each installment of interest on each series of the Continental Notes on the stated maturity of such payments or on a selected date of redemption or on the remaining dates in accordance with the terms of each Continental Indenture and the corresponding series of Continental Notes. Such a trust may only be established if, among other things, Continental has received an opinion of counsel:

     - to the effect that neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

     - describing either a private ruling concerning the Continental Notes or a published ruling of the Internal Revenue Service, to the effect that holders of the Continental Notes or persons in their position will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

MODIFICATION OF THE CONTINENTAL INDENTURES

     The Continental Indentures contain provisions permitting Continental and the trustee, with the consent of the holders of a majority in aggregate principal amount of that series of the Continental Notes at the time outstanding, to modify the corresponding Continental Indenture or any supplemental note indenture or the rights of the holders of that series of Continental Notes, except that no such modification shall:

     - extend the fixed maturity of any Continental Note, reduce the rate or extend the time of payment of interest thereon, reduce the principal amount thereof or premium, if any, thereon or change the currency in which the Continental Notes are payable, without the consent of the holder of each 2003 Note so affected; or

     - reduce the aforementioned percentage of Continental Notes, the consent of the holders of which is required for any such modification, without the consent of the holders of all that series of Continental Notes.

     In addition, Continental and the trustee may execute supplemental note indentures without the consent of holders of the Continental Notes:

     - to evidence the succession of any successor corporation to Continental;

     - to add further restrictions, covenants or conditions for Continental;

     - to provide for the issuance of the Continental Notes in coupon form and to provide for exchangeability of such Continental Notes with Continental Notes issued in registered form; and

     - to cure any ambiguity or supplement any provision which may be inconsistent with any other provision of the Continental Indentures or any supplemental note indenture or to make such other provision for matters or questions arising under the Continental Indentures which shall not adversely affect the interests of the holders of the Continental Notes in any material respect.

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

REPORTS BY CONTINENTAL

     Continental will deliver to the trustee and the holders of the Continental
Notes:

          (1) as soon as available and in any event within 90 days after the end of each fiscal year of Continental:

        - a consolidated balance sheet of Continental and its subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, shareholders' equity and cash flows for such fiscal year, all reported on by Deloitte & Touche or other independent public accountants of nationally recognized standing;

        - a report containing a management's discussion and analysis of the financial condition and results of operations and a description of the business and properties of Continental; and

        - a report as to the maximum amount of Restricted Payments that Continental could have made as of the end of the fiscal year without violating the covenant on Restricted Payments described above, which will explain how such maximum amount was calculated and briefly describe any transaction that occurred during the last quarter that affected such maximum amount;

          (2) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of Continental:

        - an unaudited consolidated financial report for such quarter; and

        - a report containing a management's discussion and analysis of the financial condition and results of operations of Continental; and

        - a report as to the maximum amount of Restricted Payments that Continental could have made as of the end of the quarter without violating the covenant on Restricted Payments described above, which shall explain how such maximum amount was calculated and briefly describe any transaction that occurred during the quarter that affected such maximum amount;

          (3) promptly upon the mailing thereof to the shareholders of Continental generally, copies of annual letters; and

          (4) promptly upon the filing thereof, copies of all annual, quarterly, monthly or periodic reports which Continental shall have filed with the Securities and Exchange Commission.

BOOK ENTRY SYSTEM

     The Continental Notes are currently held under a book-entry system in the form of one or more global securities. The amendment will provide that all series of Continental Notes must be held solely as book-entry securities in the form of one or more global securities held by a depositary, with physical certificates issued only under the limited circumstances described below.

     We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. The Depository Trust Company, New York, New York will be the depositary if we use a depositary.

     DTC has advised us as follows:

          DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book entry changes in accounts of its participants, eliminating the need for physical movements of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and others, some of whom own DTC. Access to DTC's book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

     So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indentures. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

     We will make all payments of principal, premium and interest on the debt securities to the depositary. We expect that the depositary will then credit participants' accounts proportionately with these payments on the payment date and that the participants will in turn credit their customers in accordance with their customary practices. Neither we nor the Trustee will be responsible for making any payments to participants and their customers and you will have to rely on the procedures of the depositary and its participants.

     Global securities are generally not transferable. We will issue physical certificates to beneficial owners of a global security if:

     - The depositary notifies us that it is unwilling or unable to continue as depositary and we do not appoint a successor within 90 days;

     - The depositary ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor within 90 days; or

     - We decide in our sole discretion that we do not want to have the debt securities of that series represented by global securities.

NO PERSONAL LIABILITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS, OR EMPLOYEES

     The Continental Indentures provide that no recourse for the payment of the principal of, the premium, if any, or interest on any of the Continental Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Continental in any of the Continental Indentures, or in any supplemental indenture, or in any of the Continental Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of Continental or of any successor thereof. Each holder, by accepting the Continental Notes, waives and releases all such liability.

CONCERNING THE TRUSTEE

     If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the applicable Continental Indenture at the request of any of the holders of any Continental Notes only after those holders have offered the trustee indemnity reasonably satisfactory to it.

     If the trustee becomes one of Continental's creditors, it will be subject to limitations in the applicable Continental Indenture on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with Continental and we may have business relationships with the trustee, however if it acquires any conflicting interest, it must eliminate that conflict or resign.

DESCRIPTION OF THE 2005 NOTES

     The 8 7/8% Senior Debentures Due September 15, 2005 of Continental, referred to in this prospectus as the "2005 Notes," were issued under an Indenture, referred to in this prospectus as the "2005 Note Indenture," dated as of August 1, 1993, between Continental and The Bank of New York, as trustee. The 2005 Notes are limited to $275,000,000 in aggregate principal amount, issued in fully registered form in denominations of $100,000 and any larger amount which is an integral multiple of $100,000, and mature on September 15, 2005. The following description of the material terms of the 2005 Notes should be read in connection with the description of the terms common to the Continental Notes above.

     Interest at the annual rate for the 2005 Notes of 8 7/8% is payable semiannually on March 15 and September 15 of each year while the 2005 Notes are outstanding, to holders of record at the close of business on the preceding March 1 and September 1, respectively, and unless other arrangements are made, is paid by check mailed to such holders at their registered addresses, as shown on the 2005 Note register. Interest will be computed on the basis of a year of twelve months of 30 days each.

     Payments of principal of, and premium (if any) on, the 2005 Notes will be made against presentation of the 2005 Notes at or after the due date for such payments, at an office maintained by the trustee for such purpose at 101 Barclay Street, New York, New York 10286, and the 2005 Notes may be presented for registration of transfer and exchange, without service charge, at such office during normal business hours on any day on which banks in the Borough of Manhattan in the City of New York are open for business.

     Prepayment at the Option of the Holders. The 2005 Note Indenture provides for prepayment of the 2005 Notes by Continental in certain circumstances to the same effect as those set forth under "Description of the Continental
Notes -- Payment at Maturity and Optional Prepayment -- Prepayment at the Option of the Holders," except that the price at which each holder has the right, for the 30 day period following the Put Option Transaction Date, to tender all, but not less than all, of such holder's 2005 Notes and thereby to require Continental to redeem the holder's 2005 Notes shall be equal to the principal amount of such 2005 Notes and accrued interest thereon to the date of prepayment, plus a premium (expressed as a percentage of the principal amount prepaid) determined as follows:

     If prepaid during the 12-month period ending September 14,

YEAR                                                          PREMIUM
----                                                          -------
2003........................................................  0.8875%
2004 and thereafter.........................................       0

DESCRIPTION OF THE 8.30% NOTES DUE ON MAY 15, 2006

     The 8.30% Senior Notes Due May 15, 2006 of Continental, referred to in this prospectus as the "2006 Notes," were issued under an Indenture, referred to in this prospectus as the "1995 Indenture," dated December 13, 1995 with The Bank of New York, as successor trustee to the Bank of Montreal Trust Company. The 2006 Notes are limited to $600,000,000 in aggregate principal amount, are issued in fully registered form in denominations of $100,000 and any larger amount which is an integral multiple of $50,000, and will mature on May 15, 2006. The following description of the material terms of the 2006 Notes should be read in connection with the description of the terms common to the Continental Notes above.

     Interest at the annual rate of 8.30% is payable semi-annually on May 15 and November 15 of each year while the 2006 Notes are outstanding, commencing on May 15, 1996, to holders of record at the close of business on the preceding May 1 and November 1, respectively, and unless other arrangements are made, is paid by check mailed to such holders at their registered addresses, as shown on the 2006 Note register. Interest will be computed on the basis of a year of twelve months of 30 days each.

     Payments of principal of, and premium (if any) on, the 2006 Notes will be made against presentation of the 2006 Notes at or after the due date for such payments, at an office maintained by the trustee for such purpose at 101 Barclay Street, New York, New York 10286, Attn: Corporate Trust Administration and the 2006 Notes may be presented for registration of transfer and exchange, without service charge, at such office during normal business hours on any day on which banks in the Borough of Manhattan in The City of New York are open for business.

     Prepayment At The Option Of The Holders. The 1995 Indenture provides for prepayment of the 2006 Notes by Continental in certain circumstances to the same effect as those set forth under "Description of the Continental Notes -- Payment at Maturity and Optional Prepayment -- Prepayment at the Option of the Holders," except that the price at which each holder has the right, for the 30 day period following the Put Option Transaction Date, to tender all, but not less than all, of such holder's 2006 Notes and thereby to require Continental to redeem the holder's 2006 Notes shall be equal to the principal amount of such 2006 Notes and accrued interest thereon to the date of prepayment, plus a premium (expressed as a percentage of the principal amount prepaid) determined as follows:

     If prepaid during 12-month periods, each ending May 14,

YEAR                                                          PREMIUM
----                                                          -------
2003........................................................  2.0750
2004........................................................  1.0375
2005 and thereafter.........................................       0

     Restricted Payments. The 1995 Indenture provides that, so long as any of the 2006 Notes remain outstanding, Continental will not declare or pay any dividend on, or authorize or make any distribution in respect of, any shares of any class of Continental's capital stock (except dividends or distributions payable in shares of its capital stock), or authorize or make any purchase, redemption or acquisition for value, or permit any Subsidiary to purchase, redeem or otherwise acquire for value, any shares of any class of Continental's capital stock (or any rights, warrants or options to purchase any class of Continental's capital stock, except if such rights, warrants or options are held by an employee of Continental and such purchase, redemption or acquisition occurs in connection with the termination of such employee's employment with Continental), otherwise than pursuant to Exempt Repurchases if either of the following is true:

     - if a default shall have occurred and be continuing at the time of such proposed Restricted Payment or shall occur as a consequence of the Restricted Payment; or

     - if the aggregate of all Restricted Payments made from September 30, 1995 through and including the date on which such Restricted Payment is made, would exceed the sum of (a) the amount by which Operating Cash Flow, as defined under "Description of Continental Notes -- Certain Definitions," of the Restricted Group, as defined under "Description of Continental Notes -- Certain Definitions," on a consolidated basis for the period, treated as a single accounting period, from September 30, 1995 through the fiscal quarter immediately preceding such proposed Restricted Payment for which financial statements are available exceeds 1.20 times the Total Interest Expense, as defined under "Description of Continental
       Notes -- Certain Definitions," for the period, treated as a single accounting period, from September 30, 1995 through said fiscal quarter immediately preceding such proposed Restricted Payment, plus (b) $1,029,726,000, plus (c) the aggregate net proceeds, including the fair market value of property other than cash, received by Continental from the issue or sale (other than to a Subsidiary) subsequent to September 30, 1995 of any class of capital stock of Continental.

     We refer to any payments made in contravention of the above conditions in this prospectus as a "Restricted Payment." Approximately $4.4 billion was available as of September 30, 2002 for Restricted Payments under this covenant.

     For all purposes of this covenant, any recapitalization of Continental (whether or not effected through a merger or consolidation with, or sale of substantially all of the assets of Continental to, any person) that has the effect of transferring money, property, or securities other than capital stock of Continental to any holder of any shares of the capital stock of Continental (otherwise than in connection with an Exempt Repurchase) shall be deemed a Restricted Payment.

     Exempt Repurchases shall not constitute Restricted Payments or be taken into account in computing the amount of Restricted Payments that Continental may make but may entitle the holders of the 2006 Notes to require the prepayment of their 2006 Notes. See "-- Description of 2006 Notes -- Prepayment at the Option of the Holders."

     Investments In Subsidiaries Other Than The Restricted Group. The 1995 Indenture provides for covenants related to investments in Subsidiaries other than the Restricted Group to the same effect as those set forth under "Description of the Continental Notes -- Negative Covenants -- Investments In Subsidiaries Other Than The Restricted Group." However, the 1995 Indenture provides that Continental's obligation to comply with this covenant will be suspended once the 2006 Notes are Investment Grade Rated, as defined below under "Description of 2006 Notes -- Certain Definitions." The 2006 Notes are currently Investment Grade Rated. Continental's obligation to comply with this covenant may also terminate under certain other circumstances. See "Description of the Continental Notes -- Prepayment at the Option of the Holders."

     Transactions With Affiliates. The 1995 Indenture provides for covenants related to transactions with affiliates to the same effect as those set forth under "Description of the Continental Notes -- Negative
Covenants -- Transactions with Affiliates." However, the 1995 Indenture provides that Continental's obligation to comply with this covenant will be suspended once the 2006 Notes are Investment Grade Rated. The 2006 Notes are currently Investment Grade Rated.

  CERTAIN DEFINITIONS

     Capitalized terms used in "Description of the 2006 Notes," unless defined elsewhere in this prospectus, have the meanings set forth under "Description of the Continental Notes -- Certain Definitions," with the following exceptions:

          "Exempt Repurchases" means repurchases by Continental at any time or from time to time of up to 16,684,150 shares of its Redeemable Common Stock that are subject to the 1998-1999 Share Repurchase Program, provided that Continental has received prior to any such Exempt Repurchase an opinion of an investment banker knowledgeable in the communications industry (who may be Continental's investment banker) that the price per share of Common Stock paid pursuant to any such Exempt Repurchase does not exceed the greater of (A) the dollar amount that a holder of Common Stock would then receive per share of Common Stock upon a sale of Continental as a whole pursuant to a merger or sale of stock or, if greater, the dollar amount a holder of Common Stock would then receive per share of Common Stock derived from the sale of Continental's assets and subsequent distribution of the proceeds therefrom (net of taxes, including corporate, sales and capital gains taxes in connection with such sale of assets), in each instance less a discount of 22.5% or (B) the net proceeds which would be expected to be received by a shareholder of Continental from the sale of a share of Continental's Common Stock in any underwritten public offering held at the time any such Exempt Repurchase is to occur after being reduced by pro forma expenses and underwriting discounts unless the Common Stock is publicly traded and such expenses and underwriting discounts would not be incurred in connection with an underwritten public sale of a shareholders's non-registered shares in the opinion of the investment banker; provided, further, that no such opinion of an investment banker will be required for repurchases of shares of Common Stock which are subject to the 1998-1999 Share Repurchase Program to the extent that the aggregate purchase price paid therefor in any calendar year does not exceed $10.0 million.

          "Investment Grade Rated" means, with respect to any security, both a rating of such security by Standard & Poor's Ratings Group or successor entity of BBB- or better and a rating of such security by Moody's Investors Service or successor entity of Baa3 or better.

          "Lien" means, as to the Restricted Group and as used in the definition of "Indebtedness," any mortgage, pledge, lien or security interest except for:

        - pledges of the stock of any Subsidiaries that are not part of the Restricted Group to secure Indebtedness;

        - Liens for taxes, assessments or governmental charges or claims the payment of which is being contested in good faith by appropriate proceedings and with respect to which Continental or a Subsidiary that is part of the Restricted Group shall have created adequate reserves on its books;

        - Liens of mechanics, carriers, warehousemen or materialmen arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith;

        - Liens resulting from deposits or pledges made in the ordinary course of business to secure payment of workers' compensation, unemployment insurance, old age pension or other social security, or in connection with or to secure the performance of, bids, tenders or contracts made in the ordinary course of business, or to secure statutory obligations or surety, performance or appeal bonds;

        - Liens in respect of judgments or awards the payment of which is being contested in good faith by appropriate proceedings and with respect to which the Restricted Group shall have created adequate reserves on its books;

        - purchase money security interests (including mortgages, any conditional sale or other title retention agreement and any capitalized lease); provided, however, that the principal amount of Indebtedness secured by each such security interest in each such item (or group of items) of property shall not exceed the cost of the item (or group of items) subject thereto and each such security interest shall attach only to the particular item (or group of items) so acquired and any additions or accessions thereto;

        - landlord's or lessor's Liens under leases to which any member of the Restricted Group is a party; and

        - Liens of utilities and other persons pursuant to pole attachment agreements, and restrictions on the transfer of rights under franchises or pole attachment agreements, and any encumbrances created in favor of franchising authorities and subscribers by provisions of franchises on cable television plant and equipment located in the areas covered thereby.

          "Restricted Group" means, Continental and the Restricted Subsidiaries.

          "Restricted Subsidiary" means:

        - any Subsidiary that is a party to the Credit Agreement dated as of July 18, 1995 among Colony Communications, Inc., Columbia Cable of Michigan, Inc., and each of their respective Subsidiaries and certain financial institutions, as amended from time to time, whether as borrowers or as guarantors, and any other Subsidiary of Continental, whether existing on or after the date of the 1995 Indenture, which has been designated a Restricted Subsidiary for purposes of Continental's Amended and Restated Credit Agreement dated as of October 1, 1994 among Continental, the Restricted Subsidiaries and certain financial institutions, as amended from time to time, which we refer to in this prospectus as the "1994 Credit Facility," unless any such Subsidiary is subsequently classified as a Subsidiary that is not part of the Restricted Group by Continental for purposes of the 1995 Indenture; and

        - any Subsidiary which is classified as a member of the Restricted Group for purposes of the 1995 Indenture by Continental. Continental may not classify a Subsidiary as not part of the Restricted Group for purposes of the 1995 Indenture if such Subsidiary is classified as a Restricted Subsidiary for purposes of the 1994 Credit Facility or any similar, successor agreements.

 DESCRIPTION OF THE 2008 NOTES

     The 9% Senior Debentures Due Sept. 1, 2008 of Continental, referred to in this prospectus as the "2008 Notes," were issued under an Indenture, referred to in this prospectus as the "2008 Notes Indenture," dated as of June 1, 1993, between Continental and Bank One, N.A., as the successor trustee to The First National Bank of Chicago. The 2008 Notes are limited to $300,000,000 in aggregate principal amount, issued in fully registered form in denominations of $100,000 and any larger amount which is an integral multiple of $100,000, and mature on September 1, 2008. The following description of the material terms of the 2008 Notes should be read in connection with the description of the terms common to the Continental Notes above.

     Interest at the annual rate for the 2008 Notes set forth on the cover page hereof is payable semiannually on March 1 and September 1 of each year while the 2008 Notes are outstanding, to holders of record at the close of business on the preceding February 15 and August 15, respectively, and unless other arrangements are made, is paid by check mailed to such holders at their registered addresses, as shown on the 2008 Note register. Interest will be computed on the basis of a year of twelve months of 30 days each.

     Payments of principal of, and premium (if any) on, the 2008 Notes will be made against presentation of the 2008 Notes at or after the due date for such payments, at an office maintained by the trustee for such purpose at 14 Wall Street, 8th Floor, New York, New York 10005, and the 2008 Notes may be presented for registration of transfer and exchange, without service charge, at such office during normal business hours on any day on which banks in the Borough of Manhattan in the City of New York are open for business.

     Prepayment at the Option of the Holders. The 2008 Notes Indenture provides for prepayment of the 2008 Notes by Continental in certain circumstances to the same effect as those set forth under "Description of the Continental
Notes -- Payment at Maturity and Optional Prepayment -- Prepayment at the Option of the Holders -- Prepayment in the Event of Certain Exempt Repurchases," except that the price at which each holder has the right, for the 30 day period following the Put Option Transaction Date, to tender all, but not less than all, of such holder's 2008 Notes and thereby to require Continental to redeem the holder's 2008 Notes shall be equal to the principal amount of such 2008 Notes and accrued interest thereon to the date of prepayment, plus a premium (expressed as a percentage of the principal amount prepaid) determined as follows:

     If prepaid during the 12-month period ending August 31,

YEAR                                                          PREMIUM
----                                                          -------
2003........................................................  2.7692%
2004........................................................  2.0769%
2005........................................................  1.3846%
2006........................................................  0.6923%
2007 and thereafter.........................................       0

     The Repurchase Notice will inform holders of the 2008 Notes of the events described in this section.

     Limitation On Liens. The 2008 Note Indenture provides that Continental will not, and will not permit any Subsidiary that is part of the Restricted Group to, create, incur or assume any Lien on any Principal Property or any shares of capital stock or Indebtedness of any such Subsidiary without making effective provision for all of the 2008 Notes and all other amounts due under the 2008 Note Indenture to be directly secured equally and ratably with (or prior to) the obligation or liability secured by such Lien unless, at the time of such creation, incurrence or assumption and, after giving effect thereto, the aggregate amount of all Indebtedness of the Restricted Group so secured does not exceed five times Annualized Cash Flow; provided, however, that if all Liens (other than Liens created pursuant to this provision or the comparable provisions of the 2003 Note Indenture) on Principal Property or shares of capital stock or Indebtedness of any Subsidiary that is part of the Restricted Group which secure Indebtedness of Continental or any such Subsidiary are released, then:

     - all then existing Liens so created (together with all then existing Liens created pursuant to the comparable provisions of the 2003 Note Indenture) shall be automatically released and

     Continental's obligation to comply with this covenant may terminate under certain circumstances. See "-- Description of the Continental
Notes -- Prepayment at the Option of the Holders."

     - the trustee shall be authorized to execute and deliver to Continental any documents requested by Continental which are required to evidence the release of such Liens.

     Continental's obligation to comply with this covenant may terminate under certain circumstances. See "-- Description of the Continental
Notes -- Prepayment at the Option of the Holders."

     Under the terms of the 2008 Note Indenture, the foregoing limitation does not apply to:

     - Liens securing obligations of Continental to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments; or

     - Liens securing Indebtedness on the assets of any entity existing at the time such assets are acquired by Continental or any of its Subsidiaries that are part of the Restricted Group, whether by merger, consolidation, purchase of assets or otherwise;

provided, that such Liens described under the second clause above (i) are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by Continental or any of its Subsidiaries that are part of the Restricted Group and (ii) do not extend to any other Principal Property or assets of Continental or any of its Subsidiaries that are part of the Restricted Group.

DESCRIPTION OF THE 2013 NOTES

     The 9.5% Senior Debentures Due August 1, 2013, referred to in this prospectus as the "2013 Notes," were issued under an Indenture, referred to in this prospectus as the "2013 Note Indenture," dated as of August 1, 1993, between Continental and The Bank of New York, as trustee. The 2013 Notes are limited to $525,000,000 in aggregate principal amount, were issued in fully registered form in denominations of $100,000 and any larger amount which is an integral multiple of $100,000, and will mature on August 1, 2013. The following description of the material terms of the 2013 Notes should be read in connection with the description of the terms common to the Continental Notes above.

     Interest at the annual rate for the 2013 Notes set forth on the cover page hereof is payable semiannually on February 1 and August 1 of each year while the 2013 Notes are outstanding to holders of record at the close of business on the preceding January 15 and July 15, respectively, and unless other arrangements are made, is paid by cheek mailed to such holders at their registered addresses, as shown on the 2013 Note register. Interest is computed on the basis of a year of twelve months of 30 days each.

     Payments of principal of, and premium (if any) on, the 2013 Notes will be made against presentation of the 2013 Notes at or after the due date for such payments, at an office maintained by the trustee for such purpose at 101 Barclay Street, New York, New York 10286, Attn: Corporate Trust Administration, and the 2013 Notes may be presented for registration of transfer and exchange, without service charge, at such office during normal business hours on any day on which banks in the Borough of Manhattan in the City of New York are open for business.

     Prepayments at the Option of Continental. Except as set forth in the following paragraph, the 2013 Notes may not be called for prepayment at the option of Continental prior to August 1, 2005, On and after that date, Continental may prepay all or any part of the 2013 Notes at its option, at any time or from time to time, on at least 30- and not more than 60-days notice, at the principal amount thereof plus accrued interest thereon to the date fixed for prepayment, plus a premium (expressed as a percentage of the principal amount prepaid) determined as follows:

     If prepaid during the 12-month period ending July 31,

YEAR                                                          PREMIUM
----                                                          -------
2006........................................................  4.7500%
2007........................................................  3.1667%
2008........................................................  1.5833%
2009 and thereafter.........................................       0

     In addition to optional prepayments of the 2013 Notes in accordance with the provisions of the preceding paragraph, at any time prior to August 1, 1996. with the proceeds from any offering by Continental of its capital stock, other than Disqualified Stock (as defined below), Continental may prepay the 2013 Notes, in part, at 109.5% of their principal amount, plus accrued interest thereon to the date fixed for prepayment, provided that after such prepayment no less than $341,250,000 in aggregate principal amount of 2013 Notes remains outstanding. Notice of such prepayment shall be given at least 30-days and no more than 60-days prior to the date fixed for prepayment.

     For this purpose, "Disqualified Stock" shall mean any class or series of capital stock of Continental that by its terms or otherwise is:

     - required to be redeemed prior to the stated maturity of the 2013 Notes;

     - redeemable at the option of the holder at any time prior to the stated maturity of the 2013 Notes; or

     - convertible into or exchangeable for capital stock referred to in the two clauses above; provided that any capital stock which would not constitute Disqualified Stock but for provisions giving holders the right to require Continental to repurchase or redeem such capital stock upon the occurrence of a change in control shall not constitute Disqualified Stock, and any capital stock which is redeemable by its terms or at Continental's option solely for shares of Continental's Common Stock shall not constitute Disqualified Stock.

     Prepayment in the Event of Certain Exempt Repurchases. The 2013 Notes Indenture provides for prepayment of the 2013 Notes by Continental in certain circumstances to the same effect as those set forth under "Description of the Continental Notes -- Payment at Maturity and Optional Prepayment -- Prepayment at the Option of the Holders -- Prepayment in the Event of Certain Exempt Repurchases," except that the price at which each holder has the right, for the 30 day period following the Put Option Transaction Date, to tender all, but not less than all, of such holder's 2013 Notes and thereby to require Continental to redeem the holder's 2013 Notes shall be equal to the principal amount of such 2013 Notes and accrued interest thereon to the date of prepayment, plus a premium (expressed as a percentage of the principal amount prepaid) determined as follows:

     If prepaid during the 12-month period ending July 31,

YEAR                                                          PREMIUM
----                                                          -------
2003........................................................  4.7500%
2004........................................................  4.2222%
2005........................................................  3.6944%
2006........................................................  3.1667%
2007........................................................  2.6389%
2008........................................................  2.1111%
2009........................................................  1.5833%
2010........................................................  1.0556%
2011........................................................  0.5278%
2012 and thereafter.........................................       0

     The Repurchase Notice will inform holders of the 2013 Notes of the events described above.

                   DESCRIPTION OF AT&T BROADBAND ACQUISITION

     The following summary of material transactions and continuing obligations in connection with the AT&T Broadband acquisition is qualified by reference to the merger agreement, as amended, and the related agreements described below, which are exhibits to the registration statement of which this prospectus is a part.

THE MERGER AGREEMENT

 GOVERNANCE ARRANGEMENTS

     Our Board of Directors. Our Board has twelve members, five of whom -- Ralph J. Roberts, Brian L. Roberts, Sheldon M. Bonovitz, Julian A. Brodsky and Decker Anstrom -- were designated at the time of the AT&T Broadband acquisition by Comcast Holdings from the then-existing Comcast Holdings Board, five of whom -- C. Michael Armstrong, J. Michael Cook, George M.C. Fisher, Louis
A. Simpson and Michael I. Sovern -- were designated by AT&T from the then-existing AT&T Board and two of whom -- Kenneth J. Bacon and Dr. Judith Rodin -- were independent persons jointly designated by Comcast Holdings and AT&T. At all times, our Board will consist of a majority of independent persons. The individuals designated by each of Comcast Holdings and AT&T were mutually agreed upon by Comcast Holdings and AT&T. All of the initial director designees will hold office until the 2004 annual meeting of our shareholders, which will be held in April 2004. After this initial term, our entire Board will be elected annually. Brian L. Roberts, through his control of BRCC Holdings LLC, holds a 33 1/3% nondilutable voting interest in our stock.

     Management. Under the merger agreement, C. Michael Armstrong, AT&T's Chairman of the Board, will be our Chairman of the Board until the 2005 annual meeting of our shareholders and will serve as non-executive Chairman of the Board from April 1, 2004 until the 2005 annual meeting of our shareholders. Thereafter, Brian L. Roberts will be the Chairman of the Board. Removal of the Chairman of the Board will require the vote of at least 75% of the entire Board until the earlier to occur of (1) the date on which neither C. Michael Armstrong nor Brian L. Roberts is Chairman of the Board and (2) the sixth anniversary of the 2004 annual meeting of our shareholders.

     Upon completion of the AT&T Broadband acquisition, Brian L. Roberts, Comcast Holdings' President, became our CEO. Brian L. Roberts will also be President for as long as he is the CEO. Removal of the CEO requires the vote of at least 75% of our entire Board until the earlier of the date when Brian L. Roberts is not the CEO and the sixth anniversary of the 2004 annual meeting of shareholders.

     We will also have an Office of the Chairman comprised of the Chairman of the Board and the CEO until the earlier to occur of (1) the 2005 annual meeting of our shareholders and (2) the date on which C. Michael Armstrong ceases to be the Chairman of the Board. The Office of the Chairman will be our principal executive deliberative body with responsibility for corporate strategy, policy and direction, governmental affairs and other significant matters.

     Our charter provisions that implement the foregoing governance arrangements may not be amended or changed except with the approval of at least 75% of our entire Board until the earlier to occur of (1) the date on which Brian L. Roberts is no longer serving as Chairman of the Board or CEO and (2) the sixth anniversary of the 2004 annual meeting of our shareholders.

     BRCC Holdings LLC hold shares of our Class B common stock constituting
33 1/3% of the combined voting power of our common stock. Brian L. Roberts has sole voting power over membership interests representing a majority of the voting power of all BRCC Holdings LLC equity.

 EMPLOYEE BENEFITS MATTERS; INDEMNIFICATION AND INSURANCE

     In the merger agreement, we agreed to honor the terms of all Comcast Cable Communications Holdings' employee benefit plans and arrangements and to pay and provide the benefits required thereunder, recognizing that the AT&T Broadband acquisition is a change in control under the plans, and to provide, until December 31, 2003, to employees of Comcast Cable Communications Holdings and its subsidiaries (other than those subject to collective bargaining obligations or agreements) aggregate employee benefits and

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compensation that are substantially comparable in the aggregate to those provided by Comcast Cable Communications Holdings and its subsidiaries as of the completion of the AT&T Broadband acquisition, other than benefits provided under severance or separation plans of Comcast Cable Communications Holdings or its subsidiaries. Until December 31, 2003, we have agreed to continue certain severance plans of Comcast Cable Communications Holdings and its subsidiaries without adverse change, including those that provide certain enhanced benefits to AT&T executive officers who became employees of Comcast Cable Communications Holdings prior to consummation of the AT&T Broadband acquisition. Based on currently available information, if all such executive officers were terminated without cause immediately following completion of the AT&T Broadband acquisition, they would receive severance payments equal in the aggregate to approximately $44.7 million.

 OBLIGATIONS RELATING TO COMCAST CABLE COMMUNICATIONS HOLDINGS' TOPRS SECURITIES

     We have agreed, on the earliest date on which the Comcast Cable Communications Holdings debt known by the acronym TOPrS as to which AT&T has guaranteed certain obligations may be redeemed, to either redeem such series of TOPrS, cause AT&T to be released from any such guarantee or post a letter of credit in respect of such debt. As of the date of this filing, approximately $500 million of outstanding TOPrS remains subject to this obligation.

THE SEPARATION AND DISTRIBUTION AGREEMENT

 THE SEPARATION

     Assignment. AT&T assigned and transferred to Comcast Cable Communications Holdings all of AT&T's and its subsidiaries' right, title and interest in all of the assets of AT&T's broadband business which are not already held by Comcast Cable Communications Holdings or a Comcast Cable Communications Holdings subsidiary. The assets comprising AT&T's broadband business are generally determined in the following manner:

     - assets reflected in the AT&T Broadband Group balance sheet dated as of December 31, 2000 are assets of AT&T's broadband business, except as described below;

     - assets reflected in the AT&T Communications balance sheet dated as of December 31, 2000 are assets of AT&T's communications business, except as described below;

     - assets acquired after December 31, 2000 by AT&T or any of its subsidiaries utilizing assets of AT&T's broadband business are assets of AT&T's broadband business, except as described below;

     - any assets acquired after December 31, 2000 by AT&T or any of its subsidiaries utilizing assets of AT&T's communications business are assets of AT&T's communications business, except as described below;

     - certain assets are specifically assigned to AT&T's broadband business regardless of whether or not they are reflected in the AT&T Broadband Group balance sheet dated as of December 31, 2000;

     - certain assets are specifically assigned to AT&T's communications business regardless of whether or not they are reflected in the AT&T Communications balance sheet dated as of December 31, 2000; and

     - assets that are not reflected in the AT&T Broadband Group balance sheet or the AT&T Communications balance sheet, in each case dated as of December 31, 2000, or specifically assigned to AT&T's broadband business or AT&T's communications business are assigned to the business to which they primarily relate.

     Assumption. At the same time as the assignment, Comcast Cable Communications Holdings assumed all of the liabilities of AT&T's broadband business that were not already liabilities of Comcast Cable

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Communications Holdings or a Comcast Cable Communications Holdings subsidiary.
The liabilities of AT&T's broadband business were generally determined in the following manner:

     - liabilities reflected in the AT&T Broadband Group balance sheet dated as of December 31, 2000 are liabilities of AT&T's broadband business, except as described below;

     - liabilities reflected in the AT&T Communications balance sheet dated as of December 31, 2000 are liabilities of AT&T's communications business, except as described below;

     - liabilities incurred after December 31, 2000 by entities transferred as part of AT&T's broadband business are liabilities of AT&T's broadband business, except as described below;

     - liabilities incurred after December 31, 2000 by entities not transferred as part of AT&T's broadband business are liabilities of AT&T's communications business, except as described below;

     - certain liabilities are specifically assigned to AT&T's broadband business regardless of whether or not they are reflected in the AT&T Broadband Group balance sheet dated as of December 31, 2000;

     - certain liabilities are specifically assigned to AT&T's communications business regardless of whether or not they are reflected in the AT&T Communications balance sheet dated as of December 31, 2000;

     - certain liabilities such as liabilities arising out of the AT&T Broadband acquisition or involving At Home or AT&T Wireless (to the extent AT&T is not indemnified by AT&T Wireless for such liabilities) are divided evenly between AT&T's broadband business and AT&T's communications business regardless of whether or not they are reflected in the AT&T Broadband Group balance sheet or the AT&T Communications balance sheet, in each case dated as of December 31, 2000; and

     - liabilities that are not reflected in the AT&T Broadband Group balance sheet or the AT&T Communications balance sheet, in each case dated as of December 31, 2000, or specifically assigned to AT&T's broadband business or AT&T's communications business are assigned to the business to which they primarily relate.

     The separation occurred on November 18, 2002, immediately prior to the mergers which occurred as part of the AT&T Broadband acquisition.

  REPAYMENT OF INTRACOMPANY DEBT

     In connection with the closing of the AT&T Broadband acquisition, Comcast Cable Communications Holdings repaid all intracompany debt owed by AT&T's broadband business to AT&T's communications business. Comcast Cable Communications Holdings effected this repayment by making a cash payment to AT&T in an amount equal to $5.85 billion and by issuing approximately $3.50 billion in debt to retire existing AT&T debt. The cash payment referred to in the preceding sentence reflected certain adjustments and was made with the proceeds of (i) a borrowing by Comcast Cable Communications Holdings of $4 billion under a bridge credit agreement dated April 26, 2002 among Comcast Cable Communications Holdings, us, the lenders party thereto and JPMorgan Chase Bank, as administrative agent, Citibank N.A., as syndication agent, and Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as co-documentation agents, and (ii) a borrowing by Comcast Cable Communications Holdings of $2.5 billion under a credit agreement dated April 26, 2002 among Comcast Cable Communications Holdings, us, the lenders party thereto and JPMorgan Chase Bank, as administrative agent, swingline lender and issuing lender, Citibank N.A., as syndication agent, and Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as co-documentation agents, together referred to as the New Credit Facility in this prospectus. The retirement of existing AT&T debt by Comcast Cable Communications Holdings referred to above resulted from a recently completed debt exchange offer pursuant to which Comcast Cable Communications Holdings issued debt guaranteed by us and the cable guarantors in an aggregate principal amount of approximately $3.50 billion consisting of approximately $2.43 billion of 8.375% Notes Due 2013 and approximately $1.07 billion of 9.455% Notes Due 2022.

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  POST-SPIN-OFF TRANSACTIONS

     Our ability and the ability of Comcast Cable Communications Holdings to engage in specified acquisitions, redeem stock, issue equity securities or take any other action or actions that in the aggregate would be reasonably likely to have the effect of causing or permitting one or more persons to acquire directly or indirectly stock representing a 50% or greater interest, within the meaning of Section 355(e) of the Code, in Comcast Cable Communications Holdings or otherwise jeopardize the non-recognition of taxable gain or loss for U.S. federal income tax purposes to AT&T, AT&T affiliates and AT&T shareholders in connection with the separation and the Comcast Cable Communications Holdings spin-off may be limited until December 18, 2004.

  DISPOSITION OF TIME WARNER ENTERTAINMENT INTEREST

     Sharing of Proceeds. The separation and distribution agreement provides that upon any disposition of all or any portion of its interest in TWE after the signing of the merger agreement, Comcast Cable Communications Holdings will pay AT&T 50% of the proceeds received from such disposition in excess of the threshold amount described in the next sentence reduced by taxes on 50% of such excess. The threshold amount is equal to the balance, plus 7% simple interest per annum on the balance, of $10.2 billion reduced by the aggregate proceeds of any previous dispositions of any portion of the TWE interest. If the TWE interest has not been fully disposed of within 54 months of the completion of the AT&T Broadband acquisition, the remaining TWE interest will be appraised at fair market value. To the extent that the amount of such appraisal exceeds the threshold amount specified above, Comcast Cable Communications Holdings has agreed to pay AT&T 50% of such excess, on a tax-adjusted basis.

     Restructuring Agreement. On August 21, 2002, AT&T and Comcast Holdings announced that they had entered into an agreement with AOL Time Warner providing for the restructuring of TWE. The restructuring agreement was intended to provide for a more orderly and timely disposition of AT&T Broadband Group's entire stake in TWE than would likely be available under the registration rights provisions of the TWE partnership agreement, which AT&T Broadband Group had been pursuing. Upon consummation of the AT&T Broadband acquisition, we assumed all of AT&T's interest in TWE and in the restructuring agreement.

     Under the restructuring agreement, which is expected to close in the first quarter of 2003, for its 27.64% interest in TWE, Comcast Cable Communications Holdings will receive $1.5 billion in common stock of AOL Time Warner Inc. (valued at the time of the closing and subject to certain limitations) and an effective 21% equity interest in all of AOL Time Warner's cable properties, including those already in TWE, and Comcast Cable Communications Holdings will also receive $2.1 billion in cash. As part of the restructuring, TWE will distribute to AOL Time Warner all of TWE's major content assets, which include Home Box Office (HBO), Warner Bros., and stakes in The WB Network, Comedy Central and Court TV. Time Warner Cable, which will own substantially all of AOL Time Warner's cable interests, is expected to conduct an initial public offering of common stock following the restructuring. Under the restructuring agreement, Comcast Cable Communications Holdings has registration rights enabling it to dispose of its shares in Time Warner Cable and in AOL Time Warner. In connection with the transactions, Comcast Holdings and Comcast Cable Communications Holdings will also enter into a three-year non-exclusive agreement with AOL Time Warner under which AOL High-Speed Broadband service would be made available on certain of our cable systems which pass approximately 10 million homes.

     On November 13, 2002, the FCC gave conditional approval to the transfer of certain FCC licenses required to complete the AT&T Broadband acquisition. The Memorandum Opinion and Order issued by the FCC ordered AT&T and Comcast Holdings to place Comcast Cable Communications Holdings' interest in TWE into irrevocable trust prior to completion of the transaction and to fully divest the TWE interest within five-and-a-half years after completion of the transaction. During the divestiture period, the divestiture order prohibits us from any involvement in the video programming activities of TWE. Copies of the trust agreements pursuant to which Comcast Cable Communications Holdings' TWE interest will be placed into irrevocable trust are attached as exhibits to our Current Report on Form 8-K filed on November 18, 2002 incorporated by reference herein.

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     AT&T acquired its stake in TWE as part of its June 2000 acquisition of
Comcast MO Group. In February of 2001, AT&T requested that TWE convert from a limited partnership into a corporation and create equity securities for registration with the Securities and Exchange Commission. On July 30, 2002, AT&T and TWE agreed to suspend the registration process to explore alternative approaches that led to the transactions contemplated by the restructuring agreement. In connection with the Comcast Cable Communications Holdings spin-off, all of AT&T Broadband Group's interests and rights with respect to TWE were transferred to Comcast Cable Communications Holdings subsidiaries, and subsequently placed in trust for orderly disposition. The TWE restructuring is subject to receipt of certain regulatory approvals and other closing conditions, certain of which are outside our control. There can be no assurance that the transactions contemplated by the TWE restructuring agreement will be consummated. If the restructuring agreement is terminated without the restructuring being consummated, the parties will return to the registration rights process under the TWE partnership agreement.

  MUTUAL RELEASE; INDEMNIFICATION

     Mutual Release of Pre-Closing Claims. AT&T and Comcast Cable Communications Holdings have each released the other from any and all claims that it may have against the other party arising from any acts or events occurring or failing to occur prior to the completion of the Comcast Cable Communications Holdings spin-off, subject to certain exceptions specified in the separation and distribution agreement.

     Indemnification by AT&T. AT&T has indemnified Comcast Cable Communications Holdings from any and all liabilities relating to, arising out of or resulting from any of the following:

     - the failure of AT&T or any of its subsidiaries or any other person to pay any liabilities, or perform under any contracts, of AT&T's communications business;

     - the assets or contracts of AT&T's communications business; and

     - any breach of the separation and distribution agreement or any of the ancillary agreements by AT&T.

     Indemnification by Comcast Cable Communications Holdings. Comcast Cable Communications Holdings has indemnified AT&T from any and all liabilities relating to, arising out of or resulting from any of the following:

     - the failure of Comcast Cable Communications Holdings or any of its subsidiaries or any other person to pay any liabilities, or perform under any contracts, of AT&T's broadband business;

     - the assets or contracts of AT&T's broadband business; and

     - any breach of the separation and distribution agreement or any of the ancillary agreements by Comcast Cable Communications Holdings;

     Tax Indemnification. Subject to the exceptions described below, Comcast Cable Communications Holdings has indemnified AT&T against 50% of the taxes and related costs assessed against AT&T resulting from the disqualification of the separation and the Comcast Cable Communications Holdings spin-off as tax-free transactions under Section 355 of the Code.

     If such disqualification results from a transaction involving the stock or assets of Comcast Cable Communications Holdings occurring after the Comcast Cable Communications Holdings spin-off, from Comcast Cable Communications Holdings' failure to remain actively engaged in a trade or business or from the failure of any representation made with respect to Comcast Cable Communications Holdings in connection with certain tax opinions and Internal Revenue Service rulings, then Comcast Cable Communications Holdings will be required to indemnify AT&T against all such taxes and related costs.

     If such disqualification results from a transaction involving the stock or assets of AT&T occurring after the Comcast Cable Communications Holdings spin-off, from AT&T's failure to remain actively engaged in a trade or business or from the failure of any representation made with respect to AT&T in connection with certain tax opinions and Internal Revenue Service rulings, then Comcast Cable Communications Holdings is not required to indemnify AT&T against any such taxes or related costs.
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     Comcast Cable Communications Holdings has also indemnified AT&T against 50%
of the taxes and related costs resulting from the Liberty Media or AT&T Wireless spin-offs failing to be tax-free, unless either spin-off becomes taxable as a result of an action taken by AT&T or Comcast Cable Communications Holdings, in which case the acting party bears full responsibility for any resulting AT&T liabilities. Comcast Cable Communications Holdings' obligation described in the preceding sentence is reduced by Comcast Cable Communications Holdings' share of any indemnification that AT&T receives from Liberty Media or AT&T Wireless as a result of the relevant spin-off failing to qualify as tax-free.

     Other Indemnification. Subject to the next sentence, AT&T and Comcast Cable Communications Holdings have indemnified each other for 50% of any liability resulting from any untrue statement or omission of a material fact in any registration statement relating to the Comcast Cable Communications Holdings spin-off or in any other filing made by AT&T or Comcast Cable Communications Holdings with the Securities and Exchange Commission in connection with the separation, the Comcast Cable Communications Holdings spin-off, the Comcast Cable Communications Holdings merger or any related agreements. AT&T also indemnified us and Comcast Cable Communications Holdings for any liability resulting from any untrue statement or omission of a material fact in any registration statement relating to the Consumer Services charter amendment proposal, any other proposal related to the creation of AT&T Consumer Services Group tracking stock, the reverse stock split proposal or any AT&T 2002 annual meeting proposal other than the AT&T transaction proposal or the proposal related to our charter.

THE TAX SHARING AGREEMENT

     In General. Comcast Cable Communications Holdings' tax liability, as described below, for the period beginning January 1, 2002 through November 18, 2002 will be included in the consolidated federal income tax return of AT&T for 2002 and for the period beginning November 19, 2002 through December 31, 2002 will be included in the consolidated federal income tax return of Comcast. The tax sharing agreement provides for tax sharing payments between Comcast Cable Communications Holdings and AT&T for periods prior to the Comcast Cable Communications Holdings spin-off, based on the taxes or tax benefits of hypothetical affiliated groups consisting of the businesses, assets and liabilities that make up Comcast Cable Communications Holdings, on the one hand, and all other businesses, assets and liabilities of AT&T, on the other hand. Each group is generally responsible for the taxes attributable to its lines of business and entities comprising its group.

     AT&T and Comcast Cable Communications Holdings have agreed that the consolidated tax liability (before credits) of the hypothetical group will be allocated to each group based on such group's contribution to consolidated taxable income. This allocation will take into account losses, deductions and other tax attributes that are utilized by the hypothetical group even if these attributes could not be utilized on a stand-alone basis. Tax sharing payments in respect of the consolidated tax liability of the hypothetical group, after allocation of consolidated tax credits, will be made between AT&T and Comcast Cable Communications Holdings consistent with the allocations under the tax sharing agreement. As between AT&T and Comcast Cable Communications Holdings, certain tax items are specially allocated to the AT&T group and Comcast Cable Communications Holdings group under the tax sharing agreement.

     Comcast Cable Communications Holdings Spin-off. AT&T and Comcast Cable Communications Holdings have agreed that taxes related to intercompany transactions that are triggered by the Comcast Cable Communications Holdings spin-off will be generally allocated to Comcast Cable Communications Holdings.

     Non-Income Tax Liabilities. AT&T and Comcast Cable Communications Holdings have agreed that joint non-income tax liabilities will generally be allocated between AT&T and Comcast Cable Communications Holdings based on the amount of such taxes attributable to each group's line of business. If the line of business with respect to which the liability is appropriately associated cannot be readily determined, the tax liability will be allocated to the AT&T group.

     Audit Adjustments. AT&T and Comcast Cable Communications Holdings have agreed that taxes resulting from audit adjustments will generally be allocated between the two groups based on line of business. In general, AT&T controls audits and administrative matters related to pre-spin-off periods.
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     Post-Spin-off Tax Attributes.  Generally, Comcast Cable Communications
Holdings may not carry back a loss, credit or other tax attribute from a post-spin-off period to a pre-spin-off period, unless Comcast Cable Communications Holdings obtains AT&T's consent (which, in the case of significant net operating or capital loss carrybacks, may not be unreasonably withheld) and then only to the extent permitted by applicable law.

THE ANCILLARY AGREEMENTS

     In addition to the other agreements described in this section, AT&T and Comcast Cable Communications Holdings entered into various other commercial agreements in connection with the AT&T Broadband acquisition. A brief summary of these agreements follows:

     Network Service Agreements. AT&T and Comcast Cable Communications Holdings entered into principal network service agreements as follows.

     - Master Carrier Agreement. This agreement reflects the rates, terms and conditions on which AT&T Business Services Group will provide voice, data and Internet services to Comcast Cable Communications Holdings, including both wholesale services (those used as a component in Comcast Cable Communications Holdings' services to its customers) and "administrative" services (for internal Comcast Cable Communications Holdings usage). Pricing is market based, with provisions defining an ongoing process to ensure that the prices remain competitive.

     - First Amended and Restated Local Network Connectivity Services
       Agreement. This agreement reflects the rates, terms and conditions on which AT&T Business Services Group will provide certain local network connectivity services to Comcast Cable Communications Holdings for use in providing local telephone services to Comcast Cable Communications Holdings' subscribers. This agreement consists of two parts:

      - a capital lease from AT&T Business Services Group to Comcast Cable Communications Holdings of certain network switching and transport assets to be used exclusively by Comcast Cable Communications Holdings for a term of up to ten years, commencing January 1, 2002 for initial assets leased under the agreement; and

      - an operating agreement for the provision of local network connectivity, management and operational services in support of Comcast Cable Communications Holdings' local cable telephone services, with a minimum term of five years commencing January 1, 2002.

     - Master Facilities Agreement. This agreement permits AT&T or any of its subsidiaries to use existing fiber facilities owned or leased by Comcast Cable Communications Holdings or its controlled affiliates, together with related services. In addition, Comcast Cable Communications Holdings will construct and lease to AT&T new fiber facilities in the areas served by Comcast Cable Communications Holdings' cable systems for use in providing telecommunications services. The term of the build-out period will expire on January 8, 2012. Subject to certain termination rights specified in this agreement, the term of AT&T's right to use facilities leased under this agreement will expire on January 8, 2028, renewable at AT&T's option for successive 20-year terms in perpetuity.

     - Interconnection and Intercarrier Compensation Term Sheet. This agreement, which has a five-year initial term commencing January 1, 2002, specifies the terms of interconnection of the parties' networks, and compensation for:

      - the origination or termination of interexchange traffic for the other party; and

      - the exchange of local traffic between the parties' local customers.

     - High Speed Internet Services Binding Term Sheet. This agreement reflects the rates, terms and conditions on which AT&T will provide specified processes, procedures and services to support Comcast Cable Communications Holdings in its provision of broadband Internet services to Comcast Cable Communications Holdings subscribers. This agreement has a four-year initial term commencing December 4, 2001.

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     - Intellectual Property Agreement.  This agreement specifies the ownership and license rights granted by each party to the other in specified patents, software, copyrights and trade secrets. Among other rights granted, the effect of this agreement is to allow Comcast Cable Communications Holdings and AT&T to continue to have the same rights to use the intellectual property that they had at the time of the separation and Comcast Cable Communications Holdings spin-off.

     - Corporate Name Agreement. AT&T and we entered into a corporate name agreement immediately prior to the completion of the AT&T Broadband acquisition pursuant to which AT&T will grant to us the right to use the term "AT&T" as part of our full corporate name, but prohibit any use of "AT&T" as a trade name, trademark, or service mark, or in a domain name other than specified domain names permitted for certain purposes. Such grant of rights will be perpetual unless terminated as a result of the Roberts family's voting power falling below 33% or pursuant to any other terms of the agreement. On November 18, 2002, we changed our name from AT&T Comcast Corporation to Comcast Corporation.

THE QUIPS EXCHANGE

     Prior to the AT&T Broadband acquisition, Microsoft (through a wholly owned subsidiary) held $5 billion in aggregate liquidation preference amount of 5% Convertible Quarterly Income Preferred Securities, referred to in this prospectus by their acronym "QUIPS," of AT&T Finance Trust I, a Delaware business trust. The QUIPS were convertible into $5 billion aggregate face amount of 5% Junior Convertible Subordinated Debentures due 2029 of AT&T, which were in turn convertible into AT&T common stock. In connection with the AT&T Broadband acquisition, Comcast Holdings and Microsoft entered into an exchange agreement dated December 7, 2001 relating to the exchange of the QUIPS for a combination of our voting and non-voting shares to be issued in the merger, and on December 19, 2001 we became a party to the exchange agreement by executing the instrument of admission. On March 11, 2002, the parties amended the exchange agreement and instrument of admission. The following summary of the exchange agreement and the instrument of admission, in each case as amended, is qualified in its entirety by reference to the complete texts of the amended exchange agreement and the instrument of admission, which are incorporated by reference and attached as exhibits to the registration statement in which this prospectus is included.

     The Exchange. In the exchange agreement and instrument of admission, we agreed to exchange the QUIPS for approximately 100.6 million shares of our Class A Common Stock, and approximately 14.4 million shares of our non-voting Class A Special Common Stock in the AT&T Broadband acquisition. If Microsoft transfers shares of our Class A Common Stock or its voting interest in us is diluted below 4.95%, subject to certain conditions, Microsoft will have the right to cause us to exchange the shares of our non-voting Class A Special Common Stock received in the AT&T Broadband acquisition for shares of our voting Class A Common Stock provided that its voting interest in us does not exceed 4.95% after the exchange. Prior to six months after completion of the Microsoft transaction, subject to certain exceptions, Microsoft has agreed that neither Microsoft nor any of its wholly-owned subsidiaries will sell, or enter into any agreement, arrangement or negotiations relating to the sale of, any of the shares of our Class A Special Common Stock that it received in connection with the Microsoft transaction. Comcast Holdings agreed to indemnify Microsoft against any claim by Comcast Holdings, AT&T or any shareholder of Comcast Holdings, AT&T or us for any loss arising as a result of the Comcast Cable Communications Holdings spin-off or the mergers failing to be tax-free, except to the extent such a failure results directly from a breach by Microsoft of the lock-up agreement described above or of the failure of a related representation and warranty made by Microsoft in the exchange agreement.

     Internet Access. Until the fifth anniversary of the Microsoft transaction, we have agreed that if we offer a high-speed Internet access agreement to any third party, then we will be obligated to offer an agreement on nondiscriminatory terms with respect to the same cable systems to Microsoft for its ISP, The Microsoft Network. In connection with Comcast Holdings' and AT&T's agreement with AOL Time Warner providing for the restructuring of TWE, Comcast Holdings and Comcast Cable Communications will enter into a three-year non-exclusive access agreement with AOL Time Warner. Because Comcast Holdings has also entered into an access agreement with United Online and Comcast Cable Communications Holdings has also entered
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into an access agreement with each of Earthlink, Internet Central, Connected
Data Systems, Galaxy Internet Services and Connect Plus International, we will be required after the consummation of the AT&T Broadband acquisition, with respect to each such agreement with another ISP, including the agreement to be entered into with AOL Time Warner, to offer an access agreement to Microsoft on terms no less favorable than those provided to the other ISP with respect to the specific cable systems covered under the agreement with the other ISP.

     Interactive Technology Agreement. In connection with the exchange agreement, Microsoft and Comcast Cable entered into a letter of intent and are currently negotiating a definitive agreement pursuant to which the parties will conduct a trial during 2003 of an interactive television platform, including set-top box middleware. If the trial results meet agreed technical standards, the platform meets defined competitive requirements and a launch would meet Comcast Cable's reasonable business objectives, Comcast Cable has agreed that it will commercially launch the Microsoft platform to at least 25% of its newly installed middleware customer base.

                                 LEGAL MATTERS

     As to matters governed by Pennsylvania law, Arthur R. Block, Esquire, Senior Vice President, General Counsel and Secretary of Comcast, and as to matters governed by New York and Delaware law, Davis Polk & Wardwell, will pass upon the validity of the cable guarantees on our behalf and on behalf of the cable guarantors, although we may use other counsel, including our employees, to do so.

                                    EXPERTS

COMCAST

     The balance sheet of Comcast at December 31, 2001 incorporated by reference from Comcast's Current Report on Form 8-K/A dated November 18, 2002 filed on December 16, 2002 has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

COMCAST HOLDINGS

     The consolidated financial statements and the related financial statement schedule of Comcast Holdings incorporated in this prospectus by reference from Comcast's Current Report on Form 8-K/A dated November 18, 2002 filed on December 16, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, effective January 1, 2001), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

COMCAST CABLE

     The financial statements and the related financial statement schedule of Comcast Cable, an indirect wholly-owned subsidiary of Comcast, and subsidiaries incorporated in this prospectus by reference from Comcast Cable's Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, effective January 1, 2001), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

COMCAST MO OF DELAWARE, INC.

     The financial statements of Comcast MO of Delaware, Inc. (formerly MediaOne of Delaware, Inc.), and its subsidiaries as of December 31, 2001 and 2000, and for the year ended December 31, 2001 and for the period June 15, 2000 to December 31, 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

AT&T BROADBAND GROUP

     The audited historical combined financial statements of AT&T Broadband Group incorporated in this prospectus by reference to Comcast's Current Report on Form 8-K/A dated November 18, 2002 filed on December 16, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     We, along with the cable guarantors, have filed this prospectus as part of a combined registration statement on Form S-4 with the SEC. The registration statement contains exhibits and other information that are not contained in this prospectus. In particular, the registration statement includes as exhibits a form of the amendment, a form of cable guarantee, a form of Continental cross guarantee, copies of the indentures under which the Continental notes were issued, and the forms of the Continental notes. Our descriptions in this prospectus of the provisions of documents filed as an exhibit to the registration statement or otherwise filed with the SEC are only summaries of the documents' material terms. If you want a complete description of the content of the documents, you should obtain the documents by following the procedures described below.

     Comcast Cable Communications Holdings, Comcast MO Group, Comcast Cable Holdings and Continental do not currently file information with the SEC. We, and Comcast Holdings as our predecessor, file annual, quarterly and special reports and other information with the SEC. Although Comcast Cable, which currently files annual, quarterly and special reports and other information with the SEC, the other cable guarantors and Continental would normally be required to file information with the SEC on an ongoing basis, we expect that Comcast Cable and the cable guarantors will be exempt from this filing obligation for as long as we continue to file our information with the SEC. You may read and copy any document we, Comcast Holdings or Comcast Cable file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings, including the complete registration statement and all of the exhibits to it, and the SEC filings of Comcast Holdings and Comcast Cable are available through the SEC's web site at http://www.sec.gov.

     You should rely only on the information contained in this prospectus, in the accompanying prospectus supplement and in material we, Comcast Holdings and Comcast Cable file with the SEC and incorporate by reference herein. We have not authorized anyone to provide you with information that is different. We are offering the cable guaranties, and seeking consents to the amendment, only where the consent solicitation and offer to guarantee are permitted. The information contained in this prospectus and our filings and the filings of Comcast Holdings and Comcast Cable with the SEC is accurate only as of its date, regardless of the time of delivery of this prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be part of this prospectus. In addition, information we file with the SEC in the future will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

     This prospectus incorporates by reference the documents set forth below that we, Comcast Holdings and Comcast Cable have previously filed with the SEC.

     Comcast SEC Filings (File No. 333-82460)

     - Current Report on Form 8-K filed on October 30, 2002, Current Report on Form 8-K filed on November 18, 2002, Current Report on Form 8-K/A dated November 18, 2002 filed on December 16, 2002, and Current Report on Form 8-K filed on January 10, 2003.

     Comcast Holdings SEC Filings (File No. 001-15471)

     - Annual Report on Form 10-K (except for Item 8) for the year ended December 31, 2001, filed on March 29, 2002.

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, filed on May 15, 2002, June 30, 2002, filed on August 14, 2002, and September 30, 2002, filed on October 30, 2002.

     - Current Report on Form 8-K filed on November 18, 2002.

     Comcast Cable SEC Filings (File No. 333-30745)

     - Annual Report on Form 10-K for the year ended December 31, 2001, filed on March 29, 2002.

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, filed on May 15, 2002, June 30, 2002, filed on August 14, 2002, and September 30, 2002, filed on November 13, 2002.

     - Current Report on Form 8-K filed on November 18, 2002.

     We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities we are offering. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

     We will provide free copies of any of those documents, if you write or telephone us at: 1500 Market Street, Philadelphia, Pennsylvania 19102-2148,
(215) 665-1700.

                         INDEX TO FINANCIAL STATEMENTS

COMCAST MO OF DELAWARE, INC. (FORMERLY MEDIAONE OF DELAWARE, INC.)

Condensed Consolidated Statement of Operations and
  Comprehensive Loss for the Nine Months Ended September 30,
  2002 and 2001 (Unaudited).................................   F-2
Condensed Consolidated Balance Sheet as of September 30,
  2002 and December 31, 2001 (Unaudited)....................   F-3
Condensed Consolidated Statement of Stockholder's Equity for
  the Period from January 1, 2002 to September 30, 2002
  (Unaudited)...............................................   F-4
Condensed Consolidated Statement of Cash Flows for the Nine
  Months Ended September 30, 2002 and 2001 (Unaudited)......   F-5
Notes to Condensed Consolidated Financial Statements for the
  Nine Months Ended September 30, 2002 and 2001
  (Unaudited)...............................................   F-6
Report of Independent Accountants...........................  F-14
Consolidated Statement of Operations and Comprehensive Loss
  for the Year Ended December 31, 2001......................  F-15
Consolidated Balance Sheet as of December 31, 2001..........  F-16
Consolidated Statement of Stockholder's Equity for the Year
  Ended December 31, 2001...................................  F-17
Consolidated Statement of Cash Flows for the Year Ended
  December 31, 2001.........................................  F-18
Notes to Consolidated Financial Statements for the Year
  Ended December 31, 2001...................................  F-19
Report of Independent Accountants...........................  F-33
Consolidated Statement of Operations and Comprehensive Loss
  for the Period from January 1, 2000 to June 14, 2000
  (unaudited) and for the Period from June 15, 2000 to
  December 31, 2000.........................................  F-34
Consolidated Balance Sheet as of December 31, 2000..........  F-35
Consolidated Statement of Stockholder's Equity for the
  Period from January 1, 2000 to June 14, 2000 (unaudited)
  and for the Period from June 15, 2000 to December 31,
  2000......................................................  F-36
Consolidated Statement of Cash Flows for the Period from
  January 1, 2000 to June 14, 2000 (unaudited) and for the
  Period from June 15, 2000 to December 31, 2000............  F-38
Notes to Consolidated Financial Statements for the Year
  Ended December 31, 2000...................................  F-39

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

     CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
                                  (UNAUDITED)

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ---------------------
                                                                 2002        2001
                                                              ----------   --------
                                                              (DOLLARS IN MILLIONS)
REVENUE.....................................................   $  2,277     $2,131
  Costs and expenses:
     Operating:
       Programming -- related parties (note 6)..............        647        568
       Other (excluding depreciation of $544 and $429,
        included below).....................................        495        467
     Selling, general and administrative:
       Related party (note 6)...............................        132        115
       Other................................................        420        353
     Restructuring charge (note 5)..........................         14         29
     Goodwill and franchise impairment charges (note 4).....     10,394         --
     Depreciation...........................................        678        549
     Amortization (note 3)..................................         67        670
                                                               --------     ------
          Total costs and expenses..........................     12,847      2,751
                                                               --------     ------
OPERATING LOSS..............................................    (10,570)      (620)
Other income (expense):
  Interest expense..........................................       (109)      (118)
  Other income (expense), net...............................          2        (43)
                                                               --------     ------
Loss before income taxes, net losses related to equity
  investments and cumulative effect of accounting change....    (10,677)      (781)
Income tax benefit..........................................      1,559        176
Net loss related to equity investments (note 4).............        (17)        (8)
                                                               --------     ------
Loss before cumulative effect of accounting change..........     (9,135)      (613)
Cumulative effect of accounting change (net of income taxes
  of $148 and $(20)) (note 3)...............................    (10,367)        34
                                                               --------     ------
Net loss....................................................    (19,502)      (579)
Other comprehensive loss, net of taxes:
  Unrealized loss on securities.............................         (4)        (1)
  Recognition of previously unrealized losses...............         --          4
                                                               --------     ------
Comprehensive loss..........................................   $(19,506)    $ (576)
                                                               ========     ======

     See accompanying notes to condensed consolidated financial statements.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2002            2001
                                                              -------------   ------------
                                                                 (DOLLARS IN MILLIONS)
                                  ASSETS
Cash and cash equivalents...................................    $     --        $    --
Accounts receivable -- net of allowance of $12 and $10......         181            160
Investments.................................................         324            370
Property, plant and equipment...............................       5,597          5,054
  Less: accumulated depreciation............................       1,637            997
                                                                --------        -------
                                                                   3,960          4,057
                                                                --------        -------
Franchise costs (notes 3 and 4).............................      10,342         14,536
Goodwill (notes 3 and 4)....................................          --         16,727
Other intangible assets (note 3)............................         876            876
  Less: accumulated amortization............................         209            143
                                                                --------        -------
                                                                     667            733
                                                                --------        -------
Other assets................................................          65             33
                                                                --------        -------
     Total assets...........................................    $ 15,539        $36,616
                                                                ========        =======
                   LIABILITIES AND STOCKHOLDER'S EQUITY
Accounts payable............................................    $     97        $    98
Accrued interest............................................          32             46
Accrued liabilities and other...............................         229            246
Debt........................................................       1,885          1,911
Deferred income taxes.......................................       2,393          3,948
                                                                --------        -------
     Total liabilities......................................       4,636          6,249
                                                                --------        -------
Stockholder's Equity:
  Common stock, $.01 par value; 100 shares authorized and
     outstanding............................................          --             --
  Additional paid-in-capital................................      30,585         30,585
  Accumulated deficit.......................................     (20,482)          (980)
  Accumulated other comprehensive loss......................          (3)             1
  Due to related parties -- net (note 6)....................         803            761
                                                                --------        -------
     Total stockholder's equity.............................      10,903         30,367
                                                                --------        -------
Commitments and contingencies (note 7)
     Total liabilities and stockholder's equity.............    $ 15,539        $36,616
                                                                ========        =======

     See accompanying notes to condensed consolidated financial statements.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                                  (UNAUDITED)

                                                                      ACCUMULATED      DUE TO
                                          ADDITIONAL                     OTHER        RELATED         TOTAL
                                 COMMON    PAID-IN-    ACCUMULATED   COMPREHENSIVE   PARTIES --   STOCKHOLDER'S
                                 STOCK     CAPITAL       DEFICIT     INCOME (LOSS)      NET          EQUITY
                                 ------   ----------   -----------   -------------   ----------   -------------
                                                             (DOLLARS IN MILLIONS)
Balance, January 1, 2002.......  $  --     $30,585      $   (980)         $ 1           $761        $ 30,367
Net loss.......................     --          --       (19,502)          --             --         (19,502)
Change in amounts due to
  related parties, net.........     --          --            --           --             42              42
Other comprehensive loss, net
  of income taxes..............     --          --            --           (4)            --              (4)
                                 -----     -------      --------          ---           ----        --------
Balance, September 30, 2002....  $  --     $30,585      $(20,482)         $(3)          $803        $ 10,903
                                 =====     =======      ========          ===           ====        ========

     See accompanying notes to condensed consolidated financial statements.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ---------------------
                                                                 2002        2001
                                                              ----------   --------
                                                              (DOLLARS IN MILLIONS)
OPERATING ACTIVITIES:
  Net loss..................................................   $(19,502)    $ (579)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Cumulative effect of accounting change, net of income
      taxes.................................................     10,367        (34)
     Goodwill and franchise impairment charges..............     10,394         --
     Depreciation and amortization..........................        745      1,219
     Net revaluation of warrants............................          5         53
     Net loss related to equity investments.................         27         13
     Net realized gain on investments.......................         --        (16)
     Deferred income taxes..................................     (1,404)        88
     Other noncash credits, net.............................        (15)       (12)
     Change in operating assets and liabilities:
       Accounts receivable and other assets.................        (24)      (471)
       Accounts payable and other accrued liabilities.......        (22)       (47)
                                                               --------     ------
  Net cash provided by operating activities.................        571        214
                                                               --------     ------
INVESTING ACTIVITIES:
  Expenditures for property, plant and equipment............       (605)      (650)
  Net cash paid on exchange of cable systems................         --       (119)
  Investment distributions and sales........................         12        275
  Investment contributions and purchases....................        (14)      (247)
  Other.....................................................        (22)       (10)
                                                               --------     ------
  Net cash used in investing activities.....................       (629)      (751)
                                                               --------     ------
FINANCING ACTIVITIES:
  Repayments of debt........................................         (5)      (200)
  Funds advanced from related parties, net..................         63        740
  Other.....................................................         --         (3)
                                                               --------     ------
  Net cash provided by financing activities.................         58        537
                                                               --------     ------
CASH AND CASH EQUIVALENTS:
  Net change................................................         --         --
  Beginning balance.........................................         --         --
                                                               --------     ------
  Ending balance............................................   $     --     $   --
                                                               ========     ======
SUPPLEMENTAL CASH FLOW INFORMATION:
  Transfer of net assets to parent..........................   $     21     $   --
                                                               ========     ======
  Transfer of telephony assets..............................   $     --     $  305
                                                               ========     ======
  Cash paid for interest....................................   $    123     $  138
                                                               ========     ======

     See accompanying notes to condensed consolidated financial statements.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION

     MediaOne of Delaware, Inc. (the "Company") is a wholly-owned subsidiary of MediaOne Group, Inc., ("MediaOne"). On November 18, 2002, Comcast Corporation ("Comcast") completed the acquisition of AT&T's broadband business ("AT&T Broadband") (the "AT&T Broadband Acquisition"). Prior to the AT&T Broadband Acquisition, MediaOne was a subsidiary of AT&T. MediaOne and the Company became subsidiaries of Comcast as of the date of the AT&T Broadband Acquisition. Subsequent to the AT&T Broadband Acquisition the Company changed its name to Comcast MO of Delaware, Inc.

     The Company is a provider of domestic broadband communications services, having the capability to offer its subscribers video and high speed Internet access services simultaneously over its broadband network. The Company's cable systems include large clusters in California, Chicago, Florida, Massachusetts and Minneapolis/St. Paul. In addition, the Company holds domestic investments encompassing cable television and broadband systems and programming services.

     The accompanying condensed consolidated financial statements were part of the consolidated financial statements and accounting records of AT&T. The Company's consolidated financial statements are based on the operating procedures implemented by management of the Company and reflect the assets, liabilities, revenues and expenses attributable to the Company, as well as allocations deemed reasonable by management to present the financial position, results of operations, and cash flows of the Company on a stand-alone basis. The financial position, results of operations, and cash flows of the Company could differ from reported results had the Company operated autonomously or as an entity independent of AT&T. The allocation methodologies have been described within the respective notes to the financial statements where appropriate and management considers the allocations to be reasonable.

     The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries and, in management's opinion, contain all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial information set forth therein. All significant intercompany accounts and transactions have been eliminated. The consolidated results for the interim periods presented are not necessarily indicative of results for the full year. These condensed consolidated financial statements should be read in conjunction with the Company's annual financial statements for the year ended December 31, 2001.

     In connection with the review of these interim financial statements prepared in connection with the filing by Comcast of a registration statement, the Company recorded a noncash adjustment to goodwill and franchise impairment charges of $6,599 million to the previously reported results for the period ended September 30, 2002. The impairment charge resulted from the assessment of goodwill in accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") (see note 4). In addition, the Company recorded certain other adjustments related to the nine month periods ended September 30, 2002 and 2001. The adjustments for the nine month period ended September 30, 2001 had been included in the Company's fourth quarter results of operations and, accordingly, do not affect the Company's previously reported results for the year ended December 31, 2001. The effect of the goodwill impairment charge and the other adjustments, which have been recorded in the accompanying condensed consolidated financial statements, is summarized as follows (amounts in millions):

                                              STOCKHOLDER'S           NET LOSS             NET LOSS
                                                  EQUITY         NINE MONTHS ENDED    NINE MONTHS ENDED
                                            SEPTEMBER 30, 2002   SEPTEMBER 30, 2002   SEPTEMBER 30, 2001
                                            ------------------   ------------------   ------------------
As previously reported....................       $17,511              $12,896                $228
Adjustments...............................        (6,608)               6,606                 351
                                                 -------              -------                ----
As restated...............................       $10,903              $19,502                $579
                                                 =======              =======                ====

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2.  ACQUISITIONS, EXCHANGES AND DISPOSITIONS

     In January 2001, the Company exchanged certain cable systems in New York, providing cable services to approximately 130,000 subscribers, and cash of $184 million, for certain cable systems in Massachusetts owned by Cablevision Systems Corp., providing cable services to approximately 150,000 cable subscribers valued at approximately $675 million. The Company accounted for the cable systems acquired under the purchase method of accounting.

     In January 2001, the Company received cash of $54 million and contributed various cable systems in Illinois, providing cable services to approximately 45,000 subscribers to an existing partnership owned equally by Insight Midwest, LP ("Insight") and AT&T. The partnership interest attributable to the Company was valued at $119 million. No gain or loss was recognized on the transaction.

     In April 2001, the joint venture to provide high speed internet access services under the Roadrunner brand name ("Roadrunner") was liquidated. The Company received cash distributions of $67 million for its 31.4% interest in Roadrunner at liquidation and recorded a loss of $27 million. In connection with the liquidation of Roadrunner, the Company acquired fixed assets of $81 million from Roadrunner and assumed $16 million of obligations under capital leases.

     During the third quarter of 2001, the Company sold certain investments for cash proceeds of $209 million. The Company recognized a gain of $43 million on such sale.

3.  NEWLY ADOPTED ACCOUNTING PRONOUNCEMENTS

  SFAS NO. 142, "GOODWILL AND OTHER INTANGIBLE ASSETS"

     Effective January 1, 2002, the Company adopted SFAS No. 142. SFAS 142 requires that goodwill and indefinite-lived intangible assets no longer be amortized, but instead be tested for impairment at least annually. Intangible assets that have finite useful lives will continue to be amortized over their useful lives. In addition, the amortization period of intangible assets with finite lives will no longer be limited to 40 years. The Company has determined that franchise costs are indefinite-lived assets, as defined in SFAS 142, and therefore are not subject to amortization beginning in 2002. In accordance with SFAS 142, goodwill was tested for impairment by comparing the fair value of the reporting unit to its carrying value. As of January 1, 2002, a goodwill impairment loss of $10,128 million was recorded and included in the cumulative effect of accounting change in the accompanying condensed consolidated statement of operations. Franchise costs were tested for impairment as of January 1, 2002, by comparing the fair value to the carrying value (at the market level). An impairment loss for franchise costs of $239 million, net of taxes of $148 million, was recorded and included in the cumulative effect of accounting change in the accompanying condensed consolidated statement of operations.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table presents the impact of amortization under SFAS 142 on net loss had the standard been in effect for the nine months ended September 30, 2001.

                                                              NINE MONTHS ENDED
                                                                 SEPTEMBER 30
                                                              ------------------
                                                                2002       2001
                                                              ---------   ------
Reported loss before cumulative effect of accounting
  change....................................................  $ (9,135)   $(613)
Add back amortization, net of tax:
  Goodwill..................................................        --      322
  Equity method excess basis................................        --        1
  Franchise costs...........................................        --      175
                                                              --------    -----
Adjusted reported loss before cumulative effect of
  accounting change.........................................    (9,135)    (115)
  Cumulative effect of accounting change, net of income
     taxes..................................................   (10,367)      34
                                                              --------    -----
Adjusted net loss...........................................  $(19,502)   $ (81)
                                                              ========    =====

     During 2002, all goodwill had been impaired primarily as a result of the adoption of SFAS 142 and impairment losses recorded in the second quarter of 2002 (see note 4).

     Other intangible assets are amortized and consist primarily of customer lists. The amortization expense associated with other intangible assets for the nine months ended September 30, 2002 was $66 million. Annual amortization expense for other intangible assets is estimated to be $88 million for the years ended 2002 through 2006.

  SFAS NO. 144, "ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS"

     On January 1, 2002, the Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"). SFAS 144 applies to all long-lived assets, including discontinued operations, and consequently amends Accounting Principles Board ("APB") Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" ("APB 30"). Based on SFAS 121, SFAS 144 develops one accounting model for long-lived assets that are to be disposed of by sale, as well as addresses the principal implementation issues. SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, SFAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS 144 also amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements" to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The adoption of SFAS 144 had no impact on the Company's results of operations, financial position or cash flows.

SFAS NO. 133 "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES"

     Effective January 1, 2001, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", and its corresponding amendments under SFAS No. 138. SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. If the derivative is designated as a cash flow hedge,

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

the effective portions of changes in the fair value of the derivative are recorded in other comprehensive income and are recognized in the income statement when the hedged item affects earnings. Changes in fair values of derivative instruments not designated as hedging instruments and ineffective portions of hedges, if any, are recognized in earnings in the current period.

     The adoption of SFAS No. 133 resulted in a pretax cumulative-effect decrease to net loss of $54 million ($34 million net of tax). Such decrease was attributable to warrants held in both public and private companies. Included in the after tax cumulative effect benefit was a $4 million after tax loss which was reclassified from other comprehensive loss for changes in the fair value of warrants.

     For the nine months ended September 30, 2002 and 2001, other income included a total pretax loss of $5 million and $53 million, respectively, related to changes in the fair value of warrants.

4.  IMPAIRMENT CHARGES

  GOODWILL AND FRANCHISE IMPAIRMENT CHARGES

     SFAS 142 requires that intangible assets not subject to amortization and goodwill shall be tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired. The impairment test shall consist of a comparison of the fair value of the intangible asset/goodwill with its carrying amount.

     In the second quarter of 2002, the Company noted significant changes in the general business climate as evidenced by the severe downward movement in the U.S. stock market (including the decline in values of publicly traded cable industry stocks). At June 30, 2002, five cable competitors as a group experienced an average decline in total market capitalization of over 20% since January 1, 2002. The Company also witnessed corporate bankruptcies. The Company believes these factors created a "trigger event" which necessitated the testing of goodwill and franchise costs for impairment as of the end of the second quarter.

     The Company assessed impairment on similar principles employed during the initial adoption of SFAS 142. Such testing resulted in the recognition of a $3,795 million franchise cost impairment charge and a $6,599 million goodwill impairment charge (aggregating $8,942 million after-tax) recorded in goodwill and franchise impairment charges in the accompanying condensed consolidated statement of operations.

  INVESTMENT IMPAIRMENT CHARGES

     In accordance with SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" and APB Opinion No. 18 "The Equity Method of Accounting for Investments in Common Stock" ("APB 18"), the Company evaluated its portfolio of investments as of September 30, 2002 for potential impairments. SFAS 115 and APB 18 both require the recognition in earnings of declines in value of cost and equity method securities that are other than temporary.

     Given the significant decline in stock prices in the first half of the year, the length of time these investments were below market and industry specific issues, the Company believes that its investment in Insight would not recover its cost basis in the foreseeable future. Accordingly, the Company believes the decline in value is other than temporary and, as a result, the Company recorded an investment impairment charge of $23 million pretax ($14 million after tax) related to Insight which is included in net losses related to equity investments in the accompanying condensed consolidated statement of operations.

5. RESTRUCTURING CHARGE

     During the nine months ended September 30, 2002, the Company recorded a $14 million charge for restructuring and exit costs associated with efforts to reorganize and streamline certain field functions. The restructuring charge included $4 million related to severance costs for approximately 103 employees and

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

$10 million for facilities closings. Substantially all of the affected employees are non-management employees. Nearly all of the employees have left their positions as of September 30, 2002.

     During the nine months ended September 30, 2001, the Company recorded a $29 million charge for restructuring and exit costs primarily as part of an initiative to reduce costs. The restructuring and exit plans primarily resulted from synergies created by AT&T's acquisition of MediaOne. The restructuring charge included $26 million related to severance costs for approximately 1,170 employees and $3 million for facilities closings. Approximately 36% of the affected employees are management and 64% are non-management employees. Nearly all of the employees had left their positions as of December 31, 2001.

6.  RELATED PARTIES

     Due to the significant capital requirements associated with upgrading its cable systems, cash generated from the Company's operations is not sufficient to fund capital expenditures. Accordingly, AT&T provided cash advances to the Company. Such amounts are non-interest bearing and are reflected in the accompanying consolidated balance sheet as due to related parties -- net. Amounts due to related parties have been classified as a component of stockholder's equity in the accompanying condensed consolidated balance sheet as AT&T owned all of the outstanding stock of the Company as of September 30, 2002 and December 31, 2001.

     Certain subsidiaries of AT&T provided administrative services to the Company and assumed managerial responsibility for the Company's operations. As compensation for these services, the Company pays a fee to such subsidiaries calculated on a per-subscriber basis. In addition, the Company reimbursed AT&T for all direct expenses incurred by AT&T in providing services to the Company. Such amounts are reflected in the accompanying condensed consolidated statement of operations as selling, general and administrative expenses -- related party.

     The Company purchased certain pay television and other programming services from an indirect subsidiary of AT&T. Charges for such programming totaled $647 million and $568 million for the nine months ended September 30, 2002 and 2001, respectively.

     During the second quarter of 2001, the Company transferred ownership of its broadband telephone business to AT&T and certain of its subsidiaries. The transfer included the following assets and liabilities (amounts in millions):

Accounts receivable.........................................  $  12
Property and equipment......................................    289
Other net assets............................................     12
Accounts payable............................................      8
Due to related parties......................................    458
Additional paid in capital..................................   (153)

7.  COMMITMENTS AND CONTINGENCIES

     The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

     The Company believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company's rates for its cable systems have also been subject to rate regulation under a social contract (the "Social Contract") with the Federal Communications Commission (the "FCC") which expired on December 31, 2000. As part of the Social Contract, the Company agreed to, among other things, rebuild and upgrade its cable television systems to expand channel capacity and improve system reliability and picture quality. At September 30, 2002, the Company had not met the upgrade requirements of the Social Contract for certain of its cable television systems. In the event that the Company is not able to address individual franchise authority concerns through negotiations and alternative methods of providing similar levels of service, the Company could be required to pay fines and/or refund a portion of its rates for the systems in which the upgrade requirements have not been met. The Company has worked with the FCC and local franchising authorities to resolve this matter, however, at this time, the ultimate outcome of this matter is unknown.

     The Company is subject to legal proceedings and claims that arise in the ordinary course of business. Although it is reasonably possible that the Company may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made.

8.  NEW ACCOUNTING PRONOUNCEMENTS

     In 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). This standard requires that obligations associated with the retirement of tangible long-lived assets be recorded as liabilities when those obligations are incurred, with the amount of the liability initially measured at fair value. Upon initially recognizing a liability for an asset retirement obligation, an entity must capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset. Over time, this liability is accreted to its future value, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. SFAS 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002, which for the Company means the standard will be adopted on January 1, 2003. The Company does not expect that the adoption of this statement will have a material impact on the Company's results of operations, financial position or cash flows.

     On April 30, 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections" ("SFAS 145"). SFAS 145 eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and classified as an extraordinary item, net of the related income tax. An entity is not prohibited from classifying such gains and losses as extraordinary items, as long as they meet the criteria in paragraph 20 of APB 30. In addition, FAS 145 requires that capital leases that are modified so that the resulting lease agreement is classified as an operating lease be accounted for in the same manner as sale-leaseback transactions. The rescission of SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt" is effective for fiscal years beginning after May 15, 2002, which for the Company means January 1, 2003. Earlier application is encouraged. Any gain or loss on extinguishment of debt that was previously classified as an extraordinary item would be reclassified to other income (expense). The remainder of the statement is generally effective for transactions occurring after May 15, 2002. The Company does not expect that the adoption of SFAS No. 145 will have a material impact on the Company's results of operations, financial position or cash flows.

     On June 28, 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities" ("SFAS 146"). This statement addresses the recognition, measurement and reporting of costs that are associated with exit and disposal activities. This statement includes the restructuring activities that are currently accounted for pursuant to the guidance set forth in Emerging Issues Task Force 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to exit an Activity (including Certain Costs incurred in a Restructuring)" ("EITF 94-3"), costs related to terminating a contract that is not a capital lease and one-time benefit arrangements received by employees who are involuntarily terminated --

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONCLUDED)

nullifying the guidance under EITF 94-3. Under SFAS 146 the cost associated with an exit or disposal activity is recognized in the period in which it is incurred rather than at the date the company committed to the exit plan. This statement is effective for exit or disposal activities initiated after December 31, 2002 with earlier application encouraged. Previously issued financial statements will not be restated. The provisions of EITF 94-3 shall continue to apply for exit plans initiated prior to the adoption of SFAS 146. Accordingly, the initial adoption of SFAS 146 will not have an effect on the Company's results of operations, financial position or cash flows. However, liabilities associated with future exit and disposal activities will not be recognized until actually incurred.

     In November 2002, the EITF reached a consensus on EITF 02-16, "Accounting by a Customer (including a Reseller) for Cash Consideration Received from a Vendor" ("EITF 02-16"). EITF 02-16 requires that cash consideration received by a customer from a vendor should be classified as a reduction of cost of sales when recognized in the customer's income statement unless certain criteria are met. EITF 02-16 also requires that a rebate or refund of cash that is payable only if the customer completes a specified cumulative level of purchases or remains a customer for a specified time period should be recognized as a reduction of the cost of sales based on a systematic and rational allocation, provided the amounts are reasonably estimable. The Company adopted EITF 02-16 in the fourth quarter of 2002. The Company's cable subsidiaries have received or may receive distribution fees from programming networks for carriage of their programming. The Company classifies these fees as a reduction of programming costs which are included in operating expenses in the Company's condensed consolidated statement of operations. Accordingly, the adoption of EITF 02-16 had no impact on the Company's results of operations, financial position or cash flows.

     In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 expands on the accounting guidance of SFAS No.'s 5, 57, and 107 and supercedes FIN 34. FIN 45 clarifies that a guarantor is required to disclose in its interim and annual financial statements its obligations under certain guarantees that it has issued including, the nature and terms of the guarantee, the maximum potential amount of future payments under the guarantee, the carrying amount, if any, for the guarantor's obligations under the guarantee, and the nature and extent of any recourse provisions or available collateral that would enable the guarantor to recover the amounts paid under the guarantee. FIN 45 also clarifies that, for certain guarantees, a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 does not prescribe a specific approach for subsequently measuring the guarantor's recognized liability over the term of the related guarantee. The initial recognition and initial measurement provisions of FIN 45 apply on a prospective basis to certain guarantees issued or modified after December 31, 2002. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company adopted the disclosure provisions of FIN 45 in the fourth quarter of 2002 and adopted the initial recognition and measurement provisions of FIN 45 on January 1, 2003, as required by the Interpretation. The Company is currently evaluating the impact the adoption of FIN 45 will have on its results of operations, financial position and cash flows.

     In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). FIN 46 is an Interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements" ("ARB 51"). FIN 46 clarifies the application of ARB 51 to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. Variable interest entities that effectively disperse risks will not be consolidated unless a single party holds an interest or combination of interests that effectively recombines risks that were previously dispersed. FIN 46 will require disclosures

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONCLUDED)

regarding ownership interests in variable interest entities. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. FIN 46 applies in the first fiscal year or interim period beginning after June 15, 2003 to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. Fin 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated. The Company will adopt the initial recognition and measurement provisions of FIN 46 on February 1, 2003, as required by the Interpretation. The Company is currently evaluating the impact the adoption of FIN 46 will have on its results of operations, financial position and cash flows.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
AT&T Broadband LLC:

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations and comprehensive loss, of stockholder's equity and of cash flows, present fairly, in all material respects, the financial position of MediaOne of Delaware Inc. and its subsidiaries at December 31, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of MediaOne of Delaware Inc.'s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     MediaOne of Delaware, Inc. is an indirect wholly-owned subsidiary of AT&T Corp.; consequently, as indicated in Note 1, these consolidated financial statements have been derived from the consolidated financial statements and accounting records of AT&T Corp. and reflect certain assumptions and allocations. Moreover, as indicated in Note 1, MediaOne of Delaware, Inc. relies on AT&T Corp. for administrative, management and other services. The financial position, results of operations and cash flows of MediaOne of Delaware, Inc. could differ from those that would have resulted had MediaOne of Delaware, Inc. operated autonomously or as an entity independent of AT&T Corp.

     As discussed in the notes to the financial statements, MediaOne of Delaware Inc. was required to adopt Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, effective January 1, 2001.

PricewaterhouseCoopers LLP
Denver, Colorado
March 31, 2002

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

          CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  2001
                                                              ------------
                                                              (DOLLARS IN
                                                               MILLIONS)
REVENUE.....................................................    $ 2,854
  Costs and expenses:
     Operating:
       Programming -- related parties (note 12).............        743
       Other (excluding depreciation of $588, included
        below)..............................................        610
     Selling, general and administrative:
       Related party (note 12)..............................        155
       Other................................................        472
     Restructuring charge (note 5)..........................         29
     Depreciation...........................................        752
     Amortization...........................................        914
                                                                -------
          Total costs and expenses..........................      3,675
                                                                -------
OPERATING LOSS..............................................       (821)
Other income (expense):
  Interest expense..........................................       (157)
  Other expense, net........................................        (20)
                                                                -------
Loss before income taxes, net losses related to equity
  investments and cumulative effect of accounting change....       (998)
Income tax benefit..........................................        218
Net losses related to equity investments....................        (12)
                                                                -------
Loss before cumulative effect of accounting change..........       (792)
Cumulative effect of accounting change (net of income taxes
  of $20)...................................................         34
                                                                -------
  Net loss..................................................       (758)
Other comprehensive earnings (losses), net of taxes:
  Unrealized gains on securities............................          4
  Recognition of previously unrecognized losses.............          3
                                                                -------
Other comprehensive income..................................          7
                                                                -------
Comprehensive loss..........................................    $  (751)
                                                                =======

          See accompanying notes to consolidated financial statements.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

                           CONSOLIDATED BALANCE SHEET

                                                              DECEMBER 31,
                                                                  2001
                                                              ------------
                                                              (DOLLARS IN
                                                               MILLIONS)
                                  ASSETS
Cash and cash equivalents...................................    $    --
Accounts receivable -- net of allowance of $10..............        160
Investments.................................................        370
Property, plant and equipment:
  Land......................................................         35
  Distribution systems......................................      4,364
  Support equipment and buildings...........................        655
                                                                -------
                                                                  5,054
  Less: accumulated depreciation............................        997
                                                                -------
                                                                  4,057
                                                                -------
Franchise costs.............................................     15,101
  Less: accumulated amortization............................        565
                                                                -------
                                                                 14,536
                                                                -------
Goodwill....................................................     17,156
  Less: accumulated amortization............................        429
                                                                -------
                                                                 16,727
                                                                -------
Other assets -- net of accumulated amortization of $143.....        766
                                                                -------
     Total assets...........................................    $36,616
                                                                =======
                   LIABILITIES AND STOCKHOLDER'S EQUITY
Accounts payable............................................    $    98
Accrued interest............................................         46
Accrued liabilities and other...............................        246
Debt (note 7)...............................................      1,911
Deferred income taxes (note 11).............................      3,948
                                                                -------
     Total liabilities......................................      6,249
                                                                -------
Stockholder's Equity:
  Common stock, $.01 par value; 100 shares authorized and
     outstanding............................................         --
  Additional paid-in capital................................     30,585
  Accumulated deficit.......................................       (980)
  Accumulated other comprehensive income....................          1
  Due to related parties -- net (note 12)...................        761
                                                                -------
     Total stockholder's equity.............................     30,367
                                                                -------
Commitments and contingencies (note 13)
     Total liabilities and stockholder's equity.............    $36,616
                                                                =======

          See accompanying notes to consolidated financial statements.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY

                                                                 ACCUMULATED      DUE TO
                                     ADDITIONAL                     OTHER        RELATED         TOTAL
                            COMMON    PAID IN     ACCUMULATED   COMPREHENSIVE   PARTIES --   STOCKHOLDER'S
                            STOCK     CAPITAL       DEFICIT     INCOME (LOSS)      NET          EQUITY
                            ------   ----------   -----------   -------------   ----------   -------------
                                                        (DOLLARS IN MILLIONS)
Balance, January 1,
  2001....................  $  --     $12,940        $(222)          $(6)         $ 948         $13,660
Net loss..................     --          --         (758)           --             --            (758)
Adjustments in connection
  with allocation of
  purchase price..........     --      17,492           --            --             --          17,492
Transfer of assets........     --         153           --            --           (426)           (273)
Change in amount due to
  related parties, net....     --          --           --            --            239             239
Other comprehensive
  income, net of income
  taxes of $4.............     --          --           --             7             --               7
                            -----     -------        -----           ---          -----         -------
Balance, December 31,
  2001....................  $  --     $30,585        $(980)          $ 1          $ 761         $30,367
                            =====     =======        =====           ===          =====         =======

          See accompanying notes to consolidated financial statements.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  2001
                                                              ------------
                                                              (DOLLARS IN
                                                               MILLIONS)
OPERATING ACTIVITIES:
  Net loss..................................................     $ (758)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................      1,666
     Cumulative effect of accounting change, net of income
      taxes.................................................        (34)
     Net revaluation of warrants............................         53
     Net loss on equity investments.........................         19
     Gain on disposition of investments.....................        (23)
     Deferred income tax benefit............................        (49)
     Other noncash credits, net.............................        (15)
     Change in operating assets and liabilities:
       Accounts receivable and other assets.................          6
       Accounts payable and other accrued liabilities.......         56
                                                                 ------
  Net cash provided by operating activities.................        921
                                                                 ------
INVESTING ACTIVITIES:
  Expenditures for property, plant and equipment............       (785)
  Net cash paid on exchange of cable systems................       (130)
  Proceeds from sales of investments........................        209
  Investment distributions..................................       (284)
  Investment contributions..................................         67
  Other investing activities................................        (26)
                                                                 ------
  Net cash used in investing activities.....................       (949)
                                                                 ------
FINANCING ACTIVITIES:
  Repayments of debt........................................       (211)
  Funds advanced from related parties, net..................        239
                                                                 ------
  Net cash provided by financing activities.................         28
                                                                 ------
CASH AND CASH EQUIVALENTS:
  Net change................................................         --
  Beginning balance.........................................         --
                                                                 ------
  Ending balance............................................     $   --
                                                                 ======
SUPPLEMENTAL CASH FLOW INFORMATION:
  Transfer of assets to related party.......................     $  273
                                                                 ======
  Cash paid for interest....................................     $  177
                                                                 ======

          See accompanying notes to consolidated financial statements.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

1.  BASIS OF PRESENTATION

     MediaOne of Delaware, Inc. and its subsidiaries (the "Company") is a wholly-owned subsidiary of MediaOne Group, Inc., ("MediaOne"). On June 15, 2000, AT&T Corp. ("AT&T") acquired MediaOne in a merger transaction (the "AT&T Merger"). In the AT&T Merger, MediaOne became a subsidiary of AT&T.

     The Company is a provider of domestic broadband communications services, having the capability to offer its subscribers video, high speed Internet access and telephone services simultaneously over its broadband network. The Company's cable systems include large clusters in California, Chicago, Florida, Massachusetts and Minneapolis/St. Paul. In addition, the Company holds domestic investments encompassing cable television and broadband systems and programming services.

     On December 19, 2001, AT&T and Comcast Corporation ("Comcast") announced that their Boards of Directors approved a definitive agreement to combine AT&T's broadband business ("AT&T Broadband") with Comcast in a transaction that values AT&T Broadband at an aggregate value of $72 billion (the "AT&T Broadband Acquisition"). The AT&T Broadband Acquisition is subject to regulatory review, approval by both companies' shareholders and certain other conditions. MediaOne of Delaware, Inc. is included in AT&T Broadband.

     The accompanying consolidated financial statements are part of the consolidated financial statements and accounting records of AT&T. The Company's consolidated financial statements are based on the operating procedures implemented by management of the Company and reflect the assets, liabilities, revenues and expenses attributable to the Company, as well as allocations deemed reasonable by management to present the financial position, results of operations, and cash flows of the Company on a stand-alone basis. The financial position, results of operations, and cash flows of the Company could differ from reported results had the Company operated autonomously or as an entity independent of AT&T. The allocation methodologies have been described within the respective notes to the financial statements where appropriate and management considers the allocations to be reasonable.

     The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries and contain all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial information set forth therein. All significant intercompany accounts and transactions have been eliminated.

2.  AT&T MERGER

     As described in note 1, on June 15, 2000, AT&T acquired MediaOne. The AT&T Merger was completed in a cash and stock transaction valued at approximately $45 billion. The AT&T shares issued in the AT&T Merger had an aggregate market value of approximately $21 billion and cash payments totaled approximately $24 billion.

     The AT&T Merger was accounted for using the purchase method of accounting. Accordingly, the purchase price was preliminarily allocated to the assets acquired and liabilities assumed based on their estimated fair values in 2000. A final allocation of the purchase price was made in 2001. The allocation of AT&T's purchase price to acquire MediaOne has been reflected in the accompanying consolidated financial statements of the Company.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The final purchase price allocation in 2001 resulted in the following increases (decreases) to certain assets and liabilities of the Company as follows (amounts in millions):

Investments.................................................  $   141
Property and equipment......................................  $  (358)
Franchise costs.............................................  $   877
Goodwill....................................................  $17,156
Other net assets............................................  $   (81)
Deferred income tax liability...............................  $   243
Additional paid-in capital..................................  $17,492

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include highly liquid investments with original maturities of three months or less that are readily convertible into cash.

     AT&T performs cash management functions on behalf of the Company. Substantially all of the Company's cash balances are swept to AT&T on a daily basis, where they are managed and invested by AT&T. Transfers of cash to and from AT&T are reflected in the due to related parties account, with no interest income or expense reflected.

  INVESTMENTS

     Investments in which the Company and AT&T exercise significant influence, but do not control, are accounted for under the equity method of accounting. Under the equity method, investments are stated at cost and are adjusted for the Company's subsequent contributions and share of earnings, losses and distributions. The excess of the investment over the underlying book value of the investee's net assets is being amortized over periods ranging from 25 to 40 years. Effective January 1, 2002, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Accounting for Goodwill and Other Intangible Assets ("SFAS 142")," such excess costs will no longer be amortized. Investments in which the Company and AT&T have no significant influence over the investee are accounted for under the cost method of accounting. Under the cost method, investments are stated at cost and earnings are recognized to the extent distributions are received from the accumulated earnings of the investee. Distributions in excess of accumulated earnings are recognized as a reduction of the investment balance.

     Marketable equity securities are classified as available-for-sale and are carried at fair market value with unrealized gains and losses, net of tax, included in combined attributed net assets as a component of other comprehensive income. The fair market value of these securities is based on quoted market prices.

     The Company recognizes impairment charges on investment holdings in the consolidated statement of operations when management believes the decline in the investment value is other-than-temporary.

  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is carried at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations and interest during construction are capitalized. The Company capitalized interest of $3 million during the year ended December 31, 2001. Costs of additions and substantial improvements to property, plant and equipment are capitalized. The cost of repairs and maintenance of property, plant and equipment are charged to operations.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Depreciation is computed on a straight-line basis based upon the assets estimated useful lives using either the group or unit method. The useful lives of distribution systems ranges from 3 to 15 years. The useful lives of support equipment and buildings ranges from 3 to 40 years. The group method is used for most depreciable assets, including distribution systems.

     Under the group method, at the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, without recognition of a gain or loss. Gains or losses are only recognized in connection with the sale of properties in their entirety.

  FRANCHISE COSTS

     Franchise costs include the value attributed to agreements with local authorities that allow access to homes in cable service areas acquired in connection with a business combination. Such amounts are generally amortized on a straight-line basis over 25 to 40 years. Costs incurred in negotiating and renewing the franchise agreements are amortized on a straight-line basis over the 15 year life of the franchise.

     Beginning in 2002, in accordance with SFAS 142, franchise costs associated with a business combination will no longer be amortized, but will continue to be tested for impairment (see note 14).

  GOODWILL

     Goodwill is the excess of the purchase price over the fair value of net assets acquired in business combinations accounted for as purchases. Goodwill is amortized on a straight-line basis over 40 years. Beginning in 2002, in accordance with SFAS 142, goodwill will no longer be amortized but will continue to be tested for impairment (see note 14).

  OTHER INTANGIBLE ASSETS

     The Company has other intangible assets which relate to the value attributed to customers in connection with a business combination. Such intangibles are included in other assets and are amortized on a straight-line basis over ten years.

  VALUATION OF LONG-LIVED ASSETS

     Long-lived assets such as property, plant and equipment, franchise costs, goodwill and software are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. If the total of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset. Assets to be disposed of are carried at the lower of their financial statement carrying value or fair value less cost to sell.

     Beginning in 2002, in accordance with SFAS 142, franchise costs and goodwill will be tested for impairment on an annual basis by comparing their fair values to their carrying values (see note 14).

  DERIVATIVE FINANCIAL INSTRUMENTS

     Effective January 1, 2001, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), and its corresponding amendments under SFAS No. 138. The Company does not use derivative financial instruments for speculative purposes. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. If the derivative is designated as a cash flow

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

hedge, the effective portions of changes in the fair value of the derivative are recorded in other comprehensive income and are recognized in the income statement when the hedged item affects earnings. Changes in fair values of derivative instruments not designated as hedging instruments and ineffective portions of hedges, if any, are recognized in earnings in the current period.

  REVENUE RECOGNITION

     Video, voice and data services revenue is recognized based upon monthly service fees, fees per event or minutes of traffic processed. Revenue for customer fees, equipment rental, advertising and pay-per-view programming is recognized in the period services are delivered. Video and nonvideo installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

  ADVERTISING COSTS

     Costs related to advertising and promotions are expensed as incurred. During the year ended December 31, 2001, advertising expense was $70 million.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair market value of financial instruments is based upon pertinent information available to management as of December 31, 2001. Although management is not aware of any factors which could significantly affect the estimates provided, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since that date, and current estimates of fair market value may differ significantly. At December 31, 2001, the carrying value of the Company's financial instruments, exclusive of debt, approximated fair market value.

  INCOME TAXES

     The Company is not a separate taxable entity for federal and state income tax purposes and its results of operations are included in the consolidated federal and state income tax returns of AT&T and its affiliates. The provision for income taxes is based on the Company's contribution to the overall income tax liability or benefit of AT&T and its affiliates. Under the balance sheet method, the Company recognizes deferred tax assets and liabilities at enacted income tax rates for the temporary differences between the financial reporting basis and the tax basis of its assets and liabilities. Any effects of changes in income tax rates or tax laws are included in the provision for income taxes in the period of enactment. When it is more likely than not that a portion or all of a deferred tax asset will not be realized in the future, the Company provides a corresponding valuation allowance against the deferred tax asset.

  STOCK-BASED COMPENSATION

     Stock-based compensation is accounted for in accordance with Accounting Principles Board ("APB") No. 25, "Accounting for Stock Issued to Employees ("APB 25")." The Company follows the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation ("SFAS 123")."

  STATEMENT OF CASH FLOWS

     With the exception of certain asset transfers, transactions effected through the intercompany account due to related parties have been considered constructive cash receipts and payments for purposes of the statement of cash flows.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  CONCENTRATIONS

     As of December 31, 2001, except as disclosed below, the Company does not have any significant concentration of business transacted with a particular customer, supplier, or lender that could, if suddenly eliminated, severely impact its operations. The Company does not have a concentration of available sources of labor, services or other rights that could, if suddenly eliminated, severely impact its operations.

     All video and high speed data billing services are provided by a single vendor. In addition, all broadband telephone billing services are provided by a separate single vendor. AT&T Broadband Group also purchases its digital set-top devices from one source.

  RECOGNITION OF GAINS ON ASSET DISPOSITIONS

     From time to time, AT&T and its affiliates contribute cable television systems to joint ventures and partnerships in exchange for a non-controlling interest in such entity. In connection with such contributions, affiliates of AT&T may guarantee the debt of the joint venture or partnership. The Company defers any gain associated with such transactions until such time as AT&T and its affiliates have no remaining financial obligation to the joint venture or partnership.

  ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and revenue and expenses during the period reported. Actual results could differ from those estimates. Estimates are used when accounting for certain items such as long-term contracts, allowance for doubtful accounts, depreciation and amortization, employee benefit plans, taxes and contingencies.

4.  EXCHANGES AND DISPOSITIONS

     In January 2001, the Company exchanged certain cable systems in New York, providing cable services to approximately 130,000 subscribers, and cash of $184 million, for certain cable systems in Massachusetts owned by Cablevision Systems Corp., providing cable services to approximately 150,000 cable subscribers valued at approximately $675 million. The Company accounted for the cable systems acquired in conjunction with the purchase accounting for MediaOne.

     In January 2001, the Company received cash of $54 million and contributed various cable systems in Illinois, providing cable services to approximately 45,000 subscribers, to an existing partnership owned equally by Insight Midwest, L.P. and AT&T. The partnership interest attributable to the Company was valued at $119 million. No gain or loss was recognized on the transaction due to a debt support agreement with Insight Midwest, L.P.

     In April 2001, the joint venture to provide high speed Internet access services under the Roadrunner brand name ("Roadrunner") was liquidated. The Company received cash distributions of $67 million for its 31.4% interest in RoadRunner at liquidation and recorded a loss of $20 million. In connection with the liquidation of RoadRunner, the Company acquired fixed assets of $81 million from RoadRunner and assumed $16 million of obligations under capital leases.

     During 2001, the Company sold certain investments for cash proceeds of $209 million. The Company recognized a gain of $43 million on such sale.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5.  RESTRUCTURING CHARGE

     The Company recorded a $29 million charge in 2001 for restructuring and exit costs primarily as part of an initiative to reduce costs. The restructuring and exit plans primarily resulted from synergies created by the AT&T Merger and cost control efforts. The restructuring charge included $26 million related to severance costs for approximately 1,170 employees and $3 million for facilities closings. Approximately 36% of the affected employees are management and 64% are non-management employees. Nearly all of the employees have left their positions as of December 31, 2001 and the remaining balance to be paid is not significant.

6.  INVESTMENTS

     The Company's investments consist of the following (amounts in millions):

                                                              DECEMBER 31,
                                                                  2001
                                                              ------------
Equity method investments...................................      $105
Marketable equity securities and warrants...................        34
Other cost method investments...............................       231
                                                                  ----
Total investments...........................................      $370
                                                                  ====

     The Company has investments in partnerships accounted for under the equity method of accounting of $105 million. The carrying value of these investments exceeded the Company's share of the underlying reported net assets by approximately $42 million. The excess cost is being amortized over 25 years. Amortization of the excess cost for the year ended December 31, 2001 totaled $2 million (before taxes) and is reflected as a component of other expense in the consolidated statement of operations. In accordance with SFAS 142, such excess costs will no longer be amortized beginning in 2002 (see note 14).

     The Company's significant equity method investments include an ownership interest of 7.05% in Insight Midwest LP and 16.67% in National Cable Communications, LLC. Such investments are accounted for under the equity method, as the combined investments of the Company and AT&T result in significant influence over such investees. Summarized combined financial information for investments accounted for under the equity method are as follows (amounts in millions):

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  2001
                                                              ------------
Revenue.....................................................     $ 764
Operating loss..............................................     $ (59)
Loss from continuing operations before extraordinary items
  and cumulative effect of accounting change................     $(249)
Net loss....................................................     $(260)

                                                              DECEMBER 31,
                                                                  2001
                                                              ------------
Assets......................................................     $3,703
Liabilities.................................................     $2,660
Minority interest...........................................     $  186

     As of December 31, 2001, the marketable equity securities had a cost basis of $20 million and gross unrealized gains of $4 million. Such securities are classified as available for sale.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     At December 31, 2001, the fair market value of warrants held by the Company was $10 million.

     Cost method investments consist primarily of investments in programming and other similar entities. Included in cost method investments are certain investments which, in accordance with regulatory orders, the Company is prohibited from contacting and is unable to obtain financial or other information about the results of operations of such investments. Absent such orders, these investments would be accounted for under the equity method. In the event that the Company is no longer restricted from contact with these investees in the future, such investments would be accounted for under the equity method.

7.  DEBT

     Total debt outstanding is as follows (amounts in millions):

                                                              DECEMBER 31,
                                                                  2001
                                                              ------------
Senior Notes and Debentures:
  8 5/8% Senior Notes, due 8/15/2003........................     $  100
  8 7/8% Senior Debentures, due 9/15/2005...................        275
  8 3/10% Senior Notes, due 5/15/2006.......................        600
  9% Senior Debentures, due 9/1/2008........................        300
  9 1/2% Senior Debentures, due 8/1/2013....................        525
                                                                 ------
Total senior notes and debentures...........................      1,800
Capital lease obligations...................................         28
                                                                 ------
                                                                  1,828
Debt premiums...............................................         83
                                                                 ------
Total debt outstanding......................................     $1,911
                                                                 ======

     The Company's unsecured Senior Notes and Debentures are non-redeemable prior to maturity, except for the 9% Senior Debentures which are redeemable at the Company's option at par plus declining premiums beginning in 2005. No sinking fund is required for any of the Senior Notes and Debentures. The Senior Notes and Debentures limit the Company with respect to payment of dividends, the creation of liens and additional indebtedness, property dispositions, investments, and leases, and require a minimum ratio of cash flow to debt, among other things.

     Debt premiums resulted from valuing the Company's outstanding debt at fair market value as of June 15, 2000 in connection with the AT&T Merger. Debt premiums are amortized to interest expense over the life of the corresponding debt, using the effective interest method.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Debt maturities of Senior Notes and Debentures at December 31, 2001 are as follows (amounts in millions):

                            YEAR
                            ----
2002........................................................  $    4
2003........................................................     103
2004........................................................       4
2005........................................................     278
2006........................................................     603
Thereafter..................................................     836
                                                              ------
Total.......................................................  $1,828
                                                              ======

     The fair value of debt at December 31, 2001 was $2,006 million, based on quoted market prices where available, or, if not available, based on discounting future cash flows using current interest rates.

8. STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 133 "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES"

     Effective January 1, 2001, the Company adopted SFAS 133, and its corresponding amendments under SFAS No. 138. SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value.

     The adoption of SFAS 133 resulted in a pretax cumulative-effect decrease to net loss of $54 million ($34 million net of tax). Such decrease was attributable to warrants held in both public and private companies. Included in the after tax cumulative effect benefit was a $4 million after tax loss which was reclassified from other comprehensive loss for changes in the fair value of warrants.

     The Company may obtain warrants to purchase equity securities in other private and public companies as a result of certain transactions. Private warrants and public warrants that provide for net share settlement (i.e. allow for cashless exercise) are considered to be derivative instruments and recognized in the balance sheet at fair value in accordance with SFAS 133. Warrants are not eligible to be designated as hedging instruments because there is no underlying exposure. Instead, warrants are effectively investments on private and public companies (see note 6).

     For the year ended December 31, 2001, other income included a total pretax loss of $53 million related to changes in the fair value of warrants.

9.  LEASING ARRANGEMENTS

     The Company and its subsidiaries have entered into various operating lease agreements for office facilities, equipment and real estate. In addition, the Company and its subsidiaries also rent pole space from various companies under agreements that can be terminated on short notice. Lease and rental costs charged to operations during the year ended December 31, 2001 totaled $53 million.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum lease payments under noncancelable operating leases for each of the next five years are summarized as follows (amounts in millions):

2002........................................................  $25
2003........................................................   23
2004........................................................   22
2005........................................................   20
2006........................................................   18

     It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties.

10.  EMPLOYEE BENEFITS AND STOCK-BASED COMPENSATION PLANS

     The Company participates in various employee benefit plans sponsored by AT&T, such as a defined benefit pension plan, a non qualified pension plan, a post-retirement medical and life insurance benefit plan, and a defined contribution savings plan.

     The defined contribution savings plan covers substantially all employees. The plans allow employees to contribute a portion of their pretax and/or after tax income in accordance with specified guidelines. Employee contributions are matched up to certain limits. The Company's contributions amounted to $16 million during the year ended December 31, 2001.

     Under AT&T's 1997 Long-term Incentive Program (the "Program"), AT&T grants stock options, performance shares, restricted stock and other awards on AT&T common stock as well as stock options on the AT&T Wireless Group tracking stock prior to the split-off of the AT&T Wireless Group. The exercise price of any stock option is equal to the stock price when the option is granted. Generally the options vest over three to four years and are exercisable up to 10 years from the date of grant.

     Under the Program, performance share units are awarded to key employees in the form of either common stock or cash at the end of a three-year period, based on AT&T's total shareholder return and/or certain financial-performance targets.

     On July 9, 2001, AT&T completed the split-off of AT&T Wireless Group as a separate, independently-traded company. The AT&T Wireless common stock held by AT&T was distributed to AT&T common shareowners on a basis of 0.3218 of a share of AT&T Wireless for each AT&T share outstanding. All outstanding AT&T Wireless Group common stock options granted prior to January 1, 2001 were treated in a similar manner. AT&T modified the terms and conditions of all outstanding stock option grants to allow the AT&T Wireless Group common stock options held by AT&T employees to immediately vest and become exercisable for their remaining contractual term.

     Under the AT&T 1996 Employee Stock Purchase Plan (the "Plan"), which was effective July 1, 1996, and amended on May 23, 2001, AT&T is authorized to sell up to 105 million shares of AT&T common stock to its eligible employees through June 30, 2006. Under the terms of the Plan, employees may have up to 10% of their earnings withheld to purchase AT&T's common stock. The purchase price of the stock on the date of exercise is 85% of the average high and low sale prices of shares on the New York Stock Exchange for that day.

     The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for stock-based compensation plans for the Company.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." If the Company had elected to recognize compensation costs based on the fair value at the date of grant for AT&T awards granted to Company employees, consistent with the provisions of SFAS No. 123, the Company's net loss would have been adjusted to reflect additional compensation expense resulting in the following pro forma amounts (amounts in millions):

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  2001
                                                              ------------
Net loss....................................................      $781

     AT&T granted approximately 2.2 million stock options to the Company's employees during 2001. At the date of grant, the exercise price was $17.39. The fair value at date of grant was $5.66, and was estimated using the Black-Scholes option-pricing model. The following assumptions were applied in determining the fair value of the stock options: (i) expected dividend yield of 0.86%, (ii) expected volatility rate of 35.0%, (iii) risk-free interest rate of 5.08%, and
(iv) expected life of 4 years.

11.  INCOME TAXES

     The Company is included in the consolidated federal income tax return of AT&T. Income tax expense or benefit for the Company is based on those items in the consolidated calculation applicable to the Company. Intercompany tax allocation represents an apportionment of tax expense or benefit (other than deferred taxes) among the subsidiaries of AT&T in relation to their respective amounts of taxable earnings or losses. The payable or receivable arising from the intercompany tax allocation is recorded as an increase or decrease in amounts due to related parties.

     The components of the income tax benefit for the year ended December 31, 2001 are as follows (amounts in millions):

FEDERAL:
  Current...................................................  $152
  Deferred..................................................    37
                                                              ----
                                                               189
                                                              ----
STATE AND LOCAL:
  Current...................................................    23
  Deferred..................................................     6
                                                              ----
                                                                29
                                                              ----
Income tax benefit..........................................  $218
                                                              ====

     The effective tax rates differ from the federal statutory tax rate of 35% as follows (amounts in millions):

Computed "expected" tax benefit.............................  $ 349
Goodwill amortization (federal only)........................   (150)
State income tax -- net of federal effect...................     19
                                                              -----
                                                              $ 218
                                                              =====

     In addition, the Company also recorded deferred income tax benefits of $7 million in net losses related to equity investments in the accompanying condensed consolidated statement of operations.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The components of the net deferred tax liability at December 31, 2001 are as follows (amounts in millions):

Intangible assets...........................................  $3,197
Property, plant and equipment...............................     490
State deferred tax liability -- net of federal effect.......     331
Other.......................................................      49
                                                              ------
  Deferred tax liabilities..................................   4,067
                                                              ------
State deferred tax asset -- net of federal effect...........       9
Net operating loss carryforwards............................       7
Tax credit carryforwards....................................       3
Other accrued liabilities...................................      91
Other.......................................................       9
                                                              ------
  Deferred tax assets.......................................     119
                                                              ------
Net deferred tax liability..................................  $3,948
                                                              ======

     The Company has net operating loss carryforwards of approximately $21 million for federal tax purposes, expiring in various years through 2011.

12.  RELATED PARTIES

     Due to the significant capital requirements associated with upgrading its cable systems, cash generated from the Company's operations is not sufficient to fund capital expenditures. Accordingly, AT&T provides cash advances to the Company. Such amounts are non-interest bearing and are reflected in the accompanying consolidated balance sheet as due to related parties -- net. Amounts due to related parties have been classified as a component of stockholder's equity in the accompanying consolidated balance sheet as AT&T owns all of the outstanding stock of the Company.

     Certain subsidiaries of AT&T provide administrative services to the Company and have assumed managerial responsibility for the Company's operations. As compensation for these services, the Company pays a monthly fee to such subsidiaries based on the number of the Company's subscribers. In addition, the Company reimburses AT&T for all direct expenses expenses incurred by AT&T in providing services to the Company. Such amounts are reflected in the accompanying consolidated statement of operations as selling, general and administrative expenses -- related party.

     The Company purchases certain pay television and other programming services from an indirect subsidiary of AT&T. Charges for such programming totaled $743 million for the year ended December 31, 2001.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     During the second quarter of 2001, the Company transferred ownership of its broadband telephone business to AT&T and certain of its subsidiaries. The transfer included the following assets and liabilities (amounts in millions):

Accounts receivable.........................................  $  12
Property and equipment......................................    257
Other net assets............................................     12
Accounts payable............................................      8
Due to related parties......................................    426
Additional paid in capital..................................   (153)

13.  COMMITMENTS AND CONTINGENCIES

     The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

     The entities attributed to the Company believe that they have complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received.

     The Company's rates for its cable systems have also been subject to rate regulation under a social contract (the "Social Contract") with the Federal Communications Commission (the "FCC") which expired on December 31, 2000. As part of the Social Contract, the Company agreed to, among other things, rebuild and upgrade its cable television systems to expand channel capacity and improve system reliability and picture quality. At December 31, 2001, the Company had not met the upgrade requirements of the Social Contract for certain of its cable television systems. In the event that the Company is not able to address individual franchise authority concerns through negotiations and alternative methods of providing similar levels of service, the Company could be required to pay fines and/or refund a portion of its rates for the systems in which the upgrade requirements have not been met. The Company is working with the FCC to resolve this matter, however, at this time, the ultimate outcome of this matter is unknown.

     The Company is subject to legal proceedings and claims that arise in the ordinary course of business. Although it is reasonably possible that the Company may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made.

14.  NEW ACCOUNTING PRONOUNCEMENTS

     In 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations ("SFAS 141")," which supercedes APB Opinion No. 16. SFAS 141 requires all business combinations initiated after June 30, 2001 be accounted for under the purchase method. In addition, SFAS 141 establishes criteria for the recognition of intangible assets separately from goodwill. The adoption of SFAS 141 did not have a material effect on the Company's results of operations, financial position or cash flow.

     Also in 2001, the FASB issued SFAS 142, which supercedes APB Opinion No.
17. Under SFAS 142 goodwill and indefinite lived intangible assets will no longer be amortized, but rather will be tested for impairment upon adoption and at least annually thereafter. In addition, the amortization period of intangible assets with finite lives will no longer be limited to 40 years. SFAS 142 is effective for fiscal years beginning

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

after December 15, 2001, which for the Company means the standard will be adopted on January 1, 2002. In connection with the adoption of this standard, the Company's unamortized goodwill balance and excess basis related to goodwill in equity method investments will no longer be amortized, but will continue to be tested for impairment. The net goodwill balance as of December 31, 2001 was $16,727 million with related amortization for the year ended December 31, 2001 of $429 million. The excess basis related to the Company's equity method in investments was $42 million at December 31, 2001 with related amortization of $2 million for the year ended December 31, 2001. In addition the Company has determined that franchise costs are indefinite lived assets and therefore, as of January 1, 2002, will no longer be subject to amortization, but will continue to be tested for impairment. The net franchise cost balance as of December 31, 2001 was $14,536 million with related amortization expense of $397 million. In accordance with SFAS 142, franchise costs were tested for impairment as of January 1, 2002, by comparing the fair values to the carrying values. As a result of such tests, an impairment loss of approximately $350 million (before taxes) will be recognized as a change in accounting principle in the first quarter of 2002. The Company is continuing to assess the adoption impairment impacts of SFAS 142 on goodwill. The results of this goodwill assessment could have a significant impact on the Company's results of operations and financial position.

     The following table presents the impact of amortization under SFAS 142 on net loss had the standard been in effect for year ended December 31, 2001.

Reported loss before cumulative effect of accounting
  change....................................................  $(792)
Add back amortization, net of tax:
  Goodwill..................................................    429
  Equity method excess basis................................      1
  Franchise costs...........................................    245
                                                              -----
Adjusted reported loss before cumulative effect of
  accounting change.........................................   (117)
  Cumulative effect of accounting change, net of income
     taxes..................................................     34
                                                              -----
Adjusted net loss...........................................  $ (83)
                                                              =====

     In 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations ("SFAS 143")." This standard requires that obligations associated with the retirement of tangible long-lived assets be recorded as liabilities when those obligations are incurred, with the amount of the liability initially measured at fair value. Upon initially recognizing a liability for an asset retirement obligation, an entity must capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset. Over time, this liability is accreted to its present value, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. SFAS 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002, which for the Company means the standard will be adopted on January 1, 2003. The Company does not expect that the adoption of this statement will have a material impact on the Company's results of operations, financial position or cash flows.

     In 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144")," which supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS 144 applies to all long-lived assets, including discontinued operations, and consequently amends APB Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." Based on SFAS 121, SFAS 144 develops one accounting model for long-lived assets that are to be disposed of by sale, as well as addresses the principal implementation issues. SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONCLUDED)

book value of fair value less cost to sell. Additionally, SFAS No. 144 expands the scope of discontinued operations to include all components of an entity with operations that (i) can be distinguished from the rest of the entity and (ii) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001, which for the Company means the standard will be adopted on January 1, 2002. The Company does not expect that the adoption of SFAS 144 will have a material impact on the Company's results of operations, financial position or cash flows.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
AT&T Broadband LLC:

     In our opinion, the accompanying consolidated balance sheet as of December 31, 2000 and the related consolidated statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of MediaOne of Delaware Inc. and its subsidiaries at December 31, 2000 and the results of their operations and its cash flows for the period from June 15, 2000 to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of MediaOne of Delaware Inc.'s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     MediaOne of Delaware, Inc. is an indirect wholly-owned subsidiary of AT&T Corp.; consequently, as indicated in Note 1, these consolidated financial statements have been derived from the consolidated financial statements and accounting records of AT&T Corp. and reflect certain assumptions and allocations. Moreover, as indicated in Note 1, MediaOne of Delaware, Inc. relies on AT&T Corp. for administrative, management and other services. The financial position, results of operations and cash flows of MediaOne of Delaware, Inc. could differ from those that would have resulted had MediaOne of Delaware, Inc. operated autonomously or as an entity independent of AT&T Corp.

     As discussed in the Notes 1 and 2 to the financial statements, MediaOne of Delaware, Inc. was indirectly acquired by AT&T Corp. on June 15, 2000, resulting in a new basis of accounting for the period from June 15, 2000 to December 31, 2000.

PricewaterhouseCoopers LLP
Denver, Colorado
April 30, 2001

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

          CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

                                                                NEW MEDIAONE         OLD MEDIAONE
                                                              -----------------   ------------------
                                                              JUNE 15, 2000 TO    JANUARY 1, 2000 TO
                                                              DECEMBER 31, 2000     JUNE 14, 2000
                                                              -----------------   ------------------
                                                                                     (UNAUDITED)
                                                                      (DOLLARS IN MILLIONS)
REVENUE.....................................................      $1,515.1             $1,226.7
  Costs and expenses:
     Operating:
       Programming..........................................            --                294.0
       Programming -- related parties (note 11).............         381.1                   --
       Other (excluding depreciation of $356.2 and $284.0
          included below)...................................         341.7                241.7
     Selling, general and administrative:
       Related party (note 11)..............................          38.5                   --
       Other................................................         322.0                253.2
     Depreciation...........................................         430.5                374.1
     Amortization...........................................         228.3                231.5
                                                                  --------             --------
          Total costs and expenses..........................       1,742.1              1,394.5
                                                                  --------             --------
OPERATING LOSS..............................................        (227.0)              (167.8)
Other income (expense):
  Interest expense..........................................         (80.3)               (63.4)
  Interest expense -- related parties -- net (note 11)......            --                (94.3)
  Gain on sale of assets -- net.............................            --                223.8
  Merger costs..............................................         (26.1)               (20.3)
  Other income (expense)....................................         (25.0)                11.0
                                                                  --------             --------
Loss before income taxes....................................        (358.4)              (111.0)
Income tax benefit..........................................         136.8                 16.7
                                                                  --------             --------
Net loss....................................................        (221.6)               (94.3)
                                                                  --------             --------
Other comprehensive earnings (losses), net of taxes (note
  8):
  Foreign currency translation adjustments..................            --                  1.3
  Unrealized losses on securities...........................          (5.8)               (12.8)
                                                                  --------             --------
Other comprehensive loss....................................          (5.8)               (11.5)
                                                                  --------             --------
Comprehensive loss..........................................      $ (227.4)            $ (105.8)
                                                                  ========             ========

          See accompanying notes to consolidated financial statements.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

                           CONSOLIDATED BALANCE SHEET

                                                                  NEW MEDIAONE
                                                                  ------------
                                                                DECEMBER 31, 2000
                                                                -----------------
                                                              (DOLLARS IN MILLIONS)
                                      ASSETS
Cash and cash equivalents...................................        $      --
Accounts receivable -- net of allowance of $21.8............            178.2
Investments.................................................            277.4
Property, plant and equipment:
  Land......................................................             34.3
  Distribution systems......................................          4,384.6
  Support equipment and buildings...........................            570.8
                                                                    ---------
                                                                      4,989.7
  Less: accumulated depreciation............................            380.7
                                                                    ---------
                                                                      4,609.0
                                                                    ---------
Franchise costs.............................................         14,205.3
  Less: accumulated amortization............................            163.0
                                                                    ---------
                                                                     14,042.3
                                                                    ---------
Other assets -- net accumulated amortization of $56.6.......            844.1
                                                                    ---------
     Total assets...........................................        $19,951.0
                                                                    =========

                       LIABILITIES AND STOCKHOLDER'S EQUITY
Accounts payable............................................        $    82.6
Accrued interest............................................             51.3
Accrued liabilities and other...............................            325.0
Debt (note 6)...............................................          2,104.7
Deferred income taxes (note 10).............................          3,727.6
                                                                    ---------
     Total liabilities......................................          6,291.2
                                                                    ---------
Stockholder's Equity:
  Common stock, $.01 par value; 100 shares authorized and
     outstanding............................................               --
  Additional paid-in capital................................         12,939.8
  Accumulated deficit.......................................           (221.6)
  Accumulated other comprehensive loss......................             (5.8)
  Due to related parties -- net.............................            947.4
                                                                    ---------
     Total stockholder's equity.............................         13,659.8
                                                                    ---------
Commitments and contingencies (note 12)
     Total liabilities and stockholder's equity.............        $19,951.0
                                                                    =========

          See accompanying notes to consolidated financial statements.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                                  (UNAUDITED)

                                                                           ACCUMULATED
                                               ADDITIONAL                     OTHER           TOTAL
                                      COMMON    PAID IN     ACCUMULATED   COMPREHENSIVE   STOCKHOLDER'S
                                      STOCK     CAPITAL       DEFICIT         LOSS           EQUITY
                                      ------   ----------   -----------   -------------   -------------
                                                            (DOLLARS IN MILLIONS)
OLD MEDIAONE
Balance, January 1, 2000............  $  --     $6,921.5      $(533.4)       $ 22.0         $6,410.1
Equity infusions from parent........     --         47.0                                        47.0
Net loss............................     --           --        (94.3)           --            (94.3)
Market value adjustments for equity
  securities, net of income taxes of
  $8.7..............................     --           --           --         (12.8)           (12.8)
Foreign currency translation, net of
  income taxes of $0.9..............     --           --           --           1.3              1.3
                                      -----     --------      -------        ------         --------
Balance, June 14, 2000..............  $  --     $6,968.5      $(627.7)       $ 10.5         $6,351.3
                                      =====     ========      =======        ======         ========

                                                                     (continued)

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

         CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY -- (CONTINUED)

                                                                  ACCUMULATED    DUE TO
                                      ADDITIONAL                     OTHER       RELATED       TOTAL
                             COMMON    PAID IN     ACCUMULATED   COMPREHENSIVE   PARTIES   STOCKHOLDER'S
                             STOCK     CAPITAL       DEFICIT         LOSS          NET        EQUITY
                             ------   ----------   -----------   -------------   -------   -------------
                                                        (DOLLARS IN MILLIONS)
NEW MEDIAONE
Balance, June 15, 2000.....  $  --    $12,939.8      $    --         $  --       $   --      $12,939.8
Change in amount due to
  related parties, net.....     --           --           --            --        947.4          947.4
Net loss...................     --           --       (221.6)           --           --         (221.6)
Market value adjustments
  for equity securities,
  net of income taxes of
  $3.6.....................     --           --           --          (5.8)          --           (5.8)
                             -----    ---------      -------         -----       ------      ---------
Balance, December 31,
  2000.....................  $  --    $12,939.8      $(221.6)        $(5.8)      $947.4      $13,659.8
                             =====    =========      =======         =====       ======      =========

          See accompanying notes to consolidated financial statements.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                NEW MEDIAONE         OLD MEDIAONE
                                                              -----------------   ------------------
                                                              JUNE 15, 2000 TO    JANUARY 1, 2000 TO
                                                              DECEMBER 31, 2000     JUNE 14, 2000
                                                              -----------------   ------------------
                                                                                     (UNAUDITED)
                                                                      (DOLLARS IN MILLIONS)
OPERATING ACTIVITIES:
  Net loss..................................................       $(221.6)            $ (94.3)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
     Depreciation and amortization..........................         658.8               605.6
     Gain on sale assets -- net.............................            --              (223.8)
     Deferred income taxes..................................          24.7                52.2
     Change in operating assets and liabilities:
       Accounts receivable and other assets.................         (97.6)              245.5
       Accounts payable and other accrued liabilities.......        (279.4)              (40.6)
     Other -- net...........................................          (7.8)             (168.8)
                                                                   -------             -------
  Net cash provided by operating activities.................          77.1               375.8
                                                                   -------             -------
INVESTING ACTIVITIES:
  Expenditures for property, plant and equipment -- net.....        (648.5)             (727.8)
  Investments in unconsolidated affiliates..................            --                (9.6)
  Net proceeds from sales of investments and assets.........            --               252.9
                                                                   -------             -------
  Net cash used in investing activities.....................        (648.5)             (484.5)
                                                                   -------             -------
FINANCING ACTIVITIES:
  Repayments of debt........................................        (200.0)                 --
  Funds advanced from related parties -- net................         759.1                57.9
  Equity contributions from parent..........................            --                47.0
                                                                   -------             -------
  Net cash provided by financing activities.................         559.1               104.9
                                                                   -------             -------
CASH AND CASH EQUIVALENTS:
  Net change................................................         (12.3)               (3.8)
  Beginning balance.........................................          12.3                16.1
                                                                   -------             -------
  Ending balance............................................       $    --                12.3
                                                                   =======             =======
SUPPLEMENTAL CASH FLOW INFORMATION:
  Transfer of assets from related party.....................       $ 188.3                  --
                                                                   =======             =======
  Cash paid for interest....................................       $  88.4             $  69.6
                                                                   =======             =======

          See accompanying notes to consolidated financial statements.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

1.  BASIS OF PRESENTATION

     MediaOne of Delaware, Inc. and its subsidiaries (the "Company") is a wholly-owned subsidiary of MediaOne Group, Inc., ("MediaOne"). On June 15, 2000, AT&T Corp., ("AT&T") acquired MediaOne in a merger transaction (the "AT&T Merger"). In the AT&T Merger, MediaOne became a subsidiary of AT&T. The consolidated financial statements for the period from January 1, 2000 through June 14, 2000 are referred to herein as the "Pre Merger Period," or "Old MediaOne" and consolidated financial statements for the period from June 15, 2000 through December 31, 2000 are referred to herein as the "Post Merger Period" or "New MediaOne." Due to the application of purchase accounting in connection with the AT&T Merger, the predecessor consolidated financial statements of Old MediaOne are not comparable to the successor consolidated financial statements of New MediaOne. In the following text, "the Company" refers to both Old MediaOne and New MediaOne. See note 2.

     The Company is a provider of domestic broadband communications services, having the capability to offer its subscribers video, high speed Internet access and telephone services simultaneously over its broadband network. The Company's cable systems include large clusters in California, Chicago, Florida, Massachusetts and Minneapolis/St. Paul. In addition, the Company holds domestic investments encompassing cable television and broadband systems and programming services.

     The accompanying consolidated financial statements are part of the consolidated financial statements and accounting records of MediaOne for the Pre Merger Period and of AT&T for the Post Merger Period. The Company's consolidated financial statements are based on the operating procedures implemented by management of the Company and reflect the assets, liabilities, revenues and expenses attributable to the Company, as well as allocations deemed reasonable by management to present the financial position, results of operations, and cash flows of the Company on a stand-alone basis. The financial position, results of operations, and cash flows of the Company could differ from reported results had the Company operated autonomously or as an entity independent of AT&T or MediaOne. The allocation methodologies have been described within the respective notes to the financial statements where appropriate and management considers the allocations to be reasonable.

     The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries and contain all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial information set forth therein. All significant intercompany accounts and transactions have been eliminated.

2.  AT&T MERGER

     On June 15, 2000, the AT&T Merger was completed in a cash and stock transaction valued at approximately $45 billion. The AT&T shares had an aggregate market value of approximately $21 billion and cash payments totaled approximately $24 billion.

     The AT&T Merger was accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values. The Company's portion of the preliminary allocation of AT&T's purchase price to acquire MediaOne has been reflected in the accompanying consolidated financial statements as of June 15, 2000. A final allocation of such purchase price will be made by AT&T upon resolution of pre-acquisition contingencies and receipt of final third party appraisals.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table reflects the opening summarized balance sheet of New MediaOne as adjusted to give effect to the preliminary allocation of AT&T's purchase price to acquire MediaOne (as adjusted through December 31, 2000):

                                                              (AMOUNTS IN MILLIONS)
                                      ASSETS
Cash........................................................        $    12.3
Accounts receivable, net....................................            153.8
Investments.................................................            286.8
Property, plant and equipment...............................          4,461.3
Franchise costs.............................................         13,886.3
Other assets................................................            896.9
                                                                    ---------
                                                                    $19,697.4
                                                                    =========

                       LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses.......................        $   738.4
Debt........................................................          2,312.7
Deferred income taxes.......................................          3,706.5
                                                                    ---------
     Total liabilities......................................          6,757.6
                                                                    ---------
Stockholders' equity........................................         12,939.8
                                                                    ---------
                                                                    $19,697.4
                                                                    =========

     Following are summarized, combined, unaudited pro forma results of operations for the Company assuming the AT&T Merger had occurred as of January 1, 2000 (in millions):

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  2000
                                                              ------------
                                                              (UNAUDITED)
Revenue.....................................................    $2,741.8
Net loss....................................................    $ (351.3)

     Pro forma data may not be indicative of the results that would have been obtained had the events actually occurred at the beginning of the periods presented, nor does it intend to be a projection of future results.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include highly liquid investments with original maturities of three months or less that are readily convertible into cash and are not subject to significant risk from fluctuations in interest rates.

  INVESTMENTS

     Investments in which the Company exercises significant influence, but does not control, are accounted for under the equity method of accounting. Under the equity method, investments are stated at cost and are adjusted for the Company's subsequent contributions and share of earnings, losses and distributions. Investments in which the Company has no significant influence over the investee are accounted for under the cost method of accounting. Under the cost method, investments are stated at cost and earnings are recognized

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

to the extent distributions are received from the accumulated earnings of the investee. Distributions in excess of accumulated earnings are recognized as a reduction of the investment balance.

     Marketable equity securities are classified as available-for-sale and are carried at fair market value with unrealized gains and losses, net of tax, included in combined attributed net assets as a component of other comprehensive income. The fair market value of these securities is based on quoted market prices.

  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is carried at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations and interest during construction are capitalized. The Company capitalized interest of $6.4 million during the Post Merger period and $7.4 million during the Pre Merger Period (unaudited).

     Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and building.

     Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sale of properties in their entirety.

  FRANCHISE COSTS

     Franchise costs include the value attributed to agreements with local authorities that allow access to homes in cable service areas acquired in connection with a business combination. Such amounts are generally amortized on a straight-line basis over 40 years. Costs incurred in negotiating and renewing the franchise agreements are amortized on a straight-line basis over the 15 year life of the franchise.

  OTHER INTANGIBLE ASSETS

     The Company has other intangible assets which relate to the value attributed to customers in connection with a business combination. Such intangibles are included in other assets and are amortized on a straight-line basis over ten years.

  VALUATION OF LONG-LIVED ASSETS

     Long-lived assets such as property, plant and equipment, franchise costs, and software are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. If the total of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset. Assets to be disposed of are carried at the lower of their financial statement carrying value or fair value less cost to sell. In addition, in accordance with Accounting Principles Board ("APB") Opinion No. 17, "Intangible assets", the amortization periods are evaluated to determine whether events or circumstances warrant revised amortization periods.

  REVENUE RECOGNITION

     Revenue for customer fees, equipment rental, advertising and pay-per-view programming is recognized in the period services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     During 2000, the System adopted Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 101 ("SAB No. 101"), "Revenue Recognition in Financial Statements". The adoption of SAB No. 101 did not have a material impact on the results of operations or financial condition.

  ADVERTISING COSTS

     Costs related to advertising and promotions are expensed as incurred. During 2000, advertising expense was $41.2 million for the Post Merger Period and $24.8 million for the Pre Merger Period (unaudited).

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair market value of financial instruments is based upon pertinent information available to management as of December 31, 2000. Although management is not aware of any factors which could significantly affect the estimates provided, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since that date, and current estimates of fair market value may differ significantly. At December 31, 2000, the carrying value of the Company's financial instruments, exclusive of debt, approximated fair market value.

  INCOME TAXES

     The provision for income taxes consists of an amount for taxes currently payable or receivable and an amount for tax consequences deferred to future periods. For federal income tax purposes, the Company's operations are included in the consolidated tax return filed by AT&T. The Company calculates federal income tax (expense) benefit on its results of operations for those items which carryover onto AT&T's consolidated tax return. The Company records an income tax receivable for such benefits or an income tax payable for such liabilities, which is reflected in amounts due to related parties on the consolidated balance sheet. For state income tax purposes, the Company is allocated state tax expense as if it filed tax returns on a stand alone basis.

  STATEMENT OF CASH FLOWS

     AT&T performs cash management functions on behalf of the Company. Substantially all of the Company's cash balances are swept to AT&T on a daily basis, where they are managed and invested by AT&T. Transfers of cash to and from AT&T are reflected in the due to related parties account, with no interest income or expense reflected.

     With the exception of certain asset transfers, transactions effected through the intercompany account due to related parties have been considered constructive cash receipts and payments for purposes of the statement of cash flows.

  CONCENTRATIONS

     As of December 31, 2000, the Company does not have any significant concentration of business transacted with a particular customer, supplier, or lender that could, if suddenly eliminated, severely impact its operations. The Company does not have a concentration of available sources of labor, services or other rights that could, if suddenly eliminated, severely impact its operations. Cash is invested with high-quality credit institutions.

  ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and revenue

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

and expenses during the period reported. Actual results could differ from those estimates. Estimates are used when accounting for certain items such as long-term contracts, allowance for doubtful accounts, depreciation and amortization, employee benefit plans, taxes and contingencies.

4.  EXCHANGES AND DISPOSITIONS

     Effective on December 31, 2000, the Company completed an exchange of certain cable systems with Comcast Corporation ("Comcast"). The Company exchanged cable systems in Florida and Michigan serving approximately 330,000 subscribers for cable systems in Chicago and California serving approximately 270,000 subscribers valued at $1,913.9 million. The Company accounted for the cable systems acquired under the purchase method of accounting. The purchase price allocation is based on preliminary information and may be modified upon the receipt of final asset appraisals. In addition, prior to the exchange with Comcast, the Company transferred a cable system in Michigan serving approximately 90,000 subscribers to a separate subsidiary of AT&T for proceeds of $562.1 million. No gain or loss was recognized on such exchange.

     On March 1, 2000, the Company sold its investment in shares of Motorola, Inc. ("Motorola") for gross proceeds of $41.3 million, resulting in a net pretax gain of $24.5 million (unaudited). The Motorola shares were received in January 2000 as a result of the exercise of certain General Instrument Corporation ("GI") warrants held by the Company, which were converted to Motorola shares as a result of the merger of GI into Motorola.

     On February 15, 2000, the Company sold its 25% interest in Singapore Cablevision ("Singapore") to Singapore Technologies for gross proceeds of $218.0 million, resulting in a net pretax gain of $199.3 million (unaudited).

5.  INVESTMENTS

     The Company's investments consist of the following:

                                                              NEW MEDIAONE
                                                              DECEMBER 31,
                                                                  2000
                                                              -------------
                                                              (IN MILLIONS)
Marketable equity investments...............................     $134.2
Other cost investments......................................      143.2
                                                                 ------
Total investments...........................................     $277.4
                                                                 ======

     During the fourth quarter of 2000, the Company suspended equity method accounting, including the suspension of amortization of the Company's excess basis, on all of its equity method investments which have been included in other cost investments. In accordance with regulatory orders, the Company is prohibited from contacting and is unable to obtain financial or other information about the results of operations of such investments. In the event that the Company is no longer restricted from contact with these investees in the future, such investments would be accounted for under the equity method.

     As of December 31, 2000, the marketable equity method investments balance included investments in equity securities with a cost basis of $29.5 million and gross unrealized losses of $9.4 million. The securities are classified as available for sale and are carried at market value.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  DEBT

     Total debt outstanding is as follows:

                                                              NEW MEDIAONE
                                                              DECEMBER 31,
                                                                  2000
                                                              -------------
                                                              (IN MILLIONS)
Senior Notes and Debentures:
  8 1/2% Senior Notes, due 9/15/2001........................    $  200.0
  8 5/8% Senior Notes, due 8/15/2003........................       100.0
  8 7/8% Senior Debentures, due 9/15/2005...................       275.0
  8 3/10% Senior Notes, due 5/15/2006.......................       600.0
  9% Senior Debentures, due 9/1/2008........................       300.0
  9 1/2% Senior Debentures, due 8/1/2013....................       525.0
                                                                --------
Total senior notes and debentures...........................     2,000.0
Capital lease obligations and other.........................         6.2
                                                                --------
Sub-total...................................................     2,006.2
Plus: debt premiums.........................................        98.5
                                                                --------
Total debt outstanding......................................    $2,104.7
                                                                ========

     The Company's unsecured Senior Notes and Debentures are non-redeemable prior to maturity, except for the 9% Senior Debentures which are redeemable at the Company's option at par plus declining premiums beginning in 2005. No sinking fund is required for any of the Senior Notes and Debentures. The Senior Notes and Debentures limit the Company with respect to payment of dividends, the creation of liens and additional indebtedness, property dispositions, investments, and leases, and require a minimum ratio of cash flow to debt, among other things.

     Debt premiums resulted from valuing the Company's outstanding debt to fair market value as of June 15, 2000 in connection with the AT&T Merger. Debt premiums are being amortized to interest expense over the life of the corresponding debt, using the effective interest method.

     Debt maturities of Senior Notes and Debentures at December 31, 2000 are as follows:

                            YEAR                               MATURITIES
                            ----                              -------------
                                                              (IN MILLIONS)
2001........................................................    $  201.2
2002........................................................         1.2
2003........................................................       101.2
2004........................................................         1.2
2005........................................................       276.2
Thereafter..................................................     1,425.2
                                                                --------
Total.......................................................    $2,006.2
                                                                ========

     The fair value of debt at December 31, 2000 was $2,111.7 million, based on quoted market prices where available, or, if not available, based on discounting future cash flows using current interest rates, compared with a carrying value of $2,104.7 million.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.  LEASING ARRANGEMENTS

     The Company and its subsidiaries have entered into various operating lease agreements for office facilities, equipment and real estate. In addition, the Company and its subsidiaries also rent pole space from various companies under agreements that can be terminated on short notice. Lease and rental costs charged to operations during 2000 totaled $16.9 million for the Post Merger Period and $16.5 million for the Pre Merger Period (unaudited).

     Future minimum lease payments as of December 31, 2000 under noncancelable operating leases follow:

YEAR                                                           MATURITIES
----                                                           ----------
                                                              (IN MILLIONS)
2001........................................................     $ 23.1
2002........................................................       22.6
2003........................................................       21.8
2004........................................................       21.4
2005........................................................       26.2
Thereafter..................................................       38.2
                                                                 ------
Total.......................................................     $153.3
                                                                 ======

8.  COMPREHENSIVE EARNINGS (LOSSES)

     The following table presents the components of comprehensive loss and related tax impacts:

                                                               PRE             AFTER
                                                               TAX      TAX     TAX
                                                              ------   -----   ------
                                                                   (IN MILLIONS)
OLD MEDIAONE
------------------------------------------------------------
For the Period from January 1 through June 14, 2000
  (unaudited):
Unrealized loss on equity securities........................  $ (1.3)  $ 0.6   $ (0.7)
Reclassification of gains realized in net income............   (20.2)    8.1    (12.1)
                                                              ------   -----   ------
  Net unrealized loss.......................................   (21.5)    8.7    (12.8)
                                                              ------   -----   ------
Reclassification of loss realized in net income.............     2.2    (0.9)     1.3
                                                              ------   -----   ------
  Net foreign currency translation..........................     2.2    (0.9)     1.3
                                                              ------   -----   ------
  Other comprehensive loss..................................  $(19.3)  $ 7.8   $(11.5)
                                                              ======   =====   ======
-------------------------------------------------------------------------------------
NEW MEDIAONE
------------------------------------------------------------
For the Period from June 15 through December 31, 2000:
Unrealized loss on equity securities........................  $ (9.4)  $ 3.6   $ (5.8)
                                                              ------   -----   ------
Other comprehensive loss....................................  $ (9.4)  $ 3.6   $ (5.8)
                                                              ======   =====   ======

     The reclassifications of gains and losses realized represent the gains realized upon the sale of the Motorola shares and an adjustment to foreign currency translation loss for the sale of the Company's investment in Singapore, respectively.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

9.  EMPLOYEE BENEFITS AND STOCK-BASED COMPENSATION PLANS

     The Company participates in various employee benefit plans sponsored by AT&T, such as a defined benefit pension plan, a non qualified pension plan, a post-retirement medical and life insurance benefit plan, and a defined contribution savings plan.

     Substantially all of the Company's employees participate in the defined benefit pension plan. Benefits are based on a final pay formula. The Company's policy is to fund amounts required under the Employee Retirement Income Security Act of 1974.

     The nonqualified pension plan pays supplemental pension benefits to key executives in addition to amounts received under the defined benefit pension plan.

     Certain health care and life insurance benefits are paid to retired employees. The Company uses the projected unit credit method to determine post-retirement medical and life costs for financial reporting purposes.

     The defined contribution savings plan covers substantially all employees. The Company matches up to 6% of an employee's eligible contribution to the plan with AT&T common stock. The first 4% of a participant's salary contribution is matched 100% by the Company; the remaining 2% of a participant's salary contribution is matched 50% by the Company. Participants in the defined contribution savings plan are fully vested in the Company's matching contributions. The Company's contributions amounted to $11.3 million during the Post Merger Period.

     Under AT&T's 1997 Long-term Incentive Program (the "Program"), which was effective June 1, 1997, and amended on May 19, 1999 and March 14, 2000, AT&T grants stock options, performance shares, restricted stock and other awards on AT&T common stock as well as stock options on the AT&T Wireless Group tracking stock. Employees of the Company were eligible to receive stock options under this plan effective with the AT&T Merger (see Note 1).

     Under the Program, there were 150 million shares of AT&T common stock available for grant with a maximum of 22.5 million common shares that could be used for awards other than stock options. Beginning with January 1, 2000, the remaining shares available for grant at December 31 of the prior year, plus 1.75% of the shares of AT&T common stock outstanding on January 1 of each year, become available for grant. There is a maximum of 37.5 million shares that may be used for awards other than stock options. The exercise price of any stock option is equal to the stock price when the option is granted. Generally, the options vest over three or four years and are exercisable up to 10 years from the date of grant.

     Under the AT&T 1996 Employee Stock Purchase Plan (the "Plan"), which was effective July 1, 1996, AT&T is authorized to sell up to 75 million shares of AT&T common stock to its eligible employees. Under the terms of the Plan, employees may have up to 10% of their earnings withheld to purchase AT&T's common stock. The purchase price of the stock on the date of exercise is 85% of the average high and low sale prices of shares on the New York Stock Exchange for that day.

     The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for stock-based compensation plans for the Company.

     The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." If the Company had elected to recognize compensation costs based on the fair value at the date of grant for AT&T awards granted to Company employees in 2000, consistent with the provisions of

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

SFAS No. 123, the Company's net loss would have been adjusted to reflect additional compensation expense resulting in the following pro forma amounts:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  2000
                                                              ------------
                                                              (AMOUNTS IN
                                                               MILLIONS)
Net loss....................................................     $238.6

     AT&T granted approximately 2.1 million and .7 million stock options to the Company's employees during 2000 for AT&T stock and AT&T Wireless Group tracking stock, respectively. At the date of grant, the exercise price for AT&T options and AT&T Wireless Group tracking stock options granted to AT&T Broadband employees during 2000 was $33.81 and $27.56, respectively. The fair value at date of grant for AT&T options and AT&T Wireless Group tracking stock options granted to MediaOne employees during 2000 was $9.18 and $11.74, respectively, and was estimated using the Black-Scholes option-pricing model. The following assumptions were applied for 2000 for the AT&T options and the AT&T Wireless Group tracking stock options: (i) expected dividend yield of 1.7% and 0%, respectively, (ii) expected volatility rate of 34% and 55%, respectively, (iii) risk-free interest rate of 6.21% and 6.20%, respectively, and (iv) expected life of 3 years.

10.  INCOME TAXES

     The Company is included in the consolidated federal income tax return of AT&T for the period from June 15, 2000 to December 31, 2000 and is included in the consolidated federal income tax return of MediaOne for the period from January 1, 2000 to June 14, 2000. Income tax expense or benefit for the Company is based on those items in the consolidated calculation applicable to the Company. Intercompany tax allocation represents an apportionment of tax expense or benefit (other than deferred taxes) among the subsidiaries of MediaOne or AT&T, as applicable, in relation to their respective amounts of taxable earnings or losses. The payable or receivable arising from the intercompany tax allocation is recorded as an increase or decrease in amounts due to related parties.

     The components of the income tax (expense) benefit follow (in millions):

                                                         NEW MEDIAONE         OLD MEDIAONE
                                                       JUNE 16, 2000 TO    JANUARY 1, 2000 TO
                                                       DECEMBER 31, 2000     JUNE 15, 2000
                                                       -----------------   ------------------
                                                                              (UNAUDITED)
FEDERAL:
  Current............................................       $135.1               $ 61.9
  Deferred...........................................        (21.5)               (49.2)
                                                            ------               ------
                                                             113.6                 12.7
                                                            ------               ------
STATE AND LOCAL:
  Current............................................         26.4                  7.0
  Deferred...........................................         (3.2)                (3.0)
                                                            ------               ------
                                                              23.2                  4.0
                                                            ------               ------
Income tax benefit...................................       $136.8               $ 16.7
                                                            ======               ======

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The effective tax rates differ from the federal statutory tax rate of 35% as follows:

                                                         NEW MEDIAONE         OLD MEDIAONE
                                                       JUNE 16, 2000 TO    JANUARY 1, 2000 TO
                                                       DECEMBER 31, 2000     JUNE 15, 2000
                                                       -----------------   ------------------
                                                                              (UNAUDITED)
Computed "expected" tax benefit......................       $125.4               $ 38.9
Goodwill amortization (federal only).................           --                (22.2)
State income tax -- net of federal effect............         11.4                  2.6
Other................................................           --                 (2.6)
                                                            ------               ------
                                                            $136.8               $ 16.7
                                                            ======               ======

     The components of the net deferred tax liability follow:

                                                                NEW MEDIAONE
                                                              -----------------
                                                              DECEMBER 31, 2000
                                                              -----------------
                                                                (IN MILLIONS)
Intangible assets...........................................      $3,098.2
Property, plant and equipment...............................         362.2
State deferred tax liability -- net of federal effect.......         313.2
Other.......................................................          91.0
                                                                  --------
  Deferred tax liabilities..................................       3,864.6
                                                                  --------
State deferred tax asset -- net of federal effect...........          10.3
Net operating loss carryforwards............................           7.1
Tax credit carryforwards....................................           3.0
Other accrued liabilities...................................         103.3
Other.......................................................          13.3
                                                                  --------
  Deferred tax assets.......................................         137.0
                                                                  --------
Net deferred tax liability..................................      $3,727.6
                                                                  ========

     The Company has net operating loss carryforwards of approximately $21.0 million for federal tax purposes, expiring in various years through 2011.

11.  RELATED PARTIES

     Due to the significant capital requirements associated with upgrading its cable systems, cash generated from the Company's operations is not sufficient to fund capital expenditures. Prior to the merger with AT&T, MediaOne Group provided to the Company equity contributions of $47.0 million and working capital loans of $57.9 million, net of repayments (unaudited). As a result of the AT&T Merger, the working capital loans were deemed to be settled in full. Subsequent to the AT&T Merger, AT&T provides cash advances to the Company. Such amounts are non-interest bearing and are reflected in the accompanying consolidated balance sheet as due to related parties -- net. Amounts due to related parties have been classified as a component of stockholder's equity in the accompanying consolidated balance sheet as AT&T owns all of the outstanding stock of the Company.

     Certain subsidiaries of AT&T provide administrative services to New MediaOne and have assumed managerial responsibility for New MediaOne's operations. As compensation for these services, New MediaOne pays a monthly fee to such subsidiaries based on the number of New MediaOne's subscribers. In addition, New MediaOne reimburses AT&T for all direct expenses incurred by AT&T in providing services to

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONCLUDED)

New MediaOne. Such amounts are reflected in the accompanying consolidated statement of operations as selling, general and administrative expenses -- related party.

     New MediaOne purchases certain pay television and other programming services from an indirect subsidiary of AT&T. Charges for such programming totaled $381.1 million for the Post Merger period.

     During February and March 2000, two loans outstanding as of December 1999 and due from MediaOne subsidiaries were repaid. The loans were originally issued in 1997 for certain asset sales proceeds, and had a face value of $896.0 million and $397.8 million. Proceeds from the repayments were used to reduce the outstanding working capital loans advanced to the Company by MediaOne and certain of its subsidiaries, resulting in a net cash receipt of $40.3 million (unaudited).

     Prior to the AT&T Merger, Old MediaOne provided certain corporate services to MediaOne's cable television systems in Atlanta, Georgia ("Atlanta"). Fees related to such services totaled $17.7 million (unaudited) during the Pre Merger period, and are recorded as a reduction to operating, selling, general and administrative expenses in the accompanying consolidated statement of operations.

12.  COMMITMENTS AND CONTINGENCIES

     The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

     The entities attributed to the Company believe that they have complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received.

     The Company's rates for its cable systems have also been subject to rate regulation under a social contract (the "Social Contract") with the Federal Communications Commission (the "FCC") which expired on December 31, 2000. As part of the Social Contract, the Company agreed to, among other things, rebuild and upgrade its cable television systems to expand channel capacity and improve system reliability and picture quality. At December 31, 2000, the Company had not met the upgrade requirements of the Social Contract for certain of its cable television systems. In the event that the Company is not able to address individual franchise authority concerns through negotiations and alternative methods of providing similar levels of service, the Company could be required to pay fines and/or refund a portion of its rates for the systems in which the upgrade requirements have not been met. The Company is working with the FCC to resolve this matter, however, at this time, the ultimate outcome of this matter is unknown.

     The Company is subject to legal proceedings and claims that arise in the ordinary course of business. Although it is reasonably possible that the Company may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made.

13.  SUBSEQUENT EVENTS

     In January 2001, the Company exchanged certain cable systems in New York, providing cable services to approximately 130,000 subscribers, for certain cable systems in Massachusetts owned by Cablevision Systems Corp., providing cable services to approximately 150,000 cable subscribers valued at approximately $585 million. The Company accounted for the cable systems acquired under the purchase method of accounting. The Company also contributed various cable systems in Illinois, providing cable services to approximately 45,000 subscribers, to an existing partnership owned equally by Insight Midwest, L.P. and AT&T. No gain or loss was recognized on such transaction.

                           MEDIAONE OF DELAWARE, INC.
              (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF AT&T CORP.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONCLUDED)

14.  NEW ACCOUNTING PRONOUNCEMENTS

     In 2001, the FASB issued SFAS 142, "Goodwill and Other Intangible Assets", which supercedes APB Opinion No. 17. Under SFAS 142 goodwill and indefinite lived intangible assets will no longer be amortized, but rather will be tested for impairment upon adoption and at least annually thereafter. In addition, the amortization period of intangible assets with finite lives will no longer be limited to 40 years. SFAS 142 is effective for fiscal years beginning after December 15, 2001, which for the Company means the standard will be adopted on January 1, 2002. In connection with the adoption of this standard, the Company has determined that franchise costs are indefinite lived assets and therefore, as of January 1, 2002, will no longer be subject to amortization, but will continue to be tested for impairment.

     The following table presents the impact of amortization under SFAS 142 on net loss had the standard been in effect as of January 1, 2000.

                                                         NEW MEDIAONE         OLD MEDIAONE
                                                       -----------------   ------------------
                                                       JUNE 15, 2000 TO    JANUARY 1, 2000 TO
                                                       DECEMBER 31, 2000     JUNE 14, 2000
                                                       -----------------   ------------------
                                                                              (UNAUDITED)
Reported net loss....................................       $(221.6)             $(94.3)
Add back amortization, net of tax:
  Goodwill...........................................            --                63.6
  Franchise costs....................................         106.1                96.1
                                                            -------              ------
Adjusted net income (loss)...........................       $(115.5)             $ 65.4
                                                            =======              ======

                               THE CONSENT AGENT

                              The Bank of New York
                      Corporate Trust Reorganization Unit
                             101 Barclay Street, 7E
                            New York, New York 10286
                             Attn: William Buckley

                           Toll Free: (800) 254-2826

                           Telephone: (212) 815-5788

                           Facsimile: (212) 298-1915

                             THE INFORMATION AGENT

                             D.F. King & Co., Inc.
                           48 Wall Street, 22nd Floor
                            New York, New York 10005

                        Banks and Brokers Call Collect:
                                 (212) 269-5550

                           All Others Call Toll Free:
                                 (866) 868-2409

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

COMCAST CORPORATION

     Indemnification under Pennsylvania Law and Comcast Charter and Bylaws. Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law ("PBCL") contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

     Under Section 1741 of the PBCL, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), to which any such officer or director is a party or is threatened to be made a party by reason of such person being a representative of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, so long as the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, such officer or director had no reasonable cause to believe his/her conduct was unlawful.

     Section 1742 of the PBCL permits indemnification in derivative and corporate actions if the appropriate standard of conduct is met, except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     Under Section 1743 of the PBCL, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742 of the PBCL.

     Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 of the PBCL shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by (i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding, (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

     Section 1745 of the PBCL provides that expenses (including attorneys' fees) incurred by an officer, director, employee or agent in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Except as otherwise provided in the corporation's bylaws, advancement of expenses must be authorized by the board of directors.

     Section 1746 of the PBCL provides generally that the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the PBCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 1747 of the PBCL grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the PBCL.

     Sections 1748 and 1749 of the PBCL extend the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

     Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the PBCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such person.

     Article Eleventh of the Comcast charter and Article VII of the Comcast bylaws provide that no director of Comcast will be personally liable, as such, for monetary damages (other than under criminal statutes and under laws imposing such liability on directors or officers for the payment of taxes) unless such person's conduct constitutes self-dealing, willful misconduct or recklessness. Article Eleventh of the Comcast charter also extends such protection to officers.

     Article VII of the Comcast bylaws provides that each officer and director of Comcast is indemnified and held harmless by Comcast for all actions taken by him or her and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such officer or director in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of Comcast), whether civil, criminal, administrative or investigative.

     The foregoing statements are subject to the detailed provisions of the PBCL and to the applicable provisions of the Comcast charter and bylaws.

  MERGER AGREEMENT PROVISION RELATING TO AT&T AND COMCAST HOLDINGS DIRECTORS AND OFFICERS

     Comcast has agreed in the merger agreement to indemnify the present and former officers and directors of AT&T, the AT&T subsidiaries, Comcast Cable Communications Holdings, the Comcast Cable Communications Holdings subsidiaries, Comcast Holdings and the Comcast Holdings subsidiaries, and each individual who prior to the completion of the AT&T Broadband acquisition becomes such an officer or director, from their acts or omissions in those capacities occurring at or prior to the completion of such transaction to the maximum extent permitted by law; provided, however, no such indemnification will be required for officers or directors acting in a capacity for AT&T and its subsidiaries other than in connection with either AT&T's broadband business or the merger agreement and the transactions contemplated by the merger agreement.

     AT&T (and not Comcast Cable Communications Holdings) will indemnify and hold harmless Comcast for 50% of any losses described in the preceding paragraph arising out of acts or omissions of the AT&T officers and directors in connection with the merger agreement and the transactions contemplated by the merger agreement.

     For six years after completion of the AT&T Broadband acquisition, Comcast will provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to completion of the transactions covering each officer and director identified in the second preceding paragraph (for officers and directors of AT&T and its subsidiaries, only for acts or omissions of such person acting in connection with either AT&T's broadband business or the merger agreement and the transactions contemplated by the merger agreement) currently covered by the officers' and directors' liability insurance policy of AT&T or Comcast Holdings, as the case may be, on terms no less favorable than those of such policy in effect on December 19, 2001, except that Comcast will only be obligated to pay up to 300% of the annual premium paid for such insurance by either AT&T or Comcast Holdings as of December 19, 2001.

COMCAST CABLE COMMUNICATIONS HOLDINGS, INC.

     Comcast Cable Communications Holdings, Inc. is a corporation organized under the laws of the State of Delaware. Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

     Article VIII, Section 1 of Comcast Cable Communications Holdings' Certificate of Incorporation provides that a director of Comcast Cable Communications Holdings will not be personally liable to Comcast Cable Communications Holdings or its shareholder for monetary damages for breach of fiduciary duty as director, except if this exemption is not permitted by the General Corporation Law of the State of Delaware. Any repeal or modification of this provision will not affect the rights of a director of Comcast Cable Communications Holdings prior to such repeal or modification.

     Article VIII, Section 2 of Comcast Cable Communications Holdings' Certificate of Incorporation provides that each person who was or is made a party or is otherwise in any way involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or the person from whom he is legal representative, is or was a director or officer of Comcast Cable Communications Holdings or is or was serving at its request as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of the proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer or employee, will be indemnified and held harmless by Comcast Cable Communications Holdings to the fullest extent authorized by the General Corporation Law of the State of Delaware against all expense, liability and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the indemnitee in connection with the proceeding. In the event that the General Corporation Law of the State of Delaware is amended, the indemnification provided will change only to the extent that the amendment permits Comcast Cable Communications Holdings to provide broader indemnification rights than previously permitted. However, except in the case of proceedings to enforce rights to indemnification, Comcast Cable Communications Holdings will indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee only if the proceeding was authorized by the Board of Directors of Comcast Cable Communications Holdings. The right to indemnification includes the right to be paid by Comcast Cable Communications Holdings the advancement of expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer only will be made only upon delivery to Comcast Cable Communications Holdings of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified for the expenses. Also, the Board of Directors of Comcast Cable Communications Holdings may grant rights to indemnification as described above to any of Comcast Cable Communications Holdings' employees and agents.

     If a claim for indemnification is not paid in full within 30 days after a written claim is received by Comcast Cable Communications Holdings, the indemnitee may bring suit to recover the unpaid amount of the claim, and if successful in whole or in part, the indemnitee will be entitled to be paid also the expense of prosecuting the suit. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for Comcast Cable Communications Holdings to indemnify the claimant for the amount claimed, but Comcast Cable Communications Holdings would bear the burden of proving this defense.

     Comcast Cable Communications Holdings may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of Comcast Cable Communications Holdings or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Comcast Cable Communications Holdings would have the power to indemnify such person under the General Corporation Law of the State of Delaware.

COMCAST CABLE COMMUNICATIONS, INC.

     Comcast Cable Communications, Inc. is a corporation organized under the laws of the State of Delaware. The applicable provisions relating to the indemnification of officers and directors under the General Corporation Law of the State of Delaware are described above under "-- Comcast Cable Communications Holdings, Inc."

     In addition, Section 7-1 of Comcast Cable's By-laws provides that Comcast Cable will indemnify any of its directors or officers or any director or officer who is or was serving as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise (any such person is hereinafter referred to as a "director or officer") against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such director or officer, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), brought or threatened to be brought against such director or officer by reason of the fact that he or she is or was serving in any such capacity or in any other capacity on behalf of the company, its parent or any of its subsidiaries.

     Section 7-2 of Comcast Cable's By-laws provides that expenses incurred by any director or officer in defending a Proceeding will be paid by Comcast Cable in advance of the final disposition of such Proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking, by or on behalf of such director or officer, to repay such amount without interest if it is ultimately determined that he or she is not entitled to be indemnified by Comcast Cable as authorized by law.

     Section 7-4 of Comcast Cable's By-laws provides that Comcast Cable may purchase and maintain insurance on behalf of any person who is or was a director or officer of Comcast Cable against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not Comcast Cable would have the power to indemnify him or her against such liability under law.

COMCAST CABLE HOLDINGS, LLC

     Comcast Cable Holdings, LLC is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act permits a limited liability company, subject to any restrictions that may be set forth in its limited liability company agreement, to indemnify its members and managers from and against any and all claims and demands.

     Section 12(a) of Comcast Cable Holdings' LLC Agreement provides that Comcast Cable Holdings will indemnify the manager and the member, which in each case is Comcast Cable Communications Holdings, and any current or former director or officer of Comcast Cable Communications Holdings (each, an "indemnitee") from and against all loss, damage, expense (including reasonable attorney's and other advisor's fees, court costs and other liabilities incurred in any proceeding to which Comcast Cable Communications Holdings is made a party) incurred because of Comcast Cable Communications Holdings' role as manager or member. Also, each indemnitee will be indemnified for losses resulting from the indemnitee's acts or failures to act with respect to the business or affairs of Comcast Cable Holdings, if the indemnitee (a) acts in good faith, (b) if acting in an official capacity, reasonably believed the action was in the best interests of Comcast Cable Holdings, and if not acting in an official capacity, believed that the conduct was not opposed to Comcast Cable Holdings' best interests, and (c) if in a criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Section 12(c) of Comcast Cable Holdings' LLC Agreement provides that Comcast Cable Holdings may advance funds to Comcast Cable Communications Holdings in respect of expenses incurred by Comcast Cable Communications Holdings in a proceeding prior to the final disposition of the proceeding if Comcast Cable Communications Holdings gives written affirmation of its good-faith belief that it has complied with the standards of conduct described in the preceding sentence, agrees to repay the advancement with interest if it is determined that the standards of conduct were not met, and Comcast Cable Holdings determines that indemnification is permissible under these standards. Also, Section 12(e) provides that Comcast Cable Holdings will indemnify specified officers, and it may in its discretion indemnify employees, on the same basis as it indemnifies Comcast Cable Communications Holdings as described above.

     Section 12(b) of Comcast Cable Holdings' LLC Agreement provides that, notwithstanding the above paragraph, Comcast Cable Holdings will not indemnify an indemnitee in connection with any proceeding in which Comcast Cable Communications Holdings is adjudged liable to Comcast Cable Holdings or any proceeding charging improper personal benefit to Comcast Cable Communications Holdings wherein the indemnitee was adjudged liable on the basis of improperly receiving a personal benefit.

     Section 12(f) of Comcast Cable Holdings' LLC Agreement provides that neither Comcast Cable Communications Holdings nor specified officers will be liable to Comcast Cable Holdings for any loss, damage or expense if Comcast Cable Communications Holdings or such officers, as the case may be (a) acts in good faith, (b) if acting in an official capacity, reasonably believed the action was in the best interests of Comcast Cable Holdings, and if not in an official capacity, believed that the conduct was not opposed to Comcast Cable Holdings' best interests, and (c) if in a criminal proceeding, had no reasonable cause to believe its conduct was unlawful. However, Comcast Cable Communications Holdings or the specified officers will be liable for any loss, expense or damage incurred in connection with a proceeding in which Comcast Cable Communications Holdings or such officers is adjudged liable to Comcast Cable Holdings as a result of not meeting the standards of conduct described in the preceding sentence or a proceeding charging improper personal benefit to Comcast Cable Communications Holdings wherein the indemnitee was adjudged liable on the basis of improperly receiving a personal benefit.

COMCAST MO GROUP, INC.

     Comcast MO Group, Inc. is a corporation organized under the laws of the State of Delaware. The indemnification of officers and directors provided for by Comcast MO Group's organizational documents and the General Corporation Law of the State of Delaware is identical to the indemnification provisions described above under "-- Comcast Cable Communications Holdings, Inc."

ITEM 21.  EXHIBITS.

     The following exhibits are filed as part of the Registration Statement:

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   2.1    Composite copy of Agreement and Plan of Merger dated as of
          December 19, 2001, as amended, among Comcast Holdings
          Corporation (formerly known as Comcast Corporation), AT&T
          Corp., Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.), Comcast Corporation
          (formerly known as AT&T Comcast Corporation) and the other parties signatory thereto.(2)
   2.2    Composite copy of Separation and Distribution Agreement
          dated as of December 19, 2001, as amended, between AT&T
          Corp. and Comcast Cable Communications Holdings, Inc.
          (formerly known as AT&T Broadband Corp.).(2)
   2.3    Support Agreement dated as of December 19, 2001, as amended, among AT&T Corp., Comcast Holdings Corporation (formerly
          known as Comcast Corporation), Comcast Corporation (formerly known as AT&T Comcast Corporation), Sural LLC and Brian L.
          Roberts.(3)
   2.4    Tax Sharing Agreement dated as of December 19, 2001 between
          AT&T Corp. and Comcast Cable Communications Holdings, Inc.
          (formerly known as AT&T Broadband Corp.).(3)
   2.5    Employee Benefits Agreement dated as of December 19, 2001
          between AT&T Corp. and Comcast Cable Communications
          Holdings, Inc. (formerly known as AT&T Broadband Corp.).(4)
   2.6    Exchange Agreement dated as of December 7, 2001, as amended, between Microsoft Corporation and Comcast Holdings
          Corporation (formerly known as Comcast Corporation).(3)
   2.7    Instrument of Admission dated as of December 19, 2001, as
          amended, between Comcast Corporation (formerly known as AT&T
          Comcast Corporation) and AT&T Corp.(3)
   3.1    Articles of Incorporation of Comcast Corporation.(2)
   4.1    Rights Agreement dated as of November 18, 2002 between
          Comcast Corporation (formerly known as AT&T Comcast
          Corporation) and EquiServe Trust Company, N.A., as Rights
          Agent, which includes the Form of Certificate of Designation of Series A Participant's Cumulative Preferred Stock as
          Exhibit A and the Form of Right Certificate as Exhibit B.(5)
   4.2    Credit Agreement dated as of April 26, 2002 among Comcast
          Corporation (formerly known as AT&T Comcast Corporation),
          Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.), the Financial Institutions party thereto, JP Morgan Chase Bank, as Administrative Agent,
          Swing Line Lender and Issuing Lender, Citibank, N.A., as
          Syndication Agent, and Bank of America, N.A., Merrill Lynch
          & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated
          and Morgan Stanley Senior Funding, Inc., as Co-Documentation
          Agents.(6)
   4.3    Bridge Credit Agreement dated as of April 26, 2002 among
          Comcast Corporation (formerly known as AT&T Comcast
          Corporation), Comcast Cable Communications Holdings, Inc.
          (formerly known as AT&T Broadband Corp.), the Financial
          Institutions party thereto, JP Morgan Chase Bank, as
          Administrative Agent, Swing Line Lender and Issuing Lender,
          Citibank, N.A., as Syndication Agent, and Bank of America,
          N.A., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner &
          Smith Incorporated and Morgan Stanley Senior Funding, Inc.,
          as Co-Documentation Agents.(6)
   4.4    Credit Agreement dated as of May 3, 2002 among Comcast Cable
          Communications Holdings, Inc. (formerly known as AT&T
          Broadband Corp.), Comcast Corporation (formerly known as
          AT&T Comcast Corporation), the Financial Institutions party thereto, JP Morgan Chase Bank, as Administrative Agent,
          Citibank, N.A., Bank of America, N.A., Merrill Lynch Capital
          Corporation and Morgan Stanley Senior Funding, Inc.(6)
   4.5    Indenture dated as of June 1, 1993 among Comcast MO of
          Delaware, Inc. and Bank One, N.A., as successor trustee to
          The First National Bank of Chicago, for the 9% Senior
          Debentures Due September 1, 2008.(1)

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   4.6    Indenture dated as of August 1, 1993, and First Supplemental
          Indenture, dated as of November 15, 1996, among Comcast MO of Delaware, Inc. and The Bank of New York, as trustee, for the 8 7/8% Senior Notes Due September 15, 2005.(1)
   4.7    Indenture dated as of December 13, 1995 among Comcast MO of
          Delaware, Inc. and The Bank of New York, as successor
          trustee to Bank of Montreal Trust Company, for the 8.30%
          Senior Notes Due May 15, 2006.(1)
   4.8    Indenture dated as of August 1, 1993, and First Supplemental
          Indenture, dated as of November 15, 1996, among Comcast MO of Delaware, Inc. and The Bank of New York, as trustee, for the 9.5% Senior Notes Due August 1, 2013.(1)
   4.9    Forms of the Continental Notes (included in the applicable indenture).(1)
   4.10   Form of Supplemental Indenture.(7)
   5.1    Opinion of Arthur R. Block, Esquire.(7)
   5.2    Opinion of Davis Polk & Wardwell.(7)
  12.1    Statement Regarding Computation of Ratio of Earnings to
          Fixed Charges of Comcast Corporation.(1)
  12.2    Statement Regarding Computation of Ratio of Earnings to
          Fixed Charges of Comcast Cable Communications, Inc.(1)
  12.3    Statement Regarding Computation of Ratio of Earnings to
          Fixed Charges of Comcast Cable Communications Holdings,
          Inc.(1)
  12.4    Statement Regarding Computation of Ratio of Earnings to
          Fixed Charges of Comcast Cable Holdings, LLC.(1)
  12.5    Statement Regarding Computation of Ratio of Earnings to
          Fixed Charges of Comcast MO Group, Inc.(1)
  12.6    Statement Regarding Computation of Ratio of Earnings to
          Fixed Charges of Comcast MO of Delaware, Inc.(1)
  23.1    Consent of Deloitte & Touche LLP with respect to Comcast
          Corporation (formerly known as AT&T Comcast Corporation).(1)
  23.2    Consent of Deloitte & Touche LLP with respect to Comcast
          Holdings Corporation (formerly known as Comcast
          Corporation).(1)
  23.3    Consent of Deloitte & Touche LLP with respect to Comcast
          Cable Communications, Inc.(1)
  23.4    Consent of PricewaterhouseCoopers LLP with respect to AT&T
          Broadband Group.(1)
  23.5    Consents of PricewaterhouseCoopers LLP with respect to
          Comcast MO of Delaware, Inc.(1)
  23.6    Consent of Arthur R. Block, Esquire (to be included in
          Exhibit 5.1).
  23.7    Consent of Davis Polk & Wardwell (to be included in Exhibit
          5.2).
  24.1    Powers of Attorney (included on the signature pages hereof).
  25.1    Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of Bank One, N.A., as successor trustee to
          The First National Bank of Chicago, under the Indenture
          dated as of June 1, 1993 for the 9% Senior Debentures Due
          September 1, 2008.(1)
  25.2    Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of The Bank of New York, as trustee, under the Indenture dated August 1, 1993 for the 8 7/8 Senior
          Notes Due September 15, 2005.(1)
  25.3    Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of The Bank of New York, as successor
          trustee to Bank of Montreal Trust Company, under the
          Indenture dated as of June 1, 1993 for the 8.30% Senior
          Notes Due May 15, 2006.(1)
  25.4    Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of The Bank of New York, as trustee, under the Indenture dated August 1, 1993 for the 9.5% Senior Notes
          Due August 1, 2013.(1)
  99.1    Form of Letter of Consent.(7)
  99.2    Form of Letter of Registered Holders and the Depositary
          Trust Company Participants.(7)
  99.3    Form of Letter to Clients.(7)
  99.4    Form of Instructions to Registered Holder and/or Book-Entry
          Transfer Participant from Owner.(7)

---------------

 (1) Filed herewith.

 (2) Incorporated by reference to our Current Report on Form 8-K12g3, filed on November 18, 2002.

 (3) Incorporated by reference to our registration statement on Form S-4, filed on February 11, 2002.

 (4) Incorporated by reference to AT&T Corp.'s Annual Report on Form 10-K for the year ended December 31, 2001, filed on April 1, 2002.

 (5) Incorporated by reference to our registration statement on Form 8-A12g, filed on November 18, 2002.

 (6) Incorporated by reference to our Amended Registration Statement on Form S-4/A, filed on May 14, 2002.

 (7) To be filed by amendment.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrants hereby undertake to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the notes being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

            SIGNATURES AND POWER OF ATTORNEY FOR COMCAST CORPORATION

     Pursuant to the requirements of the Securities Act of 1933, Comcast Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania, on the 31st day of January, 2003.

                                          COMCAST CORPORATION

                                          By: /s/ ARTHUR R. BLOCK
                                            ------------------------------------
                                            Name: Arthur R. Block
                                            Title: Senior Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian L. Roberts, Lawrence S. Smith, John
R. Alchin, David L. Cohen, Lawrence J. Salva and Arthur R. Block and each of them, his (her) true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him (her) and in his (her) name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he (she) might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                   TITLE                        DATE
                   ---------                                   -----                        ----
              /s/ RALPH J. ROBERTS                 Chairman of the Executive and     January 31, 2003
------------------------------------------------   Finance Committee of the Board
                Ralph J. Roberts                       of Directors; Director




            /s/ C. MICHAEL ARMSTRONG                  Chairman of the Board of       January 31, 2003
------------------------------------------------        Directors; Director
              C. Michael Armstrong




             /s/ JULIAN A. BRODSKY                 Vice Chairman of the Board of     January 31, 2003
------------------------------------------------        Directors; Director
               Julian A. Brodsky




              /s/ BRIAN L. ROBERTS                 President and Chief Executive     January 31, 2003
------------------------------------------------    Officer (Principal Executive
                Brian L. Roberts                         Officer); Director




             /s/ LAWRENCE S. SMITH                    Executive Vice President       January 31, 2003
------------------------------------------------  (Co-Principal Financial Officer)
               Lawrence S. Smith




               /s/ JOHN R. ALCHIN                   Executive Vice President and     January 31, 2003
------------------------------------------------      Treasurer (Co-Principal
                 John R. Alchin                          Financial Officer)

                   SIGNATURE                                   TITLE                        DATE
                   ---------                                   -----                        ----





             /s/ LAWRENCE J. SALVA                   Senior Vice President and       January 31, 2003
------------------------------------------------             Controller
               Lawrence J. Salva                   (Principal Accounting Officer)

             /s/ S. DECKER ANSTROM                            Director               January 26, 2003
------------------------------------------------
               S. Decker Anstrom




              /s/ KENNETH J. BACON                            Director               January 31, 2003
------------------------------------------------
                Kenneth J. Bacon




            /s/ SHELDON M. BONOVITZ                           Director               January 31, 2003
------------------------------------------------
              Sheldon M. Bonovitz




              /s/ J. MICHAEL COOK                             Director               January 27, 2003
------------------------------------------------
                J. Michael Cook




            /s/ GEORGE M. C. FISHER                           Director               January 31, 2003
------------------------------------------------
              George M. C. Fisher




              /s/ DR. JUDITH RODIN                            Director               January 31, 2003
------------------------------------------------
                Dr. Judith Rodin




              /s/ LOUIS A. SIMPSON                            Director               January 31, 2003
------------------------------------------------
                Louis A. Simpson




             /s/ MICHAEL I. SOVERN                            Director               January 31, 2003
------------------------------------------------
               Michael I. Sovern

                      SIGNATURES AND POWER OF ATTORNEY FOR
                       COMCAST CABLE COMMUNICATIONS, INC.

     Pursuant to the requirements of the Securities Act of 1933, Comcast Cable Communications, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania, on the 31st day of January, 2003.

                                          COMCAST CABLE COMMUNICATIONS, INC.

                                          By: /s/ ARTHUR R. BLOCK
                                            ------------------------------------
                                            Name: Arthur R. Block
                                            Title: Senior Vice President;
                                              Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian L. Roberts, Lawrence S. Smith, John
R. Alchin, David L. Cohen, Lawrence J. Salva and Arthur R. Block and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                   TITLE                        DATE
                   ---------                                   -----                        ----
              /s/ BRIAN L. ROBERTS                 Chairman (Principal Executive      January 31, 2003
------------------------------------------------         Officer); Director
                Brian L. Roberts




             /s/ LAWRENCE S. SMITH                    Executive Vice President        January 31, 2003
------------------------------------------------      (Co-Principal Financial
               Lawrence S. Smith                             Officer);
                                                              Director




               /s/ JOHN R. ALCHIN                   Executive Vice President and      January 31, 2003
------------------------------------------------      Treasurer (Co-Principal
                 John R. Alchin                          Financial Officer)




               /s/ DAVID L. COHEN                    Executive Vice President;        January 31, 2003
------------------------------------------------              Director
                 David L. Cohen




              /s/ ARTHUR R. BLOCK                 Senior Vice President; Director     January 31, 2003
------------------------------------------------
                Arthur R. Block




             /s/ LAWRENCE J. SALVA                     Senior Vice President          January 31, 2003
------------------------------------------------   (Principal Accounting Officer)
               Lawrence J. Salva

                      SIGNATURES AND POWER OF ATTORNEY FOR
                  COMCAST CABLE COMMUNICATIONS HOLDINGS, INC.

     Pursuant to the requirements of the Securities Act of 1933, Comcast Cable Communications Holdings, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania, on the 31st of January, 2003.

                                          COMCAST CABLE COMMUNICATIONS
                                          HOLDINGS, INC.

                                          By: /s/ ARTHUR R. BLOCK
                                            ------------------------------------
                                            Name: Arthur R. Block
                                            Title: Senior Vice President;
                                              Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian L. Roberts, Lawrence S. Smith, John
R. Alchin, David L. Cohen, Lawrence J. Salva and Arthur R. Block and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                    TITLE                        DATE
                   ---------                                    -----                        ----
              /s/ BRIAN L. ROBERTS                             Chairman                January 31, 2003
------------------------------------------------    (Principal Executive Officer)
                Brian L. Roberts




             /s/ LAWRENCE S. SMITH                     Executive Vice President        January 31, 2003
------------------------------------------------  (Co-Principal Financial Officer);
               Lawrence S. Smith                               Director




               /s/ JOHN R. ALCHIN                    Executive Vice President and      January 31, 2003
------------------------------------------------  Treasurer (Co-Principal Financial
                 John R. Alchin                                Officer)




               /s/ DAVID L. COHEN                 Executive Vice President; Director   January 31, 2003
------------------------------------------------
                 David L. Cohen




              /s/ ARTHUR R. BLOCK                  Senior Vice President; Director     January 31, 2003
------------------------------------------------
                Arthur R. Block




             /s/ LAWRENCE J. SALVA                 Senior Vice President (Principal    January 31, 2003
------------------------------------------------         Accounting Officer)
               Lawrence J. Salva

        SIGNATURES AND POWER OF ATTORNEY FOR COMCAST CABLE HOLDINGS, LLC

     Pursuant to the requirements of the Securities Act of 1933, Comcast Cable Holdings, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania, on the 31st of January, 2003.

                                          COMCAST CABLE HOLDINGS, LLC

                                          By: /s/ ARTHUR R. BLOCK
                                          --------------------------------------
                                          Name: Arthur R. Block
                                          Title: Senior Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian L. Roberts, Lawrence S. Smith, John
R. Alchin, David L. Cohen, Lawrence J. Salva and Arthur R. Block and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

               /s/ BRIAN L. ROBERTS                              Chairman                January 31, 2003
 ------------------------------------------------      (Principal Executive Officer)
                 Brian L. Roberts


              /s/ LAWRENCE S. SMITH                      Executive Vice President        January 31, 2003
 ------------------------------------------------    (Co-Principal Financial Officer)
                Lawrence S. Smith


                /s/ JOHN R. ALCHIN                     Executive Vice President and      January 31, 2003
 ------------------------------------------------    Treasurer (Co-Principal Financial
                  John R. Alchin                                 Officer)


              /s/ LAWRENCE J. SALVA                  Senior Vice President (Principal    January 31, 2003
 ------------------------------------------------           Accounting Officer)
                Lawrence J. Salva

   COMCAST CABLE COMMUNICATIONS HOLDINGS, INC.


 By:               /s/ ARTHUR R. BLOCK                          Sole Member              January 31, 2003
        ------------------------------------------
                     Arthur R. Block
                  Senior Vice President

          SIGNATURES AND POWER OF ATTORNEY FOR COMCAST MO GROUP, INC.

     Pursuant to the requirements of the Securities Act of 1933, Comcast MO Group, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania, on the 31st of January, 2003.

                                          COMCAST MO GROUP, INC.

                                          By: /s/ ARTHUR R. BLOCK
                                          --------------------------------------
                                          Name: Arthur R. Block
                                          Title: Senior Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian L. Roberts, Lawrence S. Smith, John
R. Alchin, David L. Cohen, Lawrence J. Salva and Arthur R. Block and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                    TITLE                        DATE
                   ---------                                    -----                        ----



              /s/ BRIAN L. ROBERTS                             Chairman                January 31, 2003
------------------------------------------------    (Principal Executive Officer)
                Brian L. Roberts




             /s/ LAWRENCE S. SMITH                     Executive Vice President        January 31, 2003
------------------------------------------------  (Co-Principal Financial Officer);
               Lawrence S. Smith                               Director




               /s/ JOHN R. ALCHIN                    Executive Vice President and      January 31, 2003
------------------------------------------------  Treasurer (Co-Principal Financial
                 John R. Alchin                                Officer)




               /s/ DAVID L. COHEN                 Executive Vice President; Director   January 31, 2003
------------------------------------------------
                 David L. Cohen




              /s/ ARTHUR R. BLOCK                  Senior Vice President; Director     January 31, 2003
------------------------------------------------
                Arthur R. Block




             /s/ LAWRENCE J. SALVA                      Senior Vice President          January 31, 2003
------------------------------------------------    (Principal Accounting Officer)
               Lawrence J. Salva

                                  EXHIBIT LIST

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  2.1     Composite copy of Agreement and Plan of Merger dated as of
          December 19, 2001, as amended, among Comcast Holdings
          Corporation (formerly known as Comcast Corporation), AT&T
          Corp., Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.), Comcast Corporation
          (formerly known as AT&T Comcast Corporation) and the other parties signatory thereto.(2)
  2.2     Composite copy of Separation and Distribution Agreement
          dated as of December 19, 2001, as amended, between AT&T
          Corp. and Comcast Cable Communications Holdings, Inc.
          (formerly known as AT&T Broadband Corp.).(2)
  2.3     Support Agreement dated as of December 19, 2001, as amended, among AT&T Corp., Comcast Holdings Corporation (formerly
          known as Comcast Corporation), Comcast Corporation (formerly known as AT&T Comcast Corporation), Sural LLC and Brian L.
          Roberts.(3)
  2.4     Tax Sharing Agreement dated as of December 19, 2001 between
          AT&T Corp. and Comcast Cable Communications Holdings, Inc.
          (formerly known as AT&T Broadband Corp.).(3)
  2.5     Employee Benefits Agreement dated as of December 19, 2001
          between AT&T Corp. and Comcast Cable Communications
          Holdings, Inc. (formerly known as AT&T Broadband Corp.).(4)
  2.6     Exchange Agreement dated as of December 7, 2001, as amended, between Microsoft Corporation and Comcast Holdings
          Corporation (formerly known as Comcast Corporation).(3)
  2.7     Instrument of Admission dated as of December 19, 2001, as
          amended, between Comcast Corporation (formerly known as AT&T
          Comcast Corporation) and AT&T Corp.(3)
  3.1     Articles of Incorporation of Comcast Corporation.(2)
  4.1     Rights Agreement dated as of November 18, 2002 between
          Comcast Corporation (formerly known as AT&T Comcast
          Corporation) and EquiServe Trust Company, N.A., as Rights
          Agent, which includes the Form of Certificate of Designation of Series A Participant's Cumulative Preferred Stock as
          Exhibit A and the Form of Right Certificate as Exhibit B.(5)
  4.2     Credit Agreement dated as of April 26, 2002 among Comcast
          Corporation (formerly known as AT&T Comcast Corporation),
          Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.), the Financial Institutions party thereto, JP Morgan Chase Bank, as Administrative Agent,
          Swing Line Lender and Issuing Lender, Citibank, N.A., as
          Syndication Agent, and Bank of America, N.A., Merrill Lynch
          & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated
          and Morgan Stanley Senior Funding, Inc., as Co-Documentation
          Agents.(6)
  4.3     Bridge Credit Agreement dated as of April 26, 2002 among
          Comcast Corporation (formerly known as AT&T Comcast
          Corporation), Comcast Cable Communications Holdings, Inc.
          (formerly known as AT&T Broadband Corp.), the Financial
          Institutions party thereto, JP Morgan Chase Bank, as
          Administrative Agent, Swing Line Lender and Issuing Lender,
          Citibank, N.A., as Syndication Agent, and Bank of America,
          N.A., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner &
          Smith Incorporated and Morgan Stanley Senior Funding, Inc.,
          as Co-Documentation Agents.(6)
  4.4     Credit Agreement dated as of May 3, 2002 among Comcast Cable
          Communications Holdings, Inc. (formerly known as AT&T
          Broadband Corp.), Comcast Corporation (formerly known as
          AT&T Comcast Corporation), the Financial Institutions party thereto, JP Morgan Chase Bank, as Administrative Agent,
          Citibank, N.A., Bank of America, N.A., Merrill Lynch Capital
          Corporation and Morgan Stanley Senior Funding, Inc.(6)
  4.5     Indenture dated as of June 1, 1993 among Comcast MO of
          Delaware, Inc. and Bank One, N.A., as successor trustee to
          The First National Bank of Chicago, for the 9% Senior
          Debentures Due September 1, 2008.(1)
  4.6     Indenture dated as of August 1, 1993, and First Supplemental
          Indenture, dated as of November 15, 1996, among Comcast MO of Delaware, Inc. and The Bank of New York, as trustee, for the 8 7/8% Senior Notes Due September 15, 2005.(1)

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  4.7     Indenture dated as of December 13, 1995 among Comcast MO of
          Delaware, Inc. and The Bank of New York, as successor
          trustee to Bank of Montreal Trust Company, for the 8.30%
          Senior Notes Due May 15, 2006.(1)
  4.8     Indenture dated as of August 1, 1993, and First Supplemental
          Indenture, dated as of November 15, 1996 among Comcast MO of
          Delaware, Inc. and The Bank of New York, as trustee, for the
          9 1/2% Senior Notes Due August 1, 2013.(1)
  4.9     Forms of the Continental Notes (included in the applicable indenture).(1)
 4.10     Form of Supplemental Indenture.(7)
  5.1     Opinion of Arthur R. Block, Esquire.(7)
  5.2     Opinion of Davis Polk & Wardwell.(7)
 12.1     Statement Regarding Computation of Ratio of Earnings to
          Fixed Charges of Comcast Corporation.(1)
 12.2     Statement Regarding Computation of Ratio of Earnings to
          Fixed Charges of Comcast Cable Communications, Inc.(1)
 12.3     Statement Regarding Computation of Ratio of Earnings to
          Fixed Charges of Comcast Cable Communications Holdings,
          Inc.(1)
 12.4     Statement Regarding Computation of Ratio of Earnings to
          Fixed Charges of Comcast Cable Holdings, LLC.(1)
 12.5     Statement Regarding Computation of Ratio of Earnings to
          Fixed Charges of Comcast MO Group, Inc.(1)
 12.6     Statement Regarding Computation of Ratio of Earnings to
          Fixed Charges of Comcast MO of Delaware, Inc.(1)
 23.1     Consent of Deloitte & Touche LLP with respect to Comcast
          Corporation (formerly known as AT&T Comcast Corporation).(1)
 23.2     Consent of Deloitte & Touche LLP with respect to Comcast
          Holdings Corporation (formerly known as Comcast
          Corporation).(1)
 23.3     Consent of Deloitte & Touche LLP with respect to Comcast
          Cable Communications, Inc.(1)
 23.4     Consent of PricewaterhouseCoopers LLP with respect to AT&T
          Broadband Group.(1)
 23.5     Consents of PricewaterhouseCoopers LLP with respect to
          Comcast MO of Delaware, Inc.(1)
 23.6     Consent of Arthur R. Block, Esquire (to be included in
          Exhibit 5.1).
 23.7     Consent of Davis Polk & Wardwell (to be included in Exhibit
          5.2).
 24.1     Powers of Attorney (included on the signature pages hereof).
 25.1     Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of Bank One, N.A., as successor trustee to
          The First National Bank of Chicago, under the Indenture
          dated as of June 1, 1993 for the Senior Debentures Due
          September 1, 2008.(1)
 25.2     Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of The Bank of New York, as trustee, under the Indenture dated August 1, 1993 for the 8 7/8 Senior
          Notes Due September 15, 2005.(1)
 25.3     Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of The Bank of New York, as successor
          trustee to Bank of Montreal Trust Company, under the
          Indenture dated as of June 1, 1993 for the 8.30% Senior
          Notes Due May 15, 2006.(1)
 25.4     Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of The Bank of New York, as trustee, under the Indenture dated August 1, 1993 for the 9.5% Senior Notes
          Due August 1, 2013.(1)
 99.1     Form of Letter of Consent.(7)
 99.2     Form of Letter of Registered Holders and the Depositary
          Trust Company Participants.(7)
 99.3     Form of Letter to Clients.(7)
 99.4     Form of Instructions to Registered Holder and/or Book-Entry
          Transfer Participant from Owner.(7)

---------------

 (1) Filed herewith.

 (2) Incorporated by reference to our Current Report on Form 8-K12g3, filed on November 18, 2002.

 (3) Incorporated by reference to our registration statement on Form S-4, filed on February 11, 2002.

 (4) Incorporated by reference to AT&T Corp.'s Annual Report on Form 10-K for the year ended December 31, 2001, filed on April 1, 2002.

 (5) Incorporated by reference to our registration statement on Form 8-A12g, filed on November 18, 2002.

 (6) Incorporated by reference to our Amended Registration Statement on Form S-4/A, filed on May 14, 2002.

 (7) To be filed by amendment.